SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[X]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                        Omega Healthcare Investors, Inc.

                  (Name of Registrant as Specified in Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form of Schedule and the date of its filing.

     (1)  Amount previously paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing party:

     (4)  Date filed:

                        OMEGA HEALTHCARE INVESTORS, INC.

                           900 Victors Way, Suite 350
                            Ann Arbor, Michigan 48108
                                 (734) 887-0200

                               __________ __, 2001


To Our Stockholders:

     On October 30, 2001, we announced a plan to raise $50 million in new equity capital from our current stockholders. The purpose of such offering is to facilitate our reaching an agreement with our senior secured bank lenders regarding the modification of our revolving credit facilities and to enhance our ability to repay approximately $108 million in debt maturing during the first half of 2002. We expect to use the proceeds from the offering to repay a portion of the maturing debt and for working capital and other general corporate purposes. We need you, as stockholders, to approve certain matters relating to this transaction, as further described in these proxy materials. The essential components of the transaction are as follows:

     o Rights Offering. We will conduct a rights offering pursuant to which holders of our common stock will receive a dividend to purchase their pro rata percentage of additional shares of our common stock in an aggregate amount equal to $27.24 million.

     o Explorer's Investment Commitment. Explorer Holdings, L.P., which is our largest stockholder and owns approximately 45.5% of our common stock (assuming conversion of our Series C convertible preferred stock, all of which is held by Explorer), will not participate in the rights offering. Instead, Explorer has agreed to purchase $22.76 million of our stock, on the closing of the rights offering, at the same price per share available in the rights offering. The shares that Explorer has agreed to purchase represent its pro rata portion of the $50 million in new equity we are seeking to raise. Explorer has also committed to invest an additional amount equal to the aggregate subscription price of the shares of common stock that are not subscribed for by other stockholders in the rights offering. As a result of Explorer's investment commitment, we are assured that we will receive $50 million in gross proceeds from the rights offering and Explorer's investment assuming they are both completed. We are seeking your approval to issue shares of common stock to Explorer because Explorer is an affiliate of ours and the rules of the New York Stock Exchange require that stockholders approve any sale of this amount of voting capital stock to an affiliate and issuance of securities that may result in a change of control of the company. If stockholders have not approved the sale of common stock to Explorer at the time we close the rights offering and Explorer's investment, we will sell Explorer shares of non-voting Series D preferred stock in lieu of our common stock. The Series D preferred stock will automatically convert into common stock upon receipt of stockholder approval or the waiver by the New York Stock Exchange of its stockholder approval requirement.

     o Amendment of Agreements with Explorer. As a condition to Explorer's investment, we have agreed to amend certain of the agreements relating to Explorer's investment made in July 2000. These amendments will be effective as of the closing of Explorer's new investment. The effect of these amendments is generally to remove those provisions in our agreements that prohibit Explorer from voting in excess of 49.9% of our stock and from taking certain actions without the prior approval of our Board of Directors. The proposed amendment to the terms of our Series C preferred stock also requires stockholder approval. The Explorer agreements and the negotiated changes are described in more detail under "Proposed Amendment of Our Articles Supplementary for the Series C Convertible Preferred Stock" on page __ and "Modifications to Agreements with Explorer" on page ___ of the accompanying Proxy Statement.

     o Increase Size of Board of Directors. At the special meeting of stockholders you will also be asked to approve amendments to our
          Articles of Incorporation, our corporate charter, and Bylaws increasing the maximum size of our Board of Directors from nine to eleven directors. If the amendments are approved, we have agreed with Explorer that the size of the Board of Directors will be fixed at ten and that I will be appointed to fill the vacancy.

     This transaction was referred to a special committee comprised solely of directors who are not affiliated with Explorer. This special committee unanimously recommended the proposed transaction to the Board of Directors. The Board believes this transaction is the best alternative available to address our current capital needs. Our Board of Directors also received a written opinion from Shattuck Hammond Partners LLC, an independent financial advisor, that as of October 29, 2001, the date of their opinion, the financial terms of the investment agreement with Explorer, taken as a whole, are fair to us from a financial point of view.

     I urge you to vote FOR the issuance of shares of common stock to Explorer, FOR the amendment to the terms of the Series C preferred stock and FOR the amendments to our Articles of Incorporation and Bylaws. Details of the proposed investment and other important information are in the accompanying Proxy Statement. Please read the accompanying Proxy Statement carefully.

     Thank you for your continuing support. I assure you that, through these challenging times, our directors, officers and employees have been devoted to serving the best interests of our company and you, its stockholders.



                                                Very truly yours,

                                                /s/ C. TAYLOR PICKETT

                                                Chief Executive Officer




     YOUR VOTE IS IMPORTANT. Please sign, date and mail the proxy card promptly in the enclosed envelope whether or not you plan to attend the meeting. It is important that you return the proxy card promptly whether or not you plan to attend the meeting, so that your shares are properly voted.

     If you hold shares through a broker, bank or other nominee (in "street name"), you may also have the ability to vote by telephone or the Internet in accordance with instructions that they will include with this mailing. In either event, we urge you to vote promptly.

                        OMEGA HEALTHCARE INVESTORS, INC.

                           900 Victors Way, Suite 350
                            Ann Arbor, Michigan 48108
                                 (734) 887-0200

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                                ________ __, 2001

To Our Stockholders:

     A Special Meeting of Stockholders of Omega Healthcare Investors, Inc. will be held at Sheraton Inn, 3230 Boardwalk, Ann Arbor, Michigan 48108 on __________, __________, 2001, at 10:00 a.m., for the following purposes:

     1. To approve the issuance to Explorer Holdings, L.P. of shares of our common stock either in connection with Explorer's commitment to invest $22.76 million plus an amount equal to the aggregate subscription price of any shares of common stock not purchased in the rights offering by other stockholders or upon the conversion of shares of Series D preferred stock issued to Explorer in lieu of common stock if we close Explorer's investment prior to receiving the stockholder approval sought pursuant to the proxy statement to issue common stock to Explorer, and any change of control that may result from such issuance.

     2. To approve an amendment to our Articles of Incorporation, which is our corporate charter, amending the terms of our Articles Supplementary for the Series C Convertible Preferred Stock by removing the provisions prohibiting Explorer from voting in excess of 49.9% of our common stock, by changing the number and manner in which holders of our Series C and Series D preferred stock can appoint directors if we fail to pay dividends for a specified period of time, by providing that the subscription price in the rights offering will not result in an adjustment to the conversion price of our Series C preferred stock and by making certain other technical changes to reflect the possible issuance of the Series D preferred stock.

     3. To approve amendments to our Articles of Incorporation and our Bylaws to increase the size of the Board of Directors from nine to eleven members, and to provide that any future increase in the number of directors can be effected by an amendment to our Bylaws approved by our Board or our stockholders.

     Your Board of Directors has fixed the close of business on _______________, 2001 as the record date for the determination of stockholders who are entitled to notice of and to vote at the Special Meeting or any adjournments thereof.


                                 By order of the Board of Directors

                                 /s/ CAROL A. ALBAUGH
                                 ----------------------
                                 Corporate Secretary

__________, 2001
Ann Arbor, Michigan

     Whether you are able to attend or not, we urge you to cast your vote promptly on the enclosed proxy card FOR each of the matters listed above, all as set forth in the attached Proxy Statement.

     Please sign, date and return the enclosed proxy card promptly in the enclosed envelope. If you attend the Special Meeting, you may vote in person even if you have previously mailed a proxy card.

                        OMEGA HEALTHCARE INVESTORS, INC.

                           900 Victors Way, Suite 350
                            Ann Arbor, Michigan 48108
                                 (734) 887-0200

                                 PROXY STATEMENT
                                       FOR
                         SPECIAL MEETING OF STOCKHOLDERS
                          To be Held on ________, 2001

     The accompanying proxy is solicited by our Board of Directors to be voted at the Special Meeting of Stockholders to be held at Sheraton Inn, 3230 Boardwalk, Ann Arbor, Michigan 48108 on __________, 2001, and any adjournments of the meeting. It is anticipated that this proxy material will be mailed on or about ____________, 2001 to our common stockholders of record on ____________, 2001.

     A stockholder giving a proxy has the power to revoke it at any time before it is exercised. A proxy may be revoked by filing with our Secretary (i) a signed instrument revoking the proxy or (ii) a duly executed proxy bearing a later date. A proxy also may be revoked if the person executing the proxy is present at the meeting and elects to vote in person. If the proxy is not revoked, it will be voted by those named in the proxy.

                                VOTING SECURITIES

     Our outstanding voting securities as of ___________, 2001, the record date, consisted of ____________ shares of common stock, par value $.10 per share and 1,048,420 shares of Series C convertible preferred stock. Each holder of record of common stock and Series C preferred stock as of the close of business on _________, 2001 is entitled to notice of and to vote at the Special Meeting or any adjournments thereof. Each holder of shares of common stock is entitled to one vote per share on all matters properly brought before the Special Meeting. The holder of our Series C preferred stock will vote as a single class with holders of common stock on all matters properly brought before the Special Meeting on an as-converted basis, except as expressly required by law. The 1,048,420 shares of Series C preferred stock outstanding as of __________, 2001 are convertible into 16,774,722 shares of common stock and accordingly an aggregate of _____________ votes are entitled to be cast by the holders of common stock and Series C preferred stock at the meeting.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth information regarding beneficial ownership of our common stock as of October 31, 2001 by:

          o    each of our directors and named executive officers;

          o    all directors and executive officers as a group; and

          o all persons known to us to be the beneficial owner of more than 5% of our outstanding common stock.

          Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them, subject to community property laws where applicable. The business address of the directors and executive officers is 900 Victors Way, Suite 350, Ann Arbor, Michigan 48108.


                                                Common Stock
                          ------------------------------------------------------
                               Before the Rights            After the Rights
                                  Offering and                Offering and
                              Explorer Investment          Explorer Investment      Series A Preferred       Series B Preferred
                                                                  (14)
                          -----------------------------  ----------------------- ----------------------- ------------------------
                            Number of        Percent       Number       Percent    Number      Percent     Number       Percent
Beneficial Owner              Shares           of            of            of        of           of         of            of
                                              Class        Shares        Class     Shares       Class      Shares        Class
                                               (1)                        (1)                    (15)                     (16)
------------------------  ---------------    ----------   ----------   --------- ----------   ---------- ----------    ----------
Directors and Executive
Officers:
C. Taylor Pickett.......     50,000(2)          0.3%                                 --           --         --            --
Robert O. Stephenson....      1,000               *                                  --           --         --            --
Daniel J. Booth.........        --               --                                  --           --         --            --
R. Lee Crabill..........        --               --                                  --           --         --            --
Thomas W. Erickson......      3,362               *                                  --           --         --            --
Richard M. FitzPatrick..        --               --                                  --           --         --            --
F. Scott Kellman........     39,888(3)(4)       0.2%                                 --           --         --            --
Laurence D. Rich........     13,239(5)          0.1%                                 --           --         --            --
Thomas F. Franke........     38,637(6)          0.2%                               3,000           *         --            --
Harold J. Kloosterman...     58,792(7)          0.3%                                 --           --         --            --
Bernard J. Korman.......    365,930(8)          1.8%                                 200           *       1,300            *
Edward Lowenthal........      8,330(8)(9)         *                                  --           --         --            --
Christopher W. Mahowald.      6,695(10)           *                                  --           --         --            --
Donald J. McNamara...... 16,781,417(10)(11)    45.5%                                 --           --         --            --
Daniel A. Decker........ 16,778,084(11)        45.5%                                 --           --         --            --
Stephen D. Plavin.......      3,362               *                                  --           --         --            --
Directors and executive
  officers as a group
  (16 persons).......... 17,374,014(12)        47.2%                               3,200           *       1,300            *

    5% Beneficial Owners:
Merrill Lynch & Co. Inc.
  (on behalf of Merrill
  Lynch Asset
  Management Group)
  World Financial Center
  North Tower
  250 Vesey Street
  New York, NY  10381...  1,136,750(13)         5.7%
Hampstead Investment
  Partners III, L.P.
  4200 Texas Commerce
  Tower West
  2200 Ross Avenue
  Dallas, TX  75201..... 16,774,772(11)        45.5%

-------------------------------------------

   *   Less than 0.10%

(1) Based on 20,076,024 shares of our common stock outstanding as of September 30, 2001, except as to Messrs. McNamara and Decker and directors and officers as a group, which includes shares of our common stock issuable upon conversion of Series C preferred stock. See note 11 below.

(2)  Represents unvested shares of restricted stock granted in July 2001.

(3) Includes shares owned jointly by Mr. Kellman and his wife, plus 171 shares held solely in Mrs. Kellman's name. Mr. Kellman disclaims any beneficial interest in the shares held solely by Mrs. Kellman.

(4)  Includes 647 unvested shares of restricted stock granted in January 1999.

(5)  Includes 215 unvested shares of restricted stock granted in January 1999.

(6) Includes 26,037 shares owned by a family limited liability company (Franke Family LLC) of which Mr. Franke is a member.

(7) Includes shares owned jointly by Mr. Kloosterman and his wife, and 23,269 shares held solely in Mrs. Kloosterman's name.

(8) Includes stock options that are exercisable within 60 days to acquire 668 shares.

(9) Includes 1,000 shares held in a private profit sharing plan for the benefit of Mr. Lowenthal.

(10) Includes stock options that are exercisable within 60 days to acquire 3,333 shares.

(11) Based on Amendment No. 3 to Schedule 13D filed by Hampstead Investment Partners III, L.P. on October 30, 2001. Represents shares of our common stock issuable upon conversion of 1,048,420 shares of Series C preferred stock owned by Explorer. Hampstead holds the ultimate controlling interest in Explorer. Messrs. McNamara and Decker disclaim beneficial ownership of the Series C preferred stock, which they may be deemed to beneficially own because of their ownership interests in Hampstead, which holds the ultimate controlling interest in Explorer.

(12) Includes options that are exercisable within 60 days to acquire 8,002 shares. Also includes 50,862 unvested shares of restricted stock. Includes shares of our common stock issuable upon conversion of Series C preferred stock owned by Explorer. See note 11.

(13) Based on the Schedule 13G filed by Merrill Lynch & Co., Inc. with the Securities and Exchange Commission on February 7, 2000.

(14) Assumes full exercise of the subscription rights by each stockholder in the rights offering. If none of the subscription rights are exercised in the rights offering, Explorer would beneficially own _________ shares or
     ________ %, of our common stock, represented directly or by 1,048,420 shares of Series C preferred stock and __________ shares of Series D preferred stock, depending on whether or not we have obtained stockholder approval for Explorer's investment at the time of the investment.

(15) Based on 2,300,000 shares of Series A preferred stock outstanding on September 30, 2001.

(16) Based on 2,000,000 shares of Series B preferred stock outstanding on September 30, 2001.

                                     VOTING

     The presence at the Special Meeting of shares representing a majority of the voting power associated with our issued and outstanding common stock and Series C preferred stock will be necessary to establish a quorum for the conduct of business at the Special Meeting. The proposal to issue shares of common stock to Explorer Holdings, L.P. in connection with its investment must be approved by the affirmative vote of a majority of the shares of our common stock and Series C preferred stock that are cast at the Special Meeting. The proposal to approve an amendment to our Articles of Incorporation to amend the terms of our Articles Supplementary for the Series C Convertible Preferred Stock must be approved by the affirmative vote of a majority of the shares of our issued and outstanding common stock and Series C preferred stock, voting together as a class, and two-thirds of the issued and outstanding shares of Series C preferred stock voting separately as a class. The proposal to amend our Articles of Incorporation and Bylaws to increase the maximum number of members of the Board of Directors from nine to eleven must be approved by the affirmative vote of at least 80% of the shares of issued and outstanding common stock and Series C preferred stock, voting together as a class on an as converted basis.

     As of the record date, directors and executive officers of our company beneficially owned ______ shares of our common stock (including _____ shares subject to company stock options exercisable within 60 days). As of the record date, shares held by directors and executive officers of our company entitle them to exercise approximately __% of the voting power of the shares entitled to vote at the special meeting on an as-converted basis. Explorer has committed to vote its shares of Series C preferred stock, representing approximately 45.5% of the voting shares, in favor of the proposal relating to the issuance of shares of common stock to Explorer and the two proposals relating to the amendments to our Articles of Incorporation and Bylaws.

     Brokers holding shares in "street name" may vote the shares only if the beneficial owner provides instructions on how to vote. Brokers will provide beneficial owners instructions on how to direct the brokers to vote the shares. Brokers holding shares for beneficial owners cannot vote on the actions proposed in this Proxy Statement without the beneficial owners' specific instructions. A so-called "broker non-vote" occurs when a broker, holding common stock as nominee, does not receive voting instructions from the beneficial owner. With respect to all matters submitted to stockholders for their consideration, abstentions will be included as shares cast on such proposals, whereas broker non-votes will not be included as part of the total number of votes cast on such proposals since shares represented by broker non-votes are not legally eligible to vote on any matter to which the non-vote relates. Thus, abstentions will have the same effect as votes against any given proposal. Broker non-votes will have no effect in determining whether the stockholders have approved the proposal to approve the issuance of shares of common stock to Explorer Holdings, L.P. because approval of such proposal is based on the number of shares that are actually voted. However, broker non-votes will have the same effect as a vote against the two proposals to amend our Articles of Incorporation and Bylaws because approval of such proposals is based on the number of shares issued and outstanding. There are no rights of appraisal or similar dissenter's rights with respect to any matter to be acted upon pursuant to this Proxy Statement.

     We urge stockholders to vote promptly either by signing, dating and returning the enclosed proxy card in the enclosed envelope, or for stockholders who own their shares in street name through a broker, in accordance with the telephone or Internet voting instructions your broker may include with this mailing.

             PROPOSAL 1 -- APPROVAL OF THE ISSUANCE OF COMMON STOCK IN CONNECTION WITH EXPLORER HOLDINGS, L.P.'s INVESTMENT


Description of Rights Offering and Explorer's Investment

     On October 30, 2001, we announced a plan to raise $50 million in new equity capital from our current stockholders. The purpose of this plan is to facilitate our reaching an agreement with our senior secured bank lenders regarding the modification of our revolving credit facilities and to enhance our ability to repay approximately $108 million in debt maturing during the first half of 2002. We expect to use the proceeds from the offering to repay a portion of the maturing debt and for working capital and other general corporate purposes.

     Our plan to raise $50 million of new common equity consists of two components: a $27.24 million rights offering to our common stockholders and a private placement of at least $22.76 million to Explorer Holdings, L.P., our largest stockholder. The number of rights that each common stockholder will receive represents the stockholder's pro rata portion on an as-converted basis of the $50 million we propose to raise, thereby allowing stockholders who fully participate in the rights offering the opportunity to avoid any dilution in their ownership interest.

     Explorer currently owns approximately 45.5% of our issued and outstanding common stock, giving effect to the conversion of our Series C preferred stock, all of which is held by Explorer. The terms of the Series C preferred stock give Explorer the right to receive its pro rata portion on an as-converted basis of all dividends paid to the holders of our common stock, including the rights to be distributed in the rights offering. Explorer has agreed to waive this provision and will not receive rights in the rights offering. Instead, Explorer has entered into an agreement with us to invest at least $22.76 million, representing its pro rata portion on an as-converted basis of the $50 million in new equity we are seeking to raise, plus an amount equal to the subscription price of the shares that are not subscribed for by our stockholders in the rights offering. Explorer has agreed to purchase its stock at the same price per share as is offered to our stockholders in the rights offering. As a result of Explorer's commitment, we are assured of receiving the entire $50 million in new equity capital we are seeking to raise assuming the rights offering and the private placement to Explorer are completed.

     Holders of our Series A and Series B preferred stock are not entitled to participate in the rights offering. If the issuance of common stock to Explorer has not been approved by our stockholders at the time of closing of the rights offering and Explorer's investment, Explorer will receive shares of a newly created series of non-voting convertible Series D preferred stock. The Series D preferred stock has terms substantially similar to Explorer's Series C preferred stock (except the Series D preferred stock is non-voting) and will automatically convert into common stock upon receipt of stockholder approval or upon the waiver by the New York Stock Exchange of its stockholder approval requirement. Explorer has committed to vote its shares of Series C preferred stock, representing approximately 45.5% of the voting shares, in favor of this proposal.

     The closing of both the rights offering and Explorer's investment will occur no later than ten business days following the expiration of the subscription period for the rights offering. In addition to customary closing conditions, the closings will be subject to our obtaining certain amendments to the terms of our senior secured bank facilities and waivers of our current non-compliance with certain covenants on terms acceptable to us and Explorer. See "Conditions" on page __ of this Proxy Statement. Although we are in discussions with the lenders under such facilities, we cannot assure you as to whether satisfactory amendments and waivers will be reached with such lenders or, if so, as to the terms thereof. In the event such conditions are not satisfied, we will terminate the rights offering and the private placement to Explorer. We will make a public announcement of the general terms of the amendments to our two credit facilities promptly after satisfaction of these closing conditions and, in any event, prior to the expiration of the subscription period for the rights offering.

Reasons for the Rights Offering

     Our current financial challenges are the result of the continuation of the unprecedented financial difficulties in the long-term care industry. The introduction in 1998 of a new Medicare Prospective Payment System for the reimbursement of skilled nursing facilities, in lieu of the cost-based reimbursement system, was implemented with harsh and somewhat unexpected consequences for the long-term care industry. The prospective payment system significantly reduced payments to nursing home operators which forced many nursing home operators in America into financial distress. Ultimately, many of them, including our customers Allegheny Health Systems, Sun Healthcare Group, Frontier Group, Inc., Integrated Health Services, RainTree Healthcare Corp. and Mariner Post-Acute Network, Inc. were forced to seek bankruptcy protection in order to continue to deliver care to the nation's elderly.

     The wave of bankruptcy filings by large nursing home operators seriously disrupted the long-term care industry to which we provide capital and virtually froze our access to capital sources in 2000. In response to these financial challenges, we completed a transaction with Explorer in July 2000 pursuant to which Explorer provided us with $100.0 million in exchange for $100.0 million of our Series C preferred stock. The proceeds of the initial Explorer investment were used to fund the repayment of debt that matured in July 2000, and the Company was subsequently able to repay $48.4 million in indebtedness that matured in February 2001. However, our portfolio of investments continued to experience difficulties as we sought to restructure certain investments (such as Mariner) and as we recovered other properties which we have now reclassified as "owned and operated."

     As a result of the continuing financial difficulties in the long-term care industry and the recording of the settlement of a lawsuit in June 2001, we are not in compliance with certain of the financial covenants contained in the loan agreements relating to our two credit facilities. These violations prevent us from drawing upon the remaining credit available under both credit facilities at this time. The waiver of existing defaults and the modification of the terms of the credit facilities in a manner acceptable to both us and Explorer is a condition to the closing of the rights offering and Explorer's investment. Although discussions with our revolving credit facility lenders are continuing, we cannot assure you that we will be successful in restructuring these facilities. In addition, we have approximately $108 million of indebtedness maturing in the first half of 2002. Although we suspended dividends on our common and preferred stock in February, 2001 in order to conserve cash to assist us in repaying this indebtedness, we cannot assure you that we will be successful in addressing these pending obligations unless we obtain additional cash from one or more sources.

     In the face of the continuing financial difficulties plaguing the long-term care industry in general and our investment portfolio in particular, management explored a number of capital financing alternatives including discussions with Explorer to address our near-term liquidity challenges.

     The Board of Directors asked our special committee, a standing committee composed solely of directors that are not affiliated with Explorer, to evaluate a possible transaction with Explorer and assess whether any other viable alternatives existed. The special committee began its work in mid-September by soliciting proposals from financial advisors. Ultimately, the special committee retained Shattuck Hammond Partners LLC, an investment banking firm that had no pre-existing relationship with us, Explorer or any of its affiliates.

     Shattuck Hammond worked with our management team and counsel to the special committee to negotiate the terms of the proposed Explorer investment and finalize the documentation relating thereto. On October 23, 2001, Shattuck Hammond delivered its preliminary reports to the special committee and Board of Directors regarding Shattuck Hammond's evaluation of the terms of the proposed Explorer investment and an assessment of viable alternatives. On October 29, 2001, following a review of the definitive documentation pertaining to the proposed Explorer investment, Shattuck Hammond rendered its written opinion to our Board of Directors to the effect that the financial terms of the investment agreement, taken as a whole, are fair to us from a financial point of view. See "Opinion of Financial Advisor to the Special Committee of Independent Directors and the Board of Directors."

     The Board of Directors unanimously approved the rights offering and Explorer's investment transactions. The process of evaluating Explorer's proposal compared with other potential capital alternatives and negotiating the terms of our agreement with Explorer, as described in the accompanying Proxy Statement, was deliberative and thoughtful. The special committee engaged in extensive deliberations to structure a transaction that meets our near-term liquidity needs while affording our existing stockholders an opportunity to participate in our future on the same terms on which Explorer may invest.

     We believe that the rights offering is the most appropriate means of raising equity capital because it affords our existing stockholders the opportunity to subscribe for the new shares of common stock and to maintain their proportionate interest in us at a price not greater than that being paid by Explorer. Some of the factors considered by our Board of Directors in approving the rights offering included:

     o    our need for capital;

     o    the alternative methods available to us for raising capital;

     o    the pro rata nature of a rights offering to our stockholders;

     o    the terms of the investment agreement with Explorer;

     o the time period available in which to raise the needed capital and certainty of closure associated with various alternative methods for raising capital;

     o    the market price of our common stock; and

     o    conditions of the capital markets in general.

In addition, since no underwriting or sales commission will be paid in respect of the shares purchased in the rights offering, we believe the rights offering will be a low cost method of raising additional capital.

Summary of Key Terms of the New Explorer Investment

     The following summary of the material terms of Explorer's investment is subject to, and qualified in its entirety by, the complete text of the investment agreement described below and the other material documents described in more detail under "Proposed Amendment of Our Articles Supplementary for the Series C Convertible Preferred Stock" on page __ and "Modifications to Agreements with Explorer" on page ___ of this Proxy Statement. Copies of the investment agreement and the other material agreements are attached as appendices to this Proxy Statement and are incorporated in this Proxy Statement by reference. You should read the full text of the Explorer agreements because those agreements, and not this Proxy Statement, are the legal documents that govern the additional investment by Explorer. In the event of any discrepancy between the terms of the investment agreement and the following summary, the investment agreement will control.

Investment Agreement

     Amount and Nature of Explorer Investment. Under the terms of the investment agreement, a copy of which is attached as Appendix A to this Proxy Statement, Explorer has agreed to invest at least $22.76 million, representing its pro rata portion on an as-converted basis of the $50 million in new equity we are seeking to raise. Explorer has also agreed to invest an amount equal to the subscription price of the shares that are not subscribed for by our stockholders in the rights offering. Explorer has agreed to purchase its stock at the same price per share as is offered to our stockholders in the rights offering. Our Board of Directors has authorized the issuance and sale to Explorer of either newly issued shares of our Series D preferred stock, having the designations, voting powers, preferences and other rights as set forth in the Articles Supplementary to the Series D Convertible Preferred Stock, a copy of which is attached as Appendix B to this Proxy Statement, or, if we have the approval of our stockholders prior to the closing of Explorer's investment, our common stock, in each case having an aggregate value equal to the difference between $50 million and the gross proceeds we receive from the rights offering. We anticipate the closing of Explorer's investment to occur no later than ten business days following the expiration of the subscription period for the rights offering.

     Representations, Warranties and Indemnities. The investment agreement contains representations, warranties and indemnification provisions that we believe are customary for a transaction of this nature. In the investment agreement, Omega made representations and warranties about itself related to, among other things:

     o corporate existence, qualification to conduct business and corporate power;

     o    ownership of subsidiaries;

     o    capital structure;

     o corporate authority to enter into, and carry out the obligations under, the investment agreement and the agreements entered into in connection therewith, and the enforceability of such agreements;

     o    our rights plan;

     o absence of a breach or conflict with its charter documents, bylaws or material agreements as a result of the transactions contemplated by the investment agreement;

     o    filings with the SEC;

     o    financial statements;

     o    absence of undisclosed liabilities;

     o    compliance with laws;

     o    legal proceedings;

     o    absence of specified changes or events since July 1, 2001;

     o    tax matters;

     o    environmental matters;

     o    material contracts;

     o    employee benefit plans; and

     o    information   supplied  for  use  in  this  Proxy  Statement  and  the
          registration statement related to the rights offering.

     The representations and warranties survive the closing of Explorer's investment for two years. Subject to certain thresholds and caps, we have agreed to indemnify Explorer and its affiliates for all losses relating to a breach of our representations and warranties, and to indemnify Explorer and its affiliates for all losses relating to a breach of our agreements or any actual or threatened claim made by any third party relating to or in connection with the transactions contemplated by the investment agreement.

     We have also agreed to reimburse Explorer for its out-of-pocket costs and expenses in connection with the transactions contemplated by the investment agreement, not to exceed $1 million.

     Conditions. The consummation of Explorer's investment is subject to the following conditions:

     o our obtaining waivers from the lenders under our two credit facilities of any and all then existing covenant defaults as well as the right to assert a default or give notice of an event which, with the giving of notice and/or the passing of time, could become an event of default under the credit facilities;

     o our obtaining an extension of the maturity of our $175 million secured revolving credit facility by not less than twelve months from its current maturity of December 31, 2002;

     o our obtaining amendments and/or modifications to some of the covenants and/or conditions contained in our two credit facilities on terms satisfactory to us and Explorer; and

     o the absence of any governmental order or litigation with respect to the transactions that is reasonably likely to render it impossible or unlawful to complete the rights offering and/or Explorer's investment, or that could reasonably be expected to have a material adverse effect on our business, results of operations, or financial condition, or materially restrict the rights of Explorer under the documents relating to its investment.

Although we are in discussions with the lenders under such facilities, we can provide no assurance as to whether satisfactory amendments and waivers will be reached with such lenders or, if so, as to the terms thereof. In the event such conditions are not satisfied, we will terminate the rights offering and the private placement to Explorer.

     Termination. Explorer may terminate the investment agreement if the closing has not occurred by January 15, 2002, which date will be extended on a day-for-day basis to the extent that the registration statement relating to the rights offering has not been declared effective by the SEC by December 1, 2001, not to exceed 30 calendar days.

Summary of Terms of Series D Preferred Stock

     The terms of the Series D preferred stock are set forth in the Articles Supplementary for Series D Convertible Preferred Stock, a copy of which is attached as Appendix B to this Proxy Statement. The following description does not purport to be complete and is qualified in its entirety by reference to the Articles Supplementary. You should read the full text of the Series D Preferred Stock Articles Supplementary because that document, and not this Proxy
Statement, is the legal document that contains the specific rights and preferences of the Series D preferred stock be sold to Explorer. In the event of any discrepancy between the terms of the Series D Preferred Stock Articles Supplementary and the following summary, the Articles Supplementary will control.

     General. Under our Articles of Incorporation, which is our charter, our Board of Directors is authorized without further stockholder action to provide for the issuance of up to an aggregate of 10,000,000 shares of our preferred stock, in one or more series, with such designations, preferences, powers and relative participating, optional or other special rights, dividend rate or rates, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices, and the liquidation preferences as will be stated in the resolutions providing for the issuance of a series of such stock, adopted, at any time or from time to time, by our Board of Directors. The Series D Articles Supplementary authorize us to issue up to 1,000,000 shares of the Series D preferred stock. Whether or not we issue any shares of Series D preferred stock will depend on whether our stockholders have approved the issuance of common stock to Explorer prior to the closing of Explorer's investment in our company.

     Rank. The Series D preferred stock will, with respect to dividend rights and rights upon liquidation, dissolution or winding up of our company, rank (i) senior to our common stock and to all other equity securities that by their terms rank junior to the Series D preferred stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of our company;
(ii) on a parity with our outstanding Series A preferred stock, Series B preferred stock, Series C preferred stock and any other equity securities that may be issued by our company that have terms which specifically provide that such equity securities will rank on a parity with the Series D preferred stock; and (iii) junior to all of our existing and future indebtedness.

     Dividend Rights. If approval of our stockholders to permit the conversion of Series D preferred stock into common stock is not received by January 30, 2002, holders of shares of the Series D preferred stock are entitled to receive dividends at the greater of:

     o 10% per annum of the liquidation preference, as discussed below, per share; and

     o the amount per share declared or paid by us on our common stock based on the number of shares of common stock into which the shares of Series D preferred stock are then convertible.

     Dividends on each share of the Series D preferred stock will be cumulative commencing from the date of issuance unless the Series D preferred stock is converted into common stock prior to January 30, 2002, in which case there will be no adjustment or payment in respect of any accrued dividends. Dividends are payable in arrears for each dividend period ended July 31, October 31, January 31 and April 30 on or before the relevant dividend payment date, which will be the 15th day of August, November, February and May of each year. Any dividend payable on shares of the Series D preferred stock for any partial period will be prorated for the partial period based on the actual number of days elapsed commencing with and including the date of issuance of such shares through the end of the dividend period. Dividends will be payable at the election of the holders of a majority of the Series D preferred stock with respect to any period after June 30, 2002, and at the election of our Board of Directors with respect to any period on or prior to June 30, 2002, (i) by the issuance as of the relevant dividend payment date of additional shares of Series D preferred stock having an aggregate liquidation preference equal to the amount of such accrued dividends, or (ii) in cash. If dividends are paid in additional shares of Series D preferred stock, the number of authorized shares of Series D preferred stock will be deemed, without further action, to be increased by the number of shares so issued. Dividends on shares of Series D preferred stock will not be declared by our Board of Directors or paid or set apart for payment if the terms of any agreement to which we are a party, including any agreement relating to our indebtedness, prohibits the declaration or payment of dividends on the Series D preferred stock or provides that such declaration, payment or setting aside for payment would constitute a breach thereof or default thereunder; provided that in such case dividends on the Series D preferred stock will accrue. Dividends on the Series D preferred stock will also accrue whether or not we have earnings or other funds legally available for the payment of such dividends. Accrued but unpaid dividends on the Series D preferred stock will not bear interest. Except as set forth in the next sentence, no dividends will be declared or paid or set apart for payment on any of our capital stock or any other series of preferred stock ranking, as to dividends, on a parity with or junior to the Series D preferred stock, other than a dividend in shares of our common stock or in shares of any other class of stock ranking junior to the Series D preferred stock as to dividends and upon liquidation, for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for such payment on the Series D preferred stock for all past dividend periods and the then current dividend period. When dividends are not paid in full upon the Series D preferred stock and the shares of any other series of preferred stock ranking on a parity as to dividends with the Series D preferred stock, all dividends declared upon the Series D preferred stock and any other series of preferred stock ranking on a parity as to dividends with the Series D preferred stock will be declared pro rata so that the amount of dividends declared per share of Series D preferred stock and such other series of preferred stock will in all cases bear to each other the same ratio that accrued dividends per share on the Series D preferred stock and such other series of preferred stock bear to each other, excluding any accrual in respect of unpaid dividends for prior dividend periods if such preferred stock does not have a cumulative dividend. Unless full cumulative dividends on the Series D preferred stock have been or contemporaneously are declared and paid in full or declared and a sum sufficient for the payment thereof is set apart for payment in full, no dividends, other than certain dividends payable in our capital stock, may be declared or paid upon our common stock, except for certain limited exceptions such as dividends paid for the purpose of preserving our qualification as a real estate investment trust under the Internal Revenue Code of 1986, as amended. Any dividend payment made on shares of the Series D preferred stock will first be credited against the earliest accrued but unpaid dividend due with respect to such shares which remains payable.

     Liquidation Preference. Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, each holder of shares of Series D preferred stock will, at the election of such holder, be entitled to be paid the liquidation preference out of our assets legally available for distribution to our stockholders before any distribution of assets is made to holders of common stock or any other class or series of our capital stock that ranks junior to the Series D preferred stock as to liquidation rights. After payment of the full amount of the liquidation preference, plus any accrued and unpaid dividends and interest thereon, if any, to which they are entitled, the holders of Series D preferred stock will have no right or claim to any of our remaining assets. The consolidation or merger of our company with or into any other corporation, trust or entity or of any other corporation with or into us in a manner that constitutes a change in control, or the sale, lease or conveyance of all or substantially all of our property or business will be deemed to constitute a liquidation, dissolution or winding up of our company. The liquidation preference for shares of Series D preferred stock is equal to the original issue price of the Series D preferred stock plus any accrued and unpaid dividends.

     Redemption. The Series D preferred stock is not redeemable, subject, however, to certain restrictions on transfer and ownership, described in "Redemption and Business Combination Provisions" on page __ of this Proxy Statement

     Voting Rights. Holders of Series D preferred stock will not have voting rights, except as set forth below. Whenever dividends on any shares of Series D preferred stock are in arrears for two or more dividend periods, the number of directors then constituting the Board of Directors will be increased by two if not already increased pursuant to a similar provision in the Amended and Restated Articles Supplementary for Series C Convertible Preferred Stock, which will become effective upon stockholder approval as set forth in the description of the Series C preferred stock in "Proposed Amendment of Our Articles Supplementary for the Series C Convertible Preferred Stock" on page __ of this Proxy Statement. The holders of such shares of Series D preferred stock and the holders of Series C preferred stock upon which like voting rights have been conferred and are exercisable, voting together as a single class, will be entitled to vote as a single class to elect the additional preferred stock directors until such time as all dividends accumulated on such shares of Series D preferred stock and Series C preferred stock for the past dividend periods and the dividend for the then current dividend period shall have been fully paid, at which time the directors elected pursuant to this right are required to resign. In any vote to elect or remove such directors, each holder of shares of Series D preferred stock and Series C preferred stock will be entitled to one vote for each share held by such holder. So long as any shares of Series D preferred stock remain outstanding, we will not, without the affirmative vote or consent of the holders of at least two-thirds of the shares of the Series D preferred stock outstanding at the time (voting as a single class together with any other classes of preferred stock adversely affected in the same manner), amend, alter or repeal the provisions of our charter or the Series D Articles Supplementary, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the Series D preferred stock, including the creation of any series of preferred stock ranking senior to the Series D preferred stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, but not including the creation or issuance of preferred stock ranking on a parity with the Series D preferred stock.

     Conversion. The holders of Series D preferred stock have the following conversion rights:

          Automatic Conversion. Each share of Series D preferred stock will automatically convert into shares of our common stock upon the earlier of:
     (i) the date the holders of a majority of the shares of our common stock, giving effect to the conversion of the Series C preferred stock, present and entitled to vote at a duly convened meeting of our stockholders vote to approve the conversion of the Series D preferred stock into common stock and (ii) the date the New York Stock Exchange waives any requirement for stockholder approval of the conversion of the Series D preferred stock into common stock under its rules and policies.

          Conversion Price. Subject to certain limitations on conversion set forth in the Series D Articles Supplementary, each share of Series D preferred stock will be converted into the number of shares of our common stock as is equal to the quotient obtained by dividing the original issue price for such share by the conversion price, as discussed below, in effect at the time of conversion. Initially, the conversion price will be equal to the subscription price in the rights offering. However, the conversion price will be adjusted to reflect the economic impact of a stock split, stock combination, certain dividends paid on common stock, the issuance of additional common stock at a price less than fair market value and similar events.

Redemption and Business Combination Provisions

     If our Board of Directors is, at any time and in good faith, of the opinion that direct or indirect ownership of at least 9.9% or more of the voting shares of capital stock has or may become concentrated in the hands of one beneficial owner, our Board of Directors will have the power:

     o by lot or other means deemed equitable by it, to call for the purchase from any of our stockholders of a number of voting shares sufficient, in the opinion of our Board of Directors, to maintain or bring the direct or indirect ownership of voting shares of capital stock of such beneficial owner to a level of no more than 9.9% of the outstanding voting shares of our capital stock, and

     o to refuse to transfer or issue voting shares of our capital stock to any person whose acquisition of such voting shares would, in the opinion of our Board of Directors, result in the direct or indirect ownership by that person of more than 9.9% of our outstanding voting shares of our capital stock.

     Further, any transfer of shares, options, warrants, or other securities convertible into voting shares that would create a beneficial owner of more than 9.9% of the outstanding voting shares will be deemed void ab initio and the intended transferee will be deemed never to have had an interest therein. Subject to the rights of the preferred stock described below, the purchase price for any voting shares of our capital stock so redeemed will be equal to the fair market value of the shares reflected in the closing sales prices for the shares, if then listed on a national securities exchange, or the average of the closing sales prices for the shares if then listed on more than one national securities exchange, or if the shares are not then listed on a national securities exchange, the latest bid quotation for the shares if then traded over-the-counter, on the last business day immediately preceding the day on which we send notices of such acquisitions, or, if no such closing sales prices or quotations are available, then the purchase price shall be equal to the net asset value of such stock as determined by our Board of Directors in accordance with the provisions of applicable law. The purchase price for shares of Series A preferred stock, Series B preferred stock, Series C preferred stock and Series D preferred stock will be equal to the fair market value of the shares into which such preferred stock may be converted as reflected in the closing sales price for the shares, if then listed on a national securities exchange, or if the shares are not then listed on a national securities exchange, the purchase price will, in the case of the Series A preferred stock and Series B preferred stock, be equal to the redemption price of such shares of Series A preferred stock and Series B preferred stock, respectively, and, in the case of the Series C preferred stock and Series D preferred stock, the purchase price will be equal to the liquidation preference of such shares of Series C preferred stock and Series D preferred stock, respectively. From and after the date fixed for purchase by our Board of Directors, the holder of any shares so called for purchase will cease to be entitled to distributions, voting rights and other benefits with respect to such shares, except the right to payment of the purchase price for the shares.

     Our Articles of Incorporation require that, except in certain circumstances, business combinations between us and a beneficial holder of 10% or more of our outstanding voting stock, a related person, be approved by the affirmative vote of at least 80% of our outstanding voting shares. A "business combination" is defined in the Articles of Incorporation as:

     o any merger or consolidation of our company with or into a related person;

     o any sale, lease, exchange, transfer or other disposition, including without limitation a mortgage or any other security device, of all or any "substantial part," as defined below, of our assets including, without limitation, any voting securities of a subsidiary to a related person;

     o any merger or consolidation of a related person with or into our company;

     o any sale, lease, exchange, transfer or other disposition of all or any substantial part of the assets of a related person to our company;

     o the issuance of any securities (other than by way of pro rata distribution to all stockholders) of our company to a related person; and

     o any agreement, contract or other arrangement providing for any of the transactions described in the definition of business combination.

The term "substantial part" is defined as more than 10% of the book value of our total assets as of the end of our most recent fiscal year ending prior to the time the determination is being made. The 80% voting requirement described above will not be applicable if (i) our Board of Directors has unanimously approved in advance the acquisition of our stock that caused a related person to become a related person or (ii) the business combination is solely between us and a wholly owned subsidiary. Our Board of Directors unanimously approved in advance Explorer's acquisition of our Series C preferred stock, which made Explorer a related person to us. Therefore, the 80% voting requirement is inapplicable to Explorer.

     Under the terms of our Articles of Incorporation, our Board of Directors is classified into three classes. Each class of directors serves for a term of three years, with one class being elected each year. As of the date of this prospectus, there are nine directors, with each class consisting of three directors.

     The foregoing provisions of our Articles of Incorporation and certain other matters may not be amended without the affirmative vote of at least 80% of our outstanding voting shares.

     The foregoing provisions may have the effect of discouraging unilateral tender offers or other takeover proposals which certain stockholders might deem in their interests or in which they might receive a substantial premium. Our Board of Directors' authority to issue and establish the terms of currently authorized preferred stock, without stockholder approval, may also have the effect of discouraging takeover attempts. The provisions could also have the effect of insulating current management against the possibility of removal and could, by possibly reducing temporary fluctuations in market price caused by the accumulation of shares, deprive stockholders of opportunities to sell at a temporarily higher market price. However, our Board of Directors believes that inclusion of the business combination provisions in the Articles of
Incorporation may help assure fair treatment of all stockholders and preserve our assets.

     The   foregoing   summary  of  certain   provisions   of  the  Articles  of
Incorporation does not purport to be complete or to give effect to provisions of statutory or common law.

Dividends on Common Stock

     In February 2001, we suspended payment of all dividends on all common stock and preferred stock. We do not know when or if we will resume dividend payments on our common stock or, if resumed, what the amount or timing of any dividend will be. We do not anticipate paying dividends on any class of capital stock at least until our $108 million of debt maturing in the first half of 2002 has been repaid, and in any event, all accrued and unpaid dividends on our Series A, B, C and D (if issued) preferred stock must be paid in full before dividends on our common stock can be resumed. Dividends on our Series A, B and C preferred stock currently outstanding accrue at $20.1 million annually. As of September 30, 2001, we had $14.9 million of accumulated and unpaid preferred dividends on our preferred stock. Notwithstanding the suspension of dividends, we have made sufficient distributions to satisfy the distribution requirements under the REIT rules of the Internal Revenue Code of 1986 to maintain our REIT status for 2000 and expect to satisfy the requirements under the REIT rules for 2001.

Reason for Seeking Stockholder Approval

     Our common stock trades on the New York Stock Exchange. The rules of the New York Stock Exchange require that a company whose securities are listed on the New York Stock Exchange receive stockholder approval before selling or issuing to an affiliate, such as Explorer, common stock or stock convertible into common stock that represents 1% or more of the issuing company's outstanding common stock. Because the number of shares of common stock which will be issued pursuant to the investment agreement will be more than 1% of Omega's outstanding common stock, we must obtain stockholder approval to issue shares of common stock to Explorer. The New York Stock Exchange rules also require stockholder approval prior to the issuance of any securities that may result in a change in control.

Vote Required for Approval of the Share Issuance Proposal

     The share issuance proposal must be approved by the affirmative vote of a majority of all shares of common stock and Series C preferred stock present and voting at the Special Meeting. Explorer has committed to vote its shares of Series C preferred stock, representing approximately 45.5% of the voting shares, in favor of the proposal relating to the issuance of shares of common stock to Explorer.

Capitalization

     The following table shows, as of September 30, 2001, our historical capitalization and our capitalization as adjusted for the rights offering and Explorer's investment, including the application of the proceeds, assuming net proceeds of $48 million. For purposes of this table, we have assumed that all of the rights will be exercised in full by stockholders in the rights offering and that we will issue Series D preferred stock to Explorer at the closing of the rights offering. If stockholders approve Explorer's investment before the closing of the rights offering, Explorer will be issued, in lieu of the Series D preferred stock, a number of shares of common stock equal to the number of shares of common stock that would otherwise have been issuable upon conversion of the Series D preferred stock. To the extent stockholders do not exercise all of the rights, the amount of Series D preferred stock or common stock issued to Explorer will increase. For purposes of our capitalization as adjusted, we have assumed a subscription price of $2.92 per share, the maximum price at which our Board of Directors authorized our proceeding with the rights offering. The actual subscription price may be lower.


                                                                                                          Unaudited
                                                                                            ----------------------------------
                                                                                             Historical            As Adjusted
                                                                                            -----------            -----------
                                                                                                      (In thousands)
Debt:
     Revolving lines of credit........................................................      $ 203,641                $ 203,641
     Other secured borrowings.........................................................         18,595                   18,595
     Unsecured borrowings:
         6.95% Notes Due June 2002 (1)................................................         99,641                   51,641
         6.95% Notes Due August 2007..................................................        100,000                  100,000
         Other unsecured borrowings...................................................          4,160                    4,160
                                                                                            ---------                ---------

     Total Debt.......................................................................        426,037                  378,037

Stockholders' Equity:
     Preferred Stock $1.00 par value:
       Authorized - 10,000 Shares
       Issued and Outstanding--2,300 shares Series A with an aggregate liquidation
         preference of $57,500........................................................         57,500                   57,500
       Issued and Outstanding--2,000 shares Series B with an aggregate liquidation
         preference of $50,000........................................................         50,000                   50,000
       Issued and Outstanding--1,048 shares Series C with an aggregate liquidation
         preference of $104,842.......................................................        104,842                  104,842
       Issued and Outstanding--228 shares Series D with an aggregate liquidation
         preference of $22,760 (2)....................................................            ---                   22,760

     Common Stock $.10 par value:
       Authorized--100,000 shares
       Issued and Outstanding--20,076(2)..............................................          2,008                      ---
       Issued and Outstanding--37,199(2) .............................................            ---                    3,720
       Additional paid-in capital.....................................................        438,384                  461,912
       Cumulative net earnings........................................................        171,272                  171,272
       Cumulative dividends paid......................................................       (365,654)                (365,654)
     Unamortized restricted stock awards..............................................           (202)                    (202)
     Accumulated other comprehensive income...........................................         (1,491)                  (1,491)
                                                                                            ---------                ---------

     Total Stockholders' Equity.......................................................        456,659                  504,659
                                                                                            ---------                ---------

     Total Capitalization.............................................................      $ 882,696                $ 882,696
                                                                                            =========                =========
------------------------------------

(1) For purposes of our capitalization, as adjusted, we have assumed that the net proceeds from the rights offering and the Explorer investment will be approximately $48 million and that we used those proceeds to repay notes due June 2002. We have not determined the actual allocation of proceeds from this offering and the Explorer investment and management will have broad discretion in making that determination.

(2) If none of the subscription rights are exercised by stockholders, ___________ shares of common stock or __________ shares of Series D preferred stock with a liquidation preference of $50 million will be outstanding following the closing of the rights offering and Explorer's investment as adjusted. Upon stockholder approval of the issuance of common stock to Explorer, all the outstanding Series D preferred stock will automatically be converted into _____________ shares of common stock.

Opinion of Financial Advisor to the Special Committee of Independent Directors and the Board of Directors

     Our Board of Directors asked a special committee, composed solely of directors who are unaffiliated with Explorer, to evaluate any proposals received from Explorer and make a recommendation to the full Board of Directors regarding what action, if any, our company should take with respect to such proposals. The special committee engaged Shattuck Hammond Partners LLC on October 15, 2001 as the committee's financial advisor to (i) review and analyze potential financing alternatives for our company as well as financing proposals we received; and
(ii) if requested, render an opinion to the Board of Directors regarding the fairness from a financial point of view of a financing contemplated by us involving, among other things, an investment by Explorer, a 45.5% owner of our common stock on an as converted basis, and a rights offering to our stockholders other than Explorer. Prior to being engaged by us as the financial advisor to the special committee, Shattuck Hammond had no professional relationship with us or Explorer.

     The amount, terms and structure of the proposed financing were determined through a negotiated process between the special committee and Explorer and are set forth in an investment agreement dated as of October 29, 2001 between us and Explorer. Shattuck Hammond did not participate directly in the negotiation of the terms of the investment agreement. Pursuant to the investment agreement, among other things, Explorer commits to invest, subject to certain closing conditions being satisfied or waived, up to $50 million in payment for our common stock or Series D preferred stock. The actual amount of Explorer's investment will be equal to the difference between $50 million and the gross proceeds received by us through a rights offering to our common stockholders other than Explorer, defined as the "unsubscribed purchase amount." For purposes of their opinion, Shattuck Hammond assumed that if all rights offered in the rights offering are exercised, the proportional ownership of our stock by stockholders other than Explorer and by Explorer on an as converted basis would, upon Explorer's payment of the unsubscribed purchase amount and the issuance to it of shares of our common stock, remain approximately the same. Shattuck Hammond also assumed that the subscription price per common share in the rights offering and the price per common share or the conversion price of the Series D preferred to be paid by Explorer would be the same. For purposes of their opinion Shattuck Hammond also assumed that the subscription price was $2.92, the maximum price approved by our Board of Directors and that the investment agreement included, among other things, the various financial terms that are specifically identified in Shattuck Hammond's fairness opinion set forth in Appendix C to this Proxy Statement.

     Shattuck Hammond rendered an oral opinion to the special committee and our Board of Directors on October 23, 2001 (subject to review of definitive documentation that was in the process of being negotiated), and a written opinion addressed to the special committee and our Board of Directors on October 29, 2001, in each case to the effect that, as of such date and subject to the assumptions made, matters considered and the limitations set forth in its opinion, the financial terms of the investment agreement taken as a whole, defined as the "financial terms of the investment agreement" as described more fully in its opinion, are fair to us from a financial point of view. The full text of Shattuck Hammond's written opinion is attached as Appendix C to this Proxy Statement and is incorporated herein by reference. Shattuck Hammond's opinion sets forth the assumptions made, the matters considered and limits on the review undertaken by Shattuck Hammond in connection with its engagement. The following summary of Shattuck Hammond's opinion is qualified in its entirety by reference to the full text of such opinion. Shattuck Hammond's opinion is directed only to the fairness to us, from a financial point of view, of the financial terms of the investment agreement taken as a whole and does not address any other aspect of the investment by Explorer or the rights offering or any other transaction to which Explorer and our company are parties. Shattuck Hammond's opinion was provided for the information and assistance of the special committee and the Board of Directors in connection with their consideration of the financing proposal put forward by Explorer and is not a recommendation of any action that the special committee, the Board of Directors or any of our stockholders should take.

     In connection with preparing its opinion, Shattuck Hammond reviewed a variety of materials including those specifically identified in its fairness opinion set forth in Appendix C to this Proxy Statement and made such investigations as it deemed appropriate. Shattuck Hammond did not independently verify any of the information it obtained for the purposes of its opinion. Instead, Shattuck Hammond assumed the accuracy and completeness of all such information. Shattuck Hammond relied upon assurances by our management that all forward-looking information concerning us reflected the best currently available judgments and estimates of management as to our likely future financial performance and capital requirements. Shattuck Hammond assumed that the financing will be consummated in accordance with the terms of the investment agreement. Shattuck Hammond did not make an independent inspection, evaluation or appraisal of our assets or liabilities, nor did anyone furnish Shattuck Hammond with any such evaluation or appraisal. The Shattuck Hammond opinion is based on market, economic and other conditions as they existed and could be evaluated at the time their fairness opinion was rendered.

     No limitations were imposed by the special committee, the Board of Directors or us on the scope of Shattuck Hammond's investigation or the procedures Shattuck Hammond followed in rendering its opinion. The terms of Shattuck Hammond's engagement, however, did not include soliciting interest in an investment transaction from investors, and Shattuck Hammond made no such solicitation.

     In evaluating the fairness, from a financial point of view, of the financial terms of the investment agreement taken as a whole to us, Shattuck Hammond employed a variety of analyses and reviews which it believes were appropriate for preparing its opinion. The preparation of a fairness opinion involves various determinations of the most appropriate and relevant methods of financial analyses and review and the application of those methods to the particular circumstances. Therefore such an opinion is not necessarily susceptible to partial analysis or summary description. Shattuck Hammond believes that its analyses and reviews must be considered as a whole and that selection of portions of its analyses and reviews and of the factors considered by it, without considering all of the factors and analyses and reviews, would create a misleading view of the processes underlying its opinion. In arriving at its opinion, Shattuck Hammond did not attribute any particular weight to any particular analysis, review or factor considered by it, but rather made qualitative judgments about the significance and relevance of each analysis, review and factor.

     In performing its analyses and reviews, Shattuck Hammond made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond our control. The analyses and reviews performed by Shattuck Hammond do not purport to be an appraisal and are not necessarily indicative of actual values or actual future results that might be achieved, all of which may be significantly more or less favorable than suggested by Shattuck Hammond's analyses and reviews. In connection with its analyses and reviews, Shattuck Hammond utilized estimates and forecasts of our future operating results contained in or derived from projections developed and supplied by our management. Analyses based on forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than the forecasts. Such analyses are inherently subject to uncertainty, being based on numerous factors or events beyond our control, and are susceptible to interpretations and periodic revision based on actual experience and business and economic developments after the date they were prepared. Therefore, future results or actual values may be materially different from these forecasts or assumptions.

     The following is a brief summary of material analyses and reviews performed by Shattuck Hammond in connection with the preparation of Shattuck Hammond's fairness opinion delivered to the special committee and our Board of Directors on October 29, 2001. The following analyses and reviews reflect substantially the same methodologies used by Shattuck Hammond in its preliminary oral presentation to the special committee and our Board of Directors on October 23, 2001, but updated and confirmed in writing to reflect financial information and market data that was available as of October 26, 2001 as well as a review of the definitive documentation executed in connection with the Explorer investment.

Alternative Financing Structures Review

     General. Shattuck Hammond reviewed a number of financing alternatives to Explorer's investment including:

          o equity financing (secondary public offering, private investment into public equity, private placement);

          o debt financing (subordinated debt, collateralized mortgage backed securitization, Health and Urban Development insured and senior unsecured); and

          o    other financings (asset sales, sale or merger of our company).

     Shattuck Hammond's review was based on a number of theoretical criteria including pricing, completion risk, timing, deleveraging of balance sheet, governance and approval requirements, fees and other factors. Based on its review and the criteria cited, Shattuck Hammond was of the view that no other financing alternative was clearly better than the Explorer investment. In this regard, Shattuck Hammond noted that, among other things:

          o    Explorer did not require any additional due diligence;

          o Explorer and our company were willing to enter into agreements on terms that were substantially similar to the definitive documentation related to Explorer's investment in our Series C preferred stock;

          o the views of our management regarding the potential consequences if we did not reach an agreement with its banks for covenant waivers by mid December, 2001, including, without limitation, interest rate increases and other penalties and possible acceleration of its senior debt;

          o the requirement of our banks that there be an infusion of equity or other junior capital in connection with any covenant waivers and possible term extensions;

          o Explorer's commitment to purchase our common stock at a fixed price per share determined under the investment agreement irrespective of the actual price of our common stock at the time Explorer makes its investment;

          o the structure of the Explorer investment as an investment in our common stock or Series D preferred stock to convert into our common stock thereby eliminating the potential need to pay dividends or interest that other investments might require
               (assuming that Series D preferred stock is not issued or, if issued, is outstanding for only a short period of time);

          o    an investment of equity would deleverage our balance sheet;

          o the World Trade Center attack on September 11, 2001 negatively impacted the financing markets; and

          o    a rights offering is "democratic"  from the perspective  that all
               stockholders   can  participate   based  on  their   proportional
               ownership.

     Market Valuation of Omega Publicly-Traded Senior Unsecured Debt and Series A and B Preferred Stock. Shattuck Hammond noted that our senior unsecured debt and Series A and B preferred stock were trading at significant discounts to their respective par values. Moreover, Shattuck Hammond further noted that our unsecured debt has a below investment grade rating and that the Series A and B preferred stock have had their dividends suspended. Shattuck Hammond concluded that our below investment grade rating on our debt, dividend suspension on our preferred stock and relative trading values of such securities to their par amounts were indicative of the challenges we would face in attempting to complete an alternative financing to the Explorer investment.

                           Omega Senior Unsecured Debt

                                                   Price       YTM    S&P Rating
                                                   -----      -----   ----------

Omega 6.95%; 6/15/02       ......................   85        35.8%      CCC+
Omega 6.95%; 8/01/07       ......................   60        18.5%      CCC+

                Series A and Series B Preferred (Actual Dollars)

                                                            Current         Discount to
                                        Liquidation       Price as of       Liquidation         Dividend
                                         Preference         10/26/01         Preference          Yield
                                        -----------      ------------      -------------       ---------
Series A Preferred      .............      $25.00            $14.51            58.0%             NA(1)
Series B Preferred      .............      $25.00            $13.70            54.8%             NA(2)

(1)  Dividend suspended; accrues at rate of 9.250%.

(2)  Dividend suspended; accrues at rate of 8.625%.

Explorer Pro Forma Ownership Analysis. Shattuck Hammond noted that Explorer's current ownership of 45.5% of our voting capital stock and the ability to designate four out of nine Board seats (and approve an independent director) provided Explorer with significant control of our company. Based on the $50 million financing and a subscription price of $2.92, depending on the number of our stockholders other than Explorer who exercise their rights, Explorer's ownership of our voting capital stock could exceed 50% on an as converted basis.

     The table below presents Explorer and non-Explorer ownership of our common stock on an as converted basis based on different assumed levels of non-Explorer stockholder participation in the rights offering:

                     Ownership Analysis (Shares in Millions)

                                         Common Shares on an as Converted Basis (1)
                                         ------------------------------------------
                               Non-
                               Explorer         Total
                               Participation   Shares      Percentage       Total
                               In Rights        Non-          Non-         Shares      Percentage     Total
Explorer Ownership Level       Offering       Explorer      Explorer      Explorer      Explorer     Shares
------------------------       --------       --------     ----------     --------      --------     ------

High.......................        0%           20.1          37.2%         33.9          62.8%       54.0
Medium.....................       50%           24.7          45.8%         29.2          54.2%       54.0
Low........................      100%           29.4          54.5%         24.6          45.5%       54.0

(1)  Excludes options and warrants.

     Shattuck Hammond further noted that in the event that upon consummation of the rights offering and transactions contemplated by the investment agreement, Explorer were to beneficially own more than 50% of our voting securities, Explorer would have voting control of our company through its unrestricted right to vote our voting capital stock and the power to designate a majority of our Board of Directors subject to the following restrictions imposed by the investment agreement and any other limitation or restriction imposed by law:

     o a limitation on the number of our Board of Directors which Explorer could designate;

     o so long as Explorer holds at least 15% of our voting securities, a commitment by Explorer to vote in favor of the election of three directors who are both "independent" under the rules of the New York Stock Exchange and unaffiliated with Explorer and, upon the increase in the number of directors to ten, one additional person who is unaffiliated with Explorer; and

     o except for a transaction approved by a committee of our Board of Directors comprised entirely of independent directors and under certain other limited circumstances, a prohibition against Explorer acquiring beneficial ownership of more than 80% of our voting securities.

Rights Offering Analysis

     Shattuck Hammond reviewed 31 rights offerings (excluding rights offerings involving closed end funds and American Depositary Receipts) that have been completed since January 1, 2001. Shattuck Hammond noted that rights offerings are:

     o    in  many  instances  used  by  financially  troubled  companies,   and
          approximately 61% of the companies in the sample involved companies with share prices less than $5.00 per share;

     o all of the rights offerings in the sample for which information was available had over-subscription rights available to all stockholders;

     o approximately 41% of such rights offerings for which information was available had a large investor that was willing to purchase all or a large part of any rights which were not exercised;

     o approximately 36% of the rights offerings in the sample for which information was available had rights that were transferable; and

     o approximately 86% of the sample for which information was available were priced based on intangible factors that may have had no relation to the value of the companies' assets, operating performance or share price.

     Shattuck Hammond also reviewed the relative share price performance of the sample group based on the date of announcement and ex dividend date, and concluded that rights offerings typically have relatively little impact on a company's share price.

                            Rights Offering Analysis

                          Analysis by Announcement Date

 Week              Day             On               One                  One
Before           Before          Day of          Day After           Week After
------           ------          ------          ---------           ----------
 1.00             0.99            1.00              0.97                0.93

                               Analysis by Ex Date

 Week              Day             On               One                  One
Before           Before          Day of          Day After           Week After
------           ------          ------          ---------           ----------
 1.13             1.13            1.00              0.98                1.05
 ----             ----            ----              ----                ----


Omega Float Comparison

Based on information provided by Bloomberg Investor Services, Shattuck Hammond compared our public float (common shares not owned by management or other affiliates) with the public float of a select group of publicly-traded financially stable healthcare REITs (Health Care Property Investors, Inc., Health Care REIT, Inc., Healthcare Realty Trust, Inc., Nationwide Health Properties, Inc. and Senior Housing Properties Trust) and a select group of publicly-traded financially distressed REITs (LTC Properties, Inc. and National Health Investors, Inc.). The REITs in each group were selected because their healthcare focus and mix of assets were reasonably similar to those of our company. The general criteria used to distinguish between a stable and distressed REIT is that stable REITs generally have stronger financial performance, fewer operators who are in bankruptcy, and pay a dividend to their common stockholders. Shattuck Hammond considered our company to be a distressed REIT.

The float for the stable REITs ranged from 16.4 million shares to 54.7 million shares and averaged 37.9 million shares. The float for the distressed REITs (excluding our company) ranged from 20.2 million shares to 21.8 million shares and averaged 21.0 million shares. Shattuck Hammond noted that a larger float generally increases the trading liquidity of a stock and may enhance the ability to undertake a reverse split to increase share price. In this regard, if any non-Explorer stockholders (other than management and other affiliates) exercised their rights, our float would increase.

The table below presents the pro forma impact on our float based on different levels of assumed participation in the rights offering by our stockholders other than Explorer:

               Omega Pro Forma Float Analysis (Shares in Millions)

                                                   High      Medium      Low
                                                   ----      ------     ----
Omega Float.................................       19.2      19.2       19.2
Non-Explorer Rights Participation...........       100%       50%         0%
New Shares Issued (1).......................        9.3       4.7        0.0
Total Pro Forma Float.......................       28.5      23.9       19.2
% Increase in Float.........................       48%       24%         0%

(1) Assumes $27.3 million Rights Offering priced at 6% discount to average closing price for 20 trading day period ended October 26, 2001--hence $2.92.

Pro Forma Debt to Capitalization Analysis

     Shattuck Hammond analyzed the debt to capitalization of the stable REITs and the distressed REITs (excluding our company) and compared them to our company. Debt/capitalization is calculated as (long-term debt + short-term debt)/(long-term debt + short-term debt + preferred stock + equity value).The debt/capitalization of the stable REITs ranged from 14.2% to 56.7% and from 30.8% to 38.5% for the distressed REITs. Shattuck Hammond noted that a $50 million equity financing and additional subsequent repayment of debt through cash flow from operations would significantly lower our debt/capitalization ratio and bring such ratio into closer proximity with the ratios of the distressed REITs and stable REITs.

     The table presents our capitalization at June 30, 2001 and as adjusted on a pro forma basis for a $50 million equity investment that is assumed will be used to repay debt, and for an assumed further $73.5 million reduction in debt through cash flow from operations:

                                 Omega Pro Forma Debt to Capitalization Analysis (Dollars in Millions)

                                              June 30,       Equity        Pro Forma       Further        Pro Forma
                                               2001        Investment     with Equity     Reduction     June 30, 2001
                                             ---------     ----------     -----------     ---------     -------------
         Debt
         Total Debt (1).............          $425.6         (50.0)         $375.6         (73.5)           $302.1
         Equity
         Preferred..................          $212.3                        $212.3                          $212.3
         Other......................           247.4          50.0           297.4                           297.4
                                               -----         -----          ------         ------           ------
              Total Equity..........          $459.7          50.0          $509.7                          $509.7
         Debt to Capitalization:               48.1%                         42.4%                           37.2%
         Mean (2)
         Distressed REITs...........           34.7%                         34.7%                           34.7%
         Stable REITs...............           42.5%                         42.5%                           42.5%
         Median (2)
         Distressed REITs...........           34.7%                         34.7%                           34.7%
         Stable REITs                          40.3%                         40.3%                           40.3%

          (1) Assumes additional $10.0 million of debt is repaid from proceeds in excess of $113.5 million due in March and June of 2002.

          (2) Mean and median for distressed REITs exclude Omega. Mean and median for stable REITs exclude Senior Housing Properties Trust.


Omega Share Price Analysis

     Shattuck Hammond compared our share price performance to an index created by Shattuck Hammond of the share price performances of the stable REITs and the distressed REITs. Shattuck Hammond noted that we under-performed both indices for the five year period and twelve month period ended October 26, 2001. Shattuck Hammond also noted that for the three months ended October 26, 2001, we outperformed the stable REIT index and improved relative to the distressed REIT index.

     Shattuck Hammond calculated our average share price based on the daily close for our common stock for the five year, twelve month and three month period ended October 26, 2001. Such averages were $20.26, $3.03 and $3.03, respectively. Shattuck Hammond noted that the maximum rights offering price of $2.92 was 94% of the average price for both the twelve month and three month period.

Comparable Company Analysis

In its comparable company analysis, Shattuck Hammond derived various valuation and leverage multiples as well as leverage and operating margins for our company and compared them to similar multiples and margins for the stable REITs and the distressed REITs. As previously discussed, the REITs in each group were selected because their healthcare focus and mix of assets were reasonably similar to our company. Shattuck Hammond focused the comparable company analysis on:

     o the common share price to funds from operations multiple defined as "Price/FFO" where FFO is defined as net income available to common stockholders plus depreciation and amortization less any gains or losses on sales of assets, and adjusted for any items deemed extraordinary or "one-time" items; and

     o    the   Debt/Capitalization   ratio  (see   "Omega  Pro  Forma  Debt  to
          Capitalization Analysis" above).


     Shattuck Hammond noted that Omega's Price/FFO multiple was below the median and mean multiples for the distressed and stable REITs. Shattuck Hammond further noted that completion of the Explorer investment and rights offering could result in an increase in our Price/FFO multiple. The table below presents the mean and median price to FFO multiples for the periods shown:

                Comparable Public Companies' Price/FFO Multiples

                                                                   Six Months
                                                     LTM           Annualized         2001         2002
                                                   6/30/01           6/30/01       Estimated     Projected
                                                  --------        ------------    -----------   -----------

          Stable REITs
          Mean.........................              10.4x            10.5x             9.6x         9.2x
          Median.......................              10.4x            10.4x            10.2x         9.8x
          Distressed REITs
          Mean (1).....................               5.6x             6.0x             7.0x         7.0x
          Median (1)...................               5.6x             6.0x             7.0x         7.0x
          Omega (2) (3)................               3.2x             3.1x             3.9x         4.4x

          (1)  Mean and median excludes  Omega.
          (2) 2001E and 2002P assume full conversion of Series C preferred stock, and includes additional stock in 2002 due to proposed $50 million financing.
          (3) Our FFO per share includes add-back of one-time items and certain adjustments related to 2002 financing.

Net Asset Value Analysis

     Shattuck Hammond performed a net asset value analysis that compared the estimated net asset value per fully-diluted common share to our actual share price at October 26, 2001. A similar comparative analysis was done with respect to the stable REITs and the distressed REITs. The analysis was based on financial results for the latest twelve months ended June 30, 2001 and the six months ended June 30, 2001 annualized. The net asset value calculation was based on determining a value for owned properties and other income and then adjusting this combined value for various balance sheet related items such as cash, debt and preferred stock. The value of owned properties was determined by multiplying property cash flow by a multiple. Property cash flow was assumed to be equal to real estate operating revenue less direct real estate operating costs. Other income is assumed to consist primarily of interest income and excludes income or losses related to sales of assets. The value of other income is determined by multiplying other income for the period by a multiple. For the stable REITs, the property cash flow multiple and other income multiple utilized is 10.0x and 6.0x, respectively. For the distressed REITs, the property cash flow multiple and other income multiple utilized is 8.0x and 5.5x, respectively.

     The table below presents the calculation of our net asset value, the median and mean net asset values per share for the stable REITs and the distressed REITs and the premium or discount of the actual share prices to the net asset value per share for each group of REITs and our company at October 26, 2001:

                                             Summary Net Asset Value per Share (Actual Dollars)

                                                             LTM            Premium/      Annualized     Premium/
                                                           6/30/01         (Discount)      6/30/01      (Discount)
                                                          --------         ----------     ----------    ----------

                  Stable REITs
                  Mean.........................            $ 25.5             (6.8)%        $ 25.0         (4.7)%
                  Median.......................            $ 24.8             (3.7)%        $ 24.8         (2.2)%
                  Distressed REITs
                  Mean (1).....................            $ 13.31           (22.9)%        $ 11.95        (8.3)%
                  Median (1)...................            $ 13.31           (22.9)%        $ 11.95        (8.3)%
                  Omega........................            $  2.97              7.2%        $  2.39         33.2%

                  (1) Distressed REITs exclude Omega.

                                     Calculation of Omega's Net Asset Value (Dollars in Millions)

                                                                             LTM            Annualized
                                                                           6/30/01           6/30/01
                                                                          --------          ----------
                  Real Estate Operating Revenue.................          $ 251.6            $ 241.1
                  Direct Operating Expenses.....................            191.2              180.3
                                                                          -------            -------
                      Property Cash Flow........................          $  60.4            $  60.8
                  Applied Market Multiple.......................              8.0x               8.0x
                      Property Asset Value......................          $ 483.4            $ 486.7
                  Other Income..................................          $  31.3            $  28.6
                  Applied Market Multiple.......................              5.5x               5.5x
                      Other Income for NAV Purposes.............          $ 172.3            $ 157.2




                                                                             LTM            Annualized
                                                                           6/30/01           6/30/01
                                                                          --------          ----------
                  Balance Sheet (6/30/01)
                  Property Asset Value..........................          $ 483.4            $ 486.7
                  Other Income..................................            172.3              157.2
                  Plus: Land....................................             32.1               32.1
                  Plus: Cash....................................             10.8               10.8
                  Less: Debt....................................           (425.7)            (425.7)
                  Less: Preferred...............................           (212.3)            (212.3)
                                                                           -------           --------
                      Net Asset Value...........................          $  60.5            $  48.7
                  Shares Outstanding (Millions).................             20.4               20.4
                  Net Asset Value per Share.....................          $   2.97           $   2.39
                  Current Share Price (10/26/01)................          $   3.18           $   3.18
                  Share Price Relative to NAV...................              7.16%              33.17%

Engagement Terms

     As compensation for its services as financial advisor to the special committee, pursuant to a letter agreement dated October 15, 2001, we agreed to pay Shattuck Hammond $250,000 in cash as follows:

     o    a retainer of $50,000;

     o $50,000 upon the submission of a written report to the Board of Directors which addressed a review and analysis of potential financing alternatives for us as well as a review and analysis of financing proposals received by us; and

     o $250,000 (less any fees previously received) upon the earlier of the completion of a financing or the delivery of a written opinion as to the fairness of such financing from a financial point of view.


On October 29, 2001, the October 15, 2001 agreement was amended in recognition of the increased time requirement of Shattuck Hammond, to provide for Shattuck Hammond to receive a fee of $400,000 (instead of $250,000) less any fees received, upon the earlier of the completion of a financing and the delivery of its written opinion. In addition, Shattuck Hammond agreed to pay for all of its out-of-pocket expenses.

Interests of Directors and Officers in Matters to be Acted Upon.

     Hampstead Investment Partners III, L.P. holds the ultimate controlling interest in Explorer, which owns 1,048,420 shares of Series C preferred stock, representing 45.5% of our outstanding voting power. Daniel A. Decker, the Chairman of our Board of Directors, is a member of Hampstead. Donald J. McNamara, the Chairman of Hampstead, is one of our directors. Christopher W. Mahowald, a member of the Board of Directors, through a separate investment fund, contributed $5 million towards Explorer's $100 million investment in our company in July 2000.

Recommendation of Board of Directors

     The Board of Directors unanimously recommends a vote FOR the approval of the issuance of common stock to Explorer either upon consummation of its investment or, if such investment is completed prior to the date of the Special Meeting, upon conversion of the Series D preferred stock.

     PROPOSAL 2 - APPROVAL OF THE AMENDMENT TO OUR ARTICLES OF INCORPORATION
            AMENDING TERMS OF OUR ARTICLES SUPPLEMENTARY FOR SERIES C
                           CONVERTIBLE PREFERRED STOCK

     Explorer owns approximately 45.5% of our issued and outstanding common stock, giving effect to the conversion of our Series C preferred stock, all of which is held by Explorer. The terms of Series C preferred stock give Explorer the right to receive its pro rata portion on an as-converted basis of all dividends paid to the holders of our common stock, including the rights to be distributed in the rights offering. Explorer has agreed to waive this provision and will not receive rights in the rights offering. Instead, Explorer has agreed to purchase $22.76 million of our stock, on the closing of the rights offering, at the same price per share available in the rights offering. The shares that Explorer has agreed to purchase represent its pro rata portion of the $50 million in additional equity capital we are seeking to raise. Explorer has also committed to invest an additional amount equal to the aggregate subscription price of any shares that are not subscribed for in the rights offering. As a result of this commitment, we are assured of receiving a total of $50 million in gross proceeds from the rights offering and Explorer's investment assuming they are both completed.

     As a condition to Explorer's investment in our company, we have agreed to amend certain of the agreements relating to Explorer's initial investment in our company made in July 2000. These amendments will be effective as of the closing of Explorer's new investment. The effect of these amendments is to remove the provisions in our agreements that prohibit Explorer from voting in excess of 49.9% of our common stock and from taking certain actions without the prior approval of our Board of Directors. The proposed amendments also (i) modify the right of the holders of our Series C preferred stock to appoint directors upon our failure to pay dividends for a specified period of time, (ii) provide that the subscription price in the rights offering will not result in an adjustment to the conversion price of our Series C preferred stock and (iii) make certain other technical changes to reflect the possible issuance of the Series D preferred stock. The amendment to our Articles of Incorporation to amend the terms of our Articles Supplementary for the Series C Convertible Preferred Stock to effect these changes requires stockholder approval.

     The following summary of the material changes to the Articles Supplementary for the Series C Convertible Preferred Stock and the Explorer investment agreements is subject to, and qualified in its entirety by, the complete text of each amendment and the other material documents described below. A copy of the Amended and Restated Articles Supplementary for the Series C Convertible Preferred Stock, which is marked to show the proposed modifications to our Articles Supplementary for the Series C Convertible Preferred Stock filed in July 2000, is attached as Appendix D to this Proxy Statement. The Explorer investment agreements have been previously filed as exhibits to a Schedule 13D/A filed on behalf of Explorer on October 29, 2001. You should read the full text of the amendments to the Explorer agreements and other material agreements because those agreements, and not this Proxy Statement, are the legal documents that govern the investment by Explorer. In the event there are any discrepancies between the terms of the Explorer agreements and the amendments thereto in the following summary, the Explorer agreements and amendments will control.

Proposed Amendment of Our Articles Supplementary for the Series C Convertible Preferred Stock

     Pursuant to the Articles Supplementary for the Series C Convertible Preferred Stock and our investment agreement with Explorer, we are required to seek the approval of our stockholders to amend the Series C Articles
Supplementary for the Series C Convertible Preferred Stock presently owned by Explorer. A copy of the Amended and Restated Articles Supplementary for the Series C Convertible Preferred Stock, which is marked to show the proposed modifications to our Articles Supplementary for the Series C Convertible Preferred Stock filed in July 2000, is attached as Appendix D to this Proxy Statement. Pursuant to the Amended Series C Articles Supplementary, the terms of the Series C preferred stock will be amended to:

     (i) remove the restriction that prevents the voting or conversion of the Series C preferred stock in excess of 49.9% of our voting securities owned by Explorer;

     (ii) provide that if we fail to pay dividends owed upon the Series C preferred stock or the Series D preferred stock for a period of time, the holders of the Series C preferred stock and the Series D preferred stock, voting together as a single class, will be entitled to designate two additional directors to our Board of Directors;

     (iii)provide that the subscription price in the rights offering will not result in an adjustment to the conversion price of our Series C preferred stock; and

     (iv) make other technical changes to reflect the existence of the Series D preferred stock.

     As a result of this amendment, if Explorer holds greater than fifty percent of the outstanding shares of voting stock of our company, it will have the ability to control certain aspects of our company. In addition, if we are in arrears on our dividends for four or more periods, Explorer could gain more control of our Board of Directors.

     The above amendments will not be effective unless approved by our stockholders. The proposed amendments must be approved by the affirmative vote of a majority of all issued and outstanding shares of common stock and Series C preferred stock voting together as a class and at least two-thirds of the shares of the issued and outstanding Series C preferred stock. Explorer has committed to vote its shares, representing approximately 45.5% of our voting shares on an as converted basis, in favor of these amendments. We will file an amended Series C Articles Supplementary with the Department of Assessments and Taxation of the State of Maryland following receipt of stockholder approval and the closing of Explorer's investment.

Modifications to Agreements with Explorer

     Amended and Restated Stockholders Agreement. We will enter into an amended and restated stockholders agreement at the closing of Explorer's investment. If Explorer owns more than 50% of our common stock, Explorer would be able to elect all of the members of the Board of Directors. However, pursuant to the amended and restated stockholders agreement, Explorer will be entitled to designate to our Board of Directors that number of directors that would generally be proportionate to Explorer's ownership of voting securities of our company, not to exceed five directors (six following increase in the size of the Board of Directors to ten directors). We will limit the number of directors on our Board so as not exceed ten without the consent of Explorer. We will also take such action to ensure generally that Explorer's representation on all committees of the Board is proportionate to its representation on the entire Board of Directors other than any special committee established to consider transactions in which Explorer or any of its affiliates may have a conflict of interest.

     Explorer will, so long as it owns at least 15% of our voting securities, vote its shares in favor of three "independent directors" as defined under the rules of the New York Stock Exchange who are not affiliates of Explorer. Upon the increase of the size of the Board of Directors to ten members, Explorer will vote its shares in accordance with the previous sentence in favor of an additional director who is not affiliated with Explorer. Upon the increase of the size of the Board to ten members, we will appoint C. Taylor Pickett, our Chief Executive Officer, as a new director. Mr. Pickett will then constitute the fourth non-Explorer director.

     Pursuant to the amended stockholders agreement, Explorer will no longer be subject to certain restrictions under the prior stockholders agreement preventing it from acquiring more than 5% of our voting securities without prior approval of our Board of Directors, but Explorer will be restricted from acquiring beneficial ownership of more than 80% of our voting securities without the approval of a committee of the Board consisting entirely of independent directors. Other restrictions on Explorer under the prior stockholders agreement, including the agreement of Explorer not to solicit proxies in opposition to, or prior to the issuance of a recommendation by, the Board; not to join, form or participate in a group relating to the ownership or voting of our securities or control of our company; not to deposit any securities in a voting trust or other voting arrangement; and not to tender any securities in a tender offer not approved by the Board will also no longer apply to Explorer. Explorer will also no longer be subject to the right of first offer transfer restrictions in the prior stockholders agreement.

     Pursuant to the amended stockholders agreement, Explorer will not transfer our voting securities to a transferee who, as a result of such transfer, would beneficially own 10% or more of our outstanding voting securities unless such transferee agrees to be bound by certain provisions of the amended stockholders agreement including those relating to the election of independent directors.

     Amended and Restated Registration Rights Agreement. Pursuant to an amended and restated registration rights agreement, we have agreed, subject to certain limitations and under certain circumstances, to register for sale any shares of our stock held by Explorer. We will enter into the amended and restated registration rights agreement with Explorer at the closing of Explorer's investment.

     Stockholders Rights Plan Amendment. Pursuant to our investment agreement with Explorer, we have amended our stockholders rights plan to provide that neither Explorer nor its affiliates shall be an "acquiring person" for purposes of activating the rights that were issued pursuant to our stockholders rights plan. The amendment also exempts direct and indirect transferees of Explorer, other than in transfers through an underwriter or national securities exchange, from the definition of an "acquiring person."

     Advisory Agreement Side Letter. We have agreed that upon the closing of the rights offering The Hampstead Group, L.L.C., an affiliate of Explorer, will have fulfilled all of its obligations under the amended and restated advisory agreement to provide certain specified financial advisory, consulting and operational services, including, but not limited to, assistance in our efforts to refinance, repay or extend certain indebtedness and assistance in efforts to manage our capitalization and liquidity. As a result, the advisory fee payable to Hampstead under the advisory agreement will be earned but will only be payable at such time as all of the conditions to payment of the advisory fee contained in the advisory agreement are met. These conditions include the extension, repayment or refinancing of the outstanding balances of our senior unsecured notes maturing on June 15, 2002 as well as the extension, refinancing or repayment of our $175 million senior secured revolving credit facility. The advisory fee that will be payable is equal to 1% of the amount of refinanced indebtedness (based on the maximum amount available to be drawn in the case of revolving credit facilities) up to a maximum fee of $3.1 million. If Hampstead provides additional services, we will be required to pay them a customary advisory fee.

Vote Required for Approval of the Amendment to our Articles of Incorporation to Amend Certain Terms of the Articles Supplementary for the Series C Convertible Preferred Stock

     The proposed amendment to our Articles of Incorporation to amend certain terms of the Articles Supplementary for the Series C Convertible Preferred Stock must be approved by the affirmative vote of a majority of the voting power of our issued and outstanding shares of common stock and Series C preferred stock voting together as a class and the affirmative vote of at least two-thirds of all issued and outstanding shares of Series C preferred stock, voting separately as a class. Explorer has committed to vote its shares of Series C preferred stock, representing approximately 45.5% of the voting shares and all of the outstanding shares of Series C preferred stock, in favor of this proposal.

Reason for Seeking Stockholder Approval

     The Articles Supplementary for the Series C Convertible Preferred Stock and our Articles of Incorporation require that a majority of all shares of common stock and Series C preferred stock voting together as a class, and at least two-thirds of the Series C preferred stock, voting separately, as a class vote in favor of any amendments to the Articles Supplementary for the Series C Convertible Preferred Stock.

Recommendation of Board of Directors

     The Board of Directors unanimously recommends a vote FOR the approval of the amendment to our Articles of Incorporation to amend certain terms of the Articles Supplementary for the Series C Convertible Preferred Stock.

    PROPOSAL 3 - APPROVAL OF THE AMENDMENTS TO THE ARTICLES OF INCORPORATION
              AND BYLAWS INCREASING THE MAXIMUM NUMBER OF DIRECTORS

     Article V,  Section 3 of our  Articles of  Incorporation  and Article  III,
Section 1 of our Bylaws currently provide that Omega shall have not less than five nor more than nine directors. Any increase in the number of authorized directors requires the affirmative vote of the holders of 80% of the shares of our common stock. The Board of Directors has approved and recommends that you approve amendments to our Articles of Incorporation and to our Bylaws that increase the maximum number of directors from nine to eleven, and that provide that any future increase in the number of directors can be effected by an amendment to our Bylaws approved by our Board or our stockholders.

     The purpose of these amendments to our Articles of Incorporation and to our Bylaws is to enable Omega to take timely advantage of the availability of well-qualified candidates and to increase our ability to attract high-quality individuals to serve as directors of Omega. The Board of Directors has deemed these amendments to be in the best interest of Omega because it believes that the presence of additional talented individuals with industry experience will enhance our ability to meet the challenges we face in an increasingly competitive market. We have also agreed with Explorer that if stockholders approve the amendments to increase the size of our Board of Directors, the total number of directors will be fixed at ten. If stockholders approve the increase in the size of the Board of Directors, the Board of Directors intends to appoint our Chief Executive Officer, C. Taylor Pickett, to serve as a member of our Board of Directors.

     In addition, as a result of the proposed amendments, future increases in the maximum number of directors can be made by an amendment to our Bylaws approved by the Board of Directors or the affirmative vote of the holders of a majority of the voting power of our issued and outstanding voting securities. The purpose of this change is to give the Board of Directors greater flexibility in determining the proper size of the Board of Directors, without the requirement that Omega obtain stockholder approval of any such change.

     Accordingly, it is proposed that the last paragraph of Article V, Section 3 of our Articles of Incorporation be amended to read as follows:

     "The number of Directors may be increased or decreased from time to time in such manner as may be provided in the Bylaws."

Accordingly,  it is also  proposed  that the first two sentences of Article III,
Section 1 of our Bylaws be amended to read as follows:

     "The number of Directors shall be not less than five (5) nor more than eleven (11) until changed by amendment of these Bylaws subject, however, to any rights of the holders of any series of preferred stock to elect additional directors. Subject to any rights of holders of preferred stock, the exact number of Directors shall be ten (10) until changed, within the limits specified, by a Bylaw amending this section duly adopted by the Board of Directors or Stockholders."

Any person who is appointed as a director would stand for re-election at the next annual meeting of stockholders following his or her appointment.

Required Vote for Approval of the Amendment to our Articles of Incorporation and Bylaws

     The affirmative vote of the holders of 80% of the shares of common stock is required to approve the amendments to our Articles of Incorporation and our Bylaws to increase the size of the Board of Directors.

Recommendation of Board of Directors

     The Board of Directors unanimously recommends a vote "FOR" the approval of the amendment to our Articles of Incorporation and Bylaws to increase the maximum size of the Board of Directors from nine to eleven members.

                     RELATIONSHIP WITH INDEPENDENT AUDITORS

     Ernst & Young LLP audited our financial statements for each of the years ended December 31, 1998, 1999 and 2000. Representatives of Ernst & Young LLP are expected to be present at the Special Meeting and will be given the opportunity to make a statement if they desire to do so. It is also expected that they will be available to respond to appropriate questions from stockholders at the Special Meeting.

                             STOCKHOLDERS PROPOSALS

     ____________ is the date by which proposals of stockholders intended to be presented at the Special Meeting of Stockholders, held on or about ______________, must be received by us for inclusion in the Proxy Statement and form of proxy relating to that meeting. No business other than that stated in the notice shall be transacted at any meeting without the unanimous written consent of all stockholders present at the meeting pursuant to our Bylaws.

                            EXPENSES OF SOLICITATION

     The total cost of this solicitation will be borne by us. In addition to use of the mails, proxies may be solicited by our directors, officers and regular employees of Omega personally and by telephone, telex or facsimile. We may reimburse persons holding shares in their own names or in the names of the nominees for expenses such persons incur in obtaining instructions from beneficial owners of such shares. We have also engaged Georgeson & Company Inc. to solicit proxies for a fee not to exceed $7,500, plus out-of-pocket expenses.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     We are subject to the informational requirements of the Exchange Act. Pursuant to the requirements of the Exchange Act, we file annual, quarterly and special reports with the Securities and Exchange Commission. The following documents or portions of documents filed by us with the Securities and Exchange Commission are incorporated herein by reference.


     (i)  Annual Report on Form 10-K for fiscal year ended December 31, 2000;

     (ii) Quarterly Report on Form 10-Q for the quarter ended March 31, 2001;

     (iii) Quarterly Report on Form 10-Q for the quarter ended June 30, 2001;

     (iv) Quarterly Report on Form 10-Q for the quarter ended September 30, 2001; and

     (v) All other reports filed by us pursuant to Section 13(a) or 15(d) of the Exchange Act after the date of this Proxy Statement and prior to the date of the Special Meeting.


     All documents subsequently filed by Omega pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the date on which the Special Meeting is held shall be deemed to be incorporated by reference in this Proxy Statement and to be a part hereof from the date of filing of such documents.

     Any statement contained in a document incorporated herein shall be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement.

     Copies of our Annual Report on Form 10-K for the fiscal year ended December 31, 2000 and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2001 accompany this Proxy Statement. The Explorer investment agreements have been previously filed as exhibits to a Schedule 13 D/A filed on behalf of Explorer on October 29, 2001. Copies of all documents are incorporated herein by reference (not including the exhibits to such documents, unless such exhibits are specifically incorporated by reference in this Proxy Statement) and will be provided without charge to each person to whom this Proxy Statement is delivered, upon written or oral request. Copies of this Proxy Statement as amended or supplemented from time to time, or any other documents (or parts of documents) that constitute part of this Proxy Statement will be provided without charge to each such person, upon written or oral request. Requests should be directed to Omega Healthcare Investors, Inc., Attn: Investor Relations, 900 Victors Way, Suite 350, Ann Arbor, Michigan 48108, (734) 887-0200. These documents are also filed electronically through the Securities and Exchange Commission's Electronic Data Gathering, Analysis and Retrieval system, and may be accessed at the Securities and Exchange Commission's internet website, which is located at http://www.sec.gov. You may read and copy any reports, statements or other information that we file with the Securities and Exchange Commission at the Securities and Exchange Commission's public reference room at 450 Fifth Street, Washington, D.C. 20549, or at the public reference rooms in New York, New York and Chicago, Illinois. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference rooms.

                                  OTHER MATTERS

     The Board of Directors knows of no other business to be presented at the Special Meeting, but if other matters do properly come before the Special Meeting, it is intended that the persons named in the proxy will vote on said matters in accordance with their best judgment.


                                              C. TAYLOR PICKETT
                                              Chief Executive Officer


____________, 2001
Ann Arbor, Michigan

                               INDEX TO APPENDICES

Investment Agreement..................................................Appendix A

Articles Supplementary for Series D Convertible Preferred Stock.......Appendix B

Opinion of Shattuck Hammond Partners LLC..............................Appendix C

Amended and Restated Articles Supplementary for Series C
     Convertible Preferred Stock......................................Appendix D

                        OMEGA HEALTHCARE INVESTORS, INC.
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

PROXY

The undersigned hereby appoints C. Taylor Pickett and Robert O. Stephenson and each of them, as proxies, each with the power to appoint his substitute to represent and to vote as designated below, all the shares of common stock of Omega Healthcare Investors, Inc. ("Omega") held of record by the undersigned on ____________, 2001 at the Special Meeting of Stockholders to be held on
___________________ , 2001 or any adjournment thereof.

This Proxy when properly executed will be voted in the manner directed herein by the undersigned. If no specification is made, this Proxy will be voted FOR:

     1. The issuance to Explorer Holdings, L.P. of shares of our common stock either in connection with Explorer's commitment to invest $22.76 million plus an amount equal to the aggregate subscription price of any shares of common stock not purchased in the rights offering by other stockholders or upon the conversion of shares of Series D preferred stock issued to Explorer in lieu of common stock if we close Explorer's investment prior to receiving the stockholder approval sought pursuant to the proxy statement to issue common stock to Explorer, and any change of control that may result from such issuance.

     2. An amendment to our Articles of Incorporation, which is our corporate charter, amending the terms of our Articles Supplementary for the Series C Convertible Preferred Stock by removing the provisions prohibiting Explorer from voting in excess of 49.9% of our common stock, by changing the number and manner in which holders of our Series C and Series D preferred stock can appoint directors if we fail to pay dividends for a specified period of time, by providing that the subscription price in the rights offering will not result in an adjustment to the conversion price of our Series C preferred stock and by making certain other technical changes to reflect the possible issuance of the Series D preferred stock.

     3. The amendments to our Articles of Incorporation and our Bylaws to increase the size of the Board of Directors from nine to eleven members, and to provide that any future increase in the number of directors can be effected by an amendment to our Bylaws approved by our Board or our stockholders.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and at any adjournment thereof.

       (Continued, and to be marked, dated and signed, on the other side)

                                SEE REVERSE SIDE

                           -- FOLD AND DETACH HERE --

[X] (Please mark your votes as in this example.

     The Directors recommend a vote "FOR" Proposals 1, 2 and 3.

                                                                                        FOR     AGAINST   ABSTAIN

1.   The  issuance to  Explorer  Holdings,  L.P.  of shares of our common  stock        [  ]      [  ]     [  ]
     either in connection  with  Explorer's  commitment to invest $22.76 million plus an amount equal to the aggregate  subscription  price of any shares of common stock not purchased in the rights offering by other  stockholders or upon the  conversion  of  shares  of  Series D  preferred  stock  issued to
     Explorer in lieu of common stock if we close Explorer's investment prior to receiving the  stockholder  approval sought pursuant to the proxy statement to issue  common  stock to  Explorer,  and any change of  control  that may result from such issuance.

2.   An  amendment  to our  Articles of  Incorporation,  which is our  corporate        [  ]      [  ]     [  ]
     charter,  amending the terms of our Articles Supplementary for the Series C
     Convertible Preferred Stock by removing the provisions prohibiting Explorer from voting in excess of 49.9% of our common stock,  by changing the number and manner in which  holders of our Series C and Series D  preferred  stock can appoint directors if we fail to pay dividends for a specified period of time, by providing that the subscription  price in the rights offering will not  result  in an  adjustment  to the  conversion  price  of our  Series C preferred  stock and by making certain other  technical  changes to reflect the possible issuance of the Series D preferred stock.

3.   The amendments to our Articles of Incorporation  and our Bylaws to increase        [  ]      [  ]     [  ]
     the size of the Board of  Directors  from nine to  eleven  members,  and to provide that any future increase in the number of directors can be effected by an amendment to our Bylaws approved by our Board or our stockholders.

--------------------------------------------------------------------------------



NOTE: Please sign exactly as your name appears on this Proxy. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Please check the box if you plan to attend the Special Meeting in person.   [  ]


SIGNATURE(S)                                         DATE



NOTE:Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. This proxy will not be used if you attend the meeting in person and so request.

--------------------------------------------------------------------------------
                           -- FOLD AND DETACH HERE --

                                                                      Appendix A

                              INVESTMENT AGREEMENT

         INVESTMENT AGREEMENT (this "Agreement"), dated as of October 29, 2001, by and among Omega Healthcare Investors, Inc., a Maryland corporation (the "Company"), and Explorer Holdings, L.P., a Delaware limited partnership ("Purchaser").
                               I. SHARE PURCHASE

     1.1 Share Purchase. (a) The Board of Directors of the Company has authorized the issuance and sale to Purchaser hereunder of that number of newly issued shares (the "Shares") of (i) Series D Preferred Stock of the Company, par value $1.00 per share (the "Series D Preferred Stock", having the designations, voting powers, preferences and relative, participating, optional and other special rights, qualifications, limitations and restrictions thereof, set forth in the Articles Supplementary attached hereto as Exhibit A (the "Series D Articles Supplementary"), or (ii) if the Company Stockholder Approval shall have been obtained on or prior to the Closing Date, Common Stock, in each case equal to the Share Amount. The "Share Amount" shall mean (i) in the case of Series D Preferred Stock, that number of shares of Series D Preferred Stock that would upon conversion on the date of issuance of the Series D Preferred result in the issuance of a number of shares of Common Stock equal to the quotient of (A) the difference between $50 million and the gross proceeds received by the Company from the sale of Common Stock in the Rights Offering (such difference, the "Unsubscribed Purchase Amount") divided by (B) the Rights Offering Exercise Price (as defined in Exhibit G) and (ii) in the case of Common Stock, that number of shares of Common Stock equal to the quotient of (A) the Unsubscribed Purchase Amount divided by (B) the Rights Offering Exercise Price.

     (b) At the Closing, the Company will issue and sell to Purchaser, and Purchaser will purchase from the Company, the Shares for an aggregate purchase price equal to the Unsubscribed Purchase Amount.

     1.2 Unsubscribed Purchase Amount. The Unsubscribed Purchase Amount will be payable on the Closing Date in cash by bank wire transfer of immediately available funds to an account of the Company designated by the Company by written notice to Purchaser at least two Business Days prior to the Closing.

     1.3 Closing. Subject to the satisfaction or waiver by Purchaser of the conditions set forth in Article V, the closing (the "Closing") of the purchase and sale of the Shares will take place at the offices of Jones, Day, Reavis & Pogue, 599 Lexington Avenue, New York, New York at 10:00 a.m. local time within the later of (i) ten Business Days after the expiration date of the Rights Offering (the "Closing Date") and (ii) the date of closing of the Rights Offering if it occurs.

     1.4 Closing Deliveries. (a) At or prior to the Closing, Purchaser will deliver to the Company:

          (i) the Unsubscribed Purchase Amount, in accordance with Section 1.2;

          (ii) an Amended and Restated Stockholders Agreement in the form attached hereto as Exhibit B (the "Stockholders Agreement"), duly executed by Purchaser;

          (iii) an Amended and Restated Registration Rights Agreement in the form attached hereto as Exhibit C (the "Registration Rights Agreement"), duly executed by Purchaser; and

          (iv) a letter relating to the Advisory Agreement between the Company and The Hampstead Group, L.L.C. (the "Advisory Agreement") , in the form attached hereto as Exhibit D (the "Advisory Letter"), duly executed by The Hampstead Group, L.L.C.

     (b) At or prior to the Closing, the Company will deliver to Purchaser:

          (i) such number of validly issued stock certificates evidencing the Shares, registered in the name of Purchaser or its Affiliates, as Purchaser requests at least three Business Days prior to the Closing;

          (ii) the Stockholders Agreement duly executed by the Company;

          (iii) the Registration Rights Agreement duly executed by the Company;

          (iv) the Advisory Letter, duly executed by the Company;

          (v) the legal opinion of Powell, Goldstein, Frazer & Murphy LLP, counsel to the Company, addressed to Purchaser and dated as of the Closing Date, generally as to the matters set forth in Sections 2.1 (as to the Company only), 2.2, 2.3(a), 2.4 and 2.7(a)(i) and (ii);

          (vi) the Bank Agreements; and

          (vii) the amendment to the Company Rights Agreement, in the form attached hereto as Exhibit E (the "Rights Amendment"), duly executed by the Company and First Chicago Trust Company.

     (c) At or prior to the Closing, the Company and Purchaser will deliver to each other such other supporting documents and certificates as the other party may reasonably request.

     (d) At or prior to the Closing, if Series D Preferred Stock shall be issued on the Closing Date, the Series D Articles Supplementary shall have been filed and accepted for record by the appropriate Maryland governmental authority, and shall have become effective in accordance with the laws of the State of Maryland.

     1.5 Use of Proceeds. The Company shall use the proceeds from the issuance and sale of the Shares and the Common Stock issued in the Rights Offering to pay indebtedness of the Company and for general working capital purposes.

               II. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company hereby represents and warrants to Purchaser, except as set forth in the letter, dated the date hereof, from the Company to Purchaser specifically referencing this Agreement and delivered prior to or simultaneously with the execution of this Agreement and initialed by the parties hereto (the "Company Disclosure Letter"), as follows:

     2.1 Existence; Good Standing; Corporate Authority. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Maryland. The Company is duly licensed or qualified to do business as a foreign corporation and is in good standing under the laws of each state in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, except where the failure to be so qualified or to be in good standing would not have a Company Material Adverse Effect. The Company has all requisite corporate power and authority to own, operate and lease its properties and carry on its business as now conducted. The copies of the Company's Articles of Restatement, as amended (the "Charter") and bylaws delivered to Purchaser on the Closing Date are true, correct and complete. As used in this Agreement, the term "Company Material Adverse Effect" means any change, effect, event or condition that has had or could reasonably be expected to (i) have a material adverse effect on the business, results of operations or financial condition of the Company and its Subsidiaries, taken as a whole, or (ii) prevent or materially delay the Company's ability to consummate the transactions contemplated hereby; provided, however, that without waiving any representation, warranty or covenant in no event will any of the following constitute a Company Material Adverse Effect:
(a) a change in the trading prices of any of the Company's securities, in and of itself; (b) effects, changes, events, circumstances or conditions generally affecting the long-term care or real estate finance industries or arising from changes in general business or economic conditions, provided that the effect thereof is not materially disproportionate on the Company and its Subsidiaries than the effect on similarly situated companies; (c) effects, changes, events, circumstances or conditions directly attributable to out-of-pocket fees and expenses (including without limitation legal, accounting, investigatory, investment banking and other fees and expenses) incurred in connection with the transactions contemplated by the Transaction Documents; (d) any effects, changes, events, circumstances or conditions resulting from the announcement or pendency of any of the transactions provided for in the Transaction Documents;
(e) any effects, changes, events, circumstances or conditions resulting from compliance by Purchaser or the Company with the terms of, or the taking of any actions specifically required to be taken in, the Transaction Documents; (f) the effect of the financial condition of any operator of any of the Company Properties described in Section 2.1 of the Company Disclosure Letter; (g) the effect of any operator of any of the Company Properties in bankruptcy proceedings as of the date hereof rejecting leases to Company Properties or Material Contacts; (h) the effect of any matters specifically disclosed in the Company Disclosure Letter; and (i) the effect of the closure of any of the securities exchanges on which the Company's securities are then traded for a period of not more than four consecutive trading days. As used in this Agreement, the term "Subsidiary" (i) when used with respect to any Person, means any corporation or other Person, whether incorporated or unincorporated, of which such Person directly or indirectly owns or controls more than 50% of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions and (ii) when used with respect to the Company, shall also include each of the following entities: (1) Bayside Street II, Inc., a Delaware
corporation,   (2)  Bayside  Alabama   Healthcare   Second,   Inc.,  an  Alabama
corporation, (3) Bayside Arizona Healthcare Second, Inc., an Arizona corporation, and (4) Bayside Colorado Healthcare Second, Inc., a Colorado corporation.

     2.2 Authorization, Validity and Effect of Agreement. The Company has the requisite corporate power and authority to execute and deliver this Agreement and all agreements and documents contemplated hereby to be executed and delivered by it. This Agreement and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all requisite corporate action. This Agreement, the Stockholders Agreement, the Registration Rights Agreement, the Bank Amendments, the Advisory Letter, the Series D Articles Supplementary and the Rights Amendment (collectively, the "Transaction Documents") have been (or, in the case of agreements to be delivered at the Closing, will be at the Closing) duly and validly executed and delivered by the Company and constitute (or, in the case of agreements to be delivered at the Closing, will constitute at the Closing) the valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except that (i) such enforceability may be subject to applicable bankruptcy, insolvency or other similar laws now or hereinafter in effect affecting creditors' rights generally, (ii) the availability of the remedy of specific performance or injunctive or other forms of equitable relief may be subject to equitable defenses and would be subject to the discretion of the court before which any proceeding therefor may be brought, and (iii) rights to indemnification may be limited by public policy considerations.

     2.3 Capitalization; Rights Agreement. (a) The authorized capital stock of the Company consists of 100,000,000 shares of the Company's common stock, par value $0.10 per share (the "Common Stock"), 2,300,000 shares of 9.25% Series A Preferred Stock, par value $1.00 per share (the "Series A Preferred Stock"), 2,000,000 shares of 8.625% Series B Preferred Stock, par value $1.00 per share (the "Series B Preferred Stock"), 2,000,000 shares of Series C Convertible Preferred Stock, par value $1.00 per share (the "Series C Preferred Stock"), and 100,000 shares of Series A Junior Participating Preferred Stock, par value $1.00 per share. As of the close of business on October 26, 2001 (the "Measurement Date"), (i) 20,076,024 shares of Common Stock were issued and outstanding, each of which was duly authorized, validly issued, fully paid and nonassessable and issued free of any preemptive rights, (ii) 2,300,000 shares of Series A Preferred Stock were issued and outstanding, each of which was duly authorized, validly issued, fully paid and nonassessable and issued free of any preemptive rights, (iii) 2,000,000 shares of Series B Preferred Stock were issued and outstanding, each of which was duly authorized, validly issued, fully paid and nonassessable and issued free of any preemptive rights, and (iv) 1,048,420 shares of Series C Preferred Stock were issued and outstanding, each of which was duly authorized, validly issued, fully paid and nonassessable and issued free of any preemptive rights. Section 2.3 of the Company Disclosure Schedule sets forth (i) the number of shares of Common Stock reserved for issuance under the stock option plans listed in Section 2.3 of the Company Disclosure Letter (the "Stock Option Plans"), (ii) the aggregate number of shares of Common Stock underlying outstanding options under the Stock Option Plans as more particularly described in Section 2.3 of the Company Disclosure Letter (including the holders thereof, the expiration date, the exercise prices thereof and the dates of grant), and (iii) the aggregate number of Deferred Compensation Units issued and outstanding pursuant to the Company's 1993 Deferred Compensation Plan as of the close of business on October 26, 2001. Since the Measurement Date, no additional shares of capital stock of the Company have been issued and no other options, warrants or other rights to acquire shares of the Company's capital stock (collectively, the "Rights To Acquire") have been granted. Except as described in the second preceding sentence, the Company has no outstanding bonds, debentures, notes or other securities or obligations the holders of which have the right to vote or which are or were convertible into or exercisable for, voting securities, capital stock or other equity ownership interests in the Company. Except as set forth in Section 2.3 of the Company Disclosure Letter, there are not at the date of this Agreement any existing options, warrants, calls, subscriptions, convertible securities or other Rights To Acquire which obligate the Company or any of its Subsidiaries to issue, exchange, transfer or sell any shares of capital stock of the Company or any of its Subsidiaries other than shares of Common Stock issuable under the Stock Option Plans or awards granted pursuant thereto. There are no outstanding contractual or legal obligations of the Company or any of its Subsidiaries (x) to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or any of its Subsidiaries, or (y) to vote or to dispose of any shares of the capital stock of any of its Subsidiaries. Except as contemplated by this Agreement or the transactions contemplated hereby, none of the Company or any of its Subsidiaries has any obligation to issue, transfer or sell any shares of the capital stock or other securities of the Company or any of its Subsidiaries.

     (b) The Company has taken all necessary action so that neither the execution, delivery and performance of the Transaction Documents nor the consummation of the transactions contemplated hereby and thereby shall (i) cause Purchaser or any of its Affiliates to become an "Acquiring Person" or (ii) result in the occurrence of a "Triggering Event" or "Distribution Date" (as such terms are defined in the Company Rights Agreement, dated as of May 12, 1999, as amended on May 11, 2000 (the "Company Rights Agreement"), between the Company and First Chicago Trust Company, as rights agent). The board of directors of the Company (the "Company Board") has approved, and the Company has entered into, the Rights Amendment. Pursuant to the Rights Amendment, among other things, neither the execution, delivery and performance of the Transaction Documents nor the consummation of the transactions contemplated hereby or thereby will (x) result in the distribution of separate certificates representing Rights (as defined in the Company Rights Agreement), (y) cause the Rights to become exercisable, or (z) result in the occurrence of a "Triggering Event" or a "Distribution Date" (as such terms are defined the Company Rights Agreement).

     2.4 Validity of Shares, Etc. Each of the Shares has been duly authorized for issuance and, when issued to Purchaser for the consideration set forth herein and as otherwise provided herein, will be duly and validity issued, fully paid, non-assessable and free of preemptive rights. Upon issuance of the Shares in accordance with the terms and conditions of this Agreement or upon conversion (if applicable) of the Shares from time to time, Purchaser will acquire good and valid title to such shares of Common Stock, free and clear of any and all liens, claims, security interests, encumbrances, restrictions on voting or alienation or otherwise, or adverse interests (collectively, "Liens"), except as may be created by Purchaser, the Transaction Documents or by applicable securities Laws.

     2.5 Subsidiaries. Section 2.5 of the Company Disclosure Letter lists all of the Subsidiaries of the Company. Each of the Company's Subsidiaries is a corporation, partnership or limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has the corporate, partnership or similar power and authority to own its properties and to carry on its business as it is now being conducted, and is duly qualified to do business and is in good standing in each jurisdiction in which the ownership of its property or the conduct of its business requires such qualification, except for jurisdictions in which such failure to be so qualified or to be in good standing would not have a Company Material Adverse Effect. The Company owns, directly or indirectly, all of the outstanding shares of capital stock (or other ownership interests having by their terms ordinary voting power to elect a majority of directors or others performing similar functions with respect to such Subsidiary) of each of the Company's Subsidiaries, free and clear of all Liens, except as set forth in
Section 2.5 of the Company Disclosure Letter. Each of the outstanding shares of capital stock (or such other ownership interests) of each of the Company's Subsidiaries is duly authorized, validly issued, fully paid and nonassessable.

2.6 Other Interests. Except for interests in the Company's Subsidiaries and as set forth in Section 2.6 of the Company Disclosure Letter, neither the Company nor any of the Company's Subsidiaries owns, directly or indirectly, any material interest or investment (whether equity or debt) in any domestic or foreign corporation, company, partnership, joint venture, business, trust or entity. 2.7 No Conflict; Required Filings and Consents. (a) Except as set forth in Section

2.7 of the Company Disclosure Letter, the execution, delivery and performance of the Transaction Documents by the Company do not, and the consummation by the Company of the transactions contemplated hereby and thereby will not, (i) conflict with or violate the articles of incorporation or bylaws or equivalent organizational documents of the Company or any of its Subsidiaries, (ii) subject to the Company making any filings, notifications or registrations and obtaining any approvals identified in Section 2.7(b), conflict with or violate any domestic or foreign statute, rule, regulation or other legal requirement ("Law") or order, judgment, injunction or decree ("Order") applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, or (iii) result in any breach of or constitute a default (or an event which with or without notice or lapse of time or both would become a default) under, result in the loss of a material benefit under, or give to others any right of purchase or sale, or any right of termination, amendment, acceleration, increased payments or cancellation of, or result in the creation of a Lien on any property or asset of the Company or any of its Subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any property or asset of the Company or any of its Subsidiaries is bound or affected, except, in the case of clauses
(ii) and (iii), for any such conflicts, violations, breaches, defaults, events, losses, rights, payments, cancellations, encumbrances or other occurrences that, individually or in the aggregate, would not have a Company Material Adverse Effect, or (iv) result in the loss of the Company's status as a real estate investment trust ("REIT") under Section 856 of the Internal Revenue Code of 1986, as amended (the "Code").

     (b) The execution, delivery and performance of the Transaction Documents by the Company do not, and the consummation by the Company of the transactions contemplated hereby and thereby will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, including without limitation any quasi-governmental, supranational, statutory, environmental entity and any stock exchange, court or arbitral body (each a "Governmental Entity") under any Law, except (i) for (A) applicable requirements, if any, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (B) applicable requirements, if any, of the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act") and (C) the consents, approvals and authorizations set forth in Section 2.7 of the Company Disclosure Letter, and
(ii) where the failure to obtain any such consent, approval, authorization or permit, or to make any such filing or notification, would not, individually or in the aggregate, have a Company Material Adverse Effect.

     2.8 Compliance with Laws. Except as set forth in Section 2.8 of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries is in conflict with, or in default or violation of, (a) any Law or Order applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected (provided that no representation or warranty is made in this Section 2.8 with respect to Environmental Laws) or (b) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any property or asset of the Company or any of its Subsidiaries is bound or affected, and to the Knowledge of the Company, neither the Company nor any of its Subsidiaries is under review or investigation with respect to or has been threatened to be charged with or given notice of any violation of any Law or Order, except in each case for such conflicts, defaults, violations, reviews or investigations that would not, individually or in the aggregate, have a Company Material Adverse Effect. The Company and its Subsidiaries hold all licenses, permits, orders, registrations and other authorizations ("Permits") and have taken all actions required by applicable Law or regulations of any Governmental Entity in connection with their business as now conducted, except where the failure to obtain any such item or to take any such action would not, individually or in the aggregate, have a Company Material Adverse Effect.

     2.9 SEC Documents. (a) The Company has timely filed all forms, reports and documents required to be filed by it with the Securities and Exchange Commission (the "SEC") since January 1, 1999 (collectively, the "Company Reports"). As of their respective dates, the Company Reports and any such reports, forms and other documents filed by the Company with the SEC after the date of this Agreement and until the Closing Date (i) complied, or will comply, in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), the Exchange Act and the rules and regulations thereunder and (ii) did not, and will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The representation in clause (ii) of the preceding sentence does not apply to any misstatement or omission in any Company Report filed prior to the date of this Agreement which was superseded by a subsequent Company Report filed prior to the date of this Agreement. No Subsidiary of the Company is required to file any periodic reports with the SEC under the Exchange Act.

     (b) Each of the financial statements included in or incorporated by reference into the Company Reports (including the related notes and schedules) (the "Company Financial Statements") presents fairly, in all material respects, the consolidated financial position of the Company and its Subsidiaries as of its date and, to the extent applicable, the results of operations, retained earnings or cash flows, as the case may be, of the Company and its Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to normal year-end audit adjustments, none of which will be material in amount), in each case in accordance with United States generally accepted accounting principles consistently applied ("GAAP") during the periods involved, except as may be noted therein.

     2.10 No Undisclosed Material Liabilities. There are no material liabilities or obligations of the Company or any of its Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise that would result in such a liability, other than (a) liabilities or obligations disclosed in the Company Financial Statements or in Section 2.10 of the Company Disclosure Letter and (b) liabilities or obligations incurred in the ordinary course of business consistent with past practices since July 1, 2001 that would not have, individually or in the aggregate, a Company Material Adverse Effect.

     2.11 Litigation. Except as disclosed in Section 2.11 of the Company Disclosure Letter or such of the following as would not have a Company Material Adverse Effect, and other than personal injury and other routine tort litigation arising from the ordinary course of operations of the Company and its Subsidiaries which are covered by adequate insurance, as of the date of this Agreement, there are no actions, suits or proceedings pending, publicly announced or, to the Knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries and there are no Orders of any Governmental Entity outstanding against the Company or any of its Subsidiaries.

     2.12 Absence of Certain Changes. From July 1, 2001 through the date of this Agreement, the Company and its Subsidiaries have conducted their respective businesses in the ordinary course consistent with past practice and there has not been any Company Material Adverse Effect.

     2.13 Taxes. (a) Each of the Company and its Subsidiaries and any consolidated, combined, unitary or aggregate group for tax purposes of which the Company or any Subsidiary of the Company is or has been a member has timely filed all Tax Returns required to be filed by it (after giving effect to any extension properly granted by a Tax Authority having authority to do so) and has timely paid (or the Company has timely paid on its behalf) all material Taxes required to be paid by it (whether or not shown on such Tax Returns), except Taxes that are being contested in good faith by appropriate proceedings and for which the Company or the applicable Subsidiary of the Company shall have set aside on its books adequate reserves.

     (b) The Company (i) for all taxable years commencing with its initial taxable year and through December 31, 2000 has been properly subject to taxation as a REIT within the meaning of Section 856 of the Code and has qualified as a REIT for such years, (ii) has operated since December 31, 2000 in such a manner as to qualify as a REIT (determined without regard to the dividends paid deduction requirements for the current year) for the taxable year beginning January 1, 2001 determined as if the taxable year of the REIT ended as of the Closing, and (iii) has not taken or omitted to take any action that would result in loss of or a challenge to its status as a REIT, and no such challenge is pending or, to the Company's Knowledge, threatened. The Company has complied, and reasonably expects to continue complying, with the income qualification tests set out in Section 856(c)(2) and (3) of the Code. Neither the Company nor any Subsidiary has received, or reasonably expects to receive, any material rent that does not qualify as "rents from real property" within the meaning of
Section 856(d) of the Code, including rent attributable to personal property under Section 856(d)(1)(C), any contingent rent under Section 856(d)(2)(A) of the Code, or any rent from a related-party tenant under Section 856(d)(2)(B) of the Code. Neither the Company nor any Subsidiary has received, or reasonably expects to receive, any contingent interest that does not qualify as "interest" under Section 856(f) of the Code or any income from a shared appreciation provision, as described under Section 856(j) of the Code, that is subject to the prohibited transaction tax under Section 857(b)(6).

     (c) For purposes of this Agreement, (i) "Taxes" means all taxes, charges, fees, levies or other assessments imposed by any United States Federal, state, or local taxing authority or by any non-U.S. taxing authority, including, but not limited to, income, gross receipts, excise, property, sales, use, transfer, payroll, license, ad valorem, value added, withholding, social security, national insurance (or other similar contributions or payments), franchise, estimated, severance, stamp, and other taxes (including any interest, fines, penalties or additions attributable to or imposed on or with respect to any such taxes, charges, fees, levies or other assessments), (ii) "Tax Return" means any return, report, information return or other document (including any related or supporting information and, where applicable, profit and loss accounts and balance sheets) with respect to Taxes, and (iii) "Tax Authority" shall mean the Internal Revenue Service and any other domestic or foreign bureau, department, entity, agency or other Governmental Entity responsible for the administration of any Tax.

     2.14 Properties. (a) Except as would not have a Company Material Adverse Effect, the Company or one of its Subsidiaries owns marketable fee simple or leasehold title to, or a valid first priority mortgage Lien on, all of the real properties identified as such in the Company Reports (collectively with all buildings, structures and other improvements thereon, the "Company Properties" and each, collectively with all buildings, structures and other improvements thereon, a "Company Property").

     (b) Each material certificate, permit or license from any Governmental Entity having jurisdiction over any of the Company Properties and each agreement, easement or other right which is necessary to permit the lawful use and operation of the buildings and improvements on any of the Company Properties or which is material to the operation of the property have been obtained and are in full force and effect, except to the extent that the failure to obtain or maintain any such certificate, permit, license, agreement, easement or other right would not have a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received written notice of any violation of any Law with respect to any of the Company Properties which, individually or in the aggregate, would have a Company Material Adverse Effect.

     2.15 Contracts. Except as set forth in Section 2.15 of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries is in breach or default under any material contract nor, to the Knowledge of the Company, is any other party to any material contract in breach or default thereunder, in either case except for such breaches and defaults of any material contract, either individually or in the aggregate, that would not have a Company Material Adverse Effect.

     2.16 Environmental Matters. (a) Except as disclosed in Section 2.16 of the Company Disclosure Letter and for such exceptions to any of the following that, individually or in the aggregate, would not have a Company Material Adverse Effect, (A) none of the Company nor any of its Subsidiaries nor any other Person has caused or permitted (i) the presence of any Hazardous Substances on any of the Company's Properties, (ii) any spills, releases, discharges or disposal of Hazardous Substances to have occurred or be presently occurring on or from the Company Properties as a result of any construction on or operation and use of the Company Properties, (B) (i) the Company and its Subsidiaries have complied with all applicable local, state and federal Environmental Laws, including all regulations, ordinances and administrative and judicial orders relating to the generation, sale, storage, handling, transport and disposal of any Hazardous Substances, (ii) the Company and its Subsidiaries have obtained, currently maintain and, as currently operating are in compliance with, all Permits necessary under any Environmental Law ("Environmental Permits") for the conduct of the business and operations of the Company and its Subsidiaries in the manner now conducted, and, to the Knowledge of the Company, there are no actions or proceedings pending or threatened to revoke or materially modify such Permits;
(iii) no Hazardous Substances have been used, stored, manufactured, treated, processed or transported to or from any such Company Property by the Company and its Subsidiaries or any other Person, except as necessary to the customary conduct of business and in compliance with Law and in a manner that does not result in any material liability under applicable Environmental Laws; and (iv) the Company and its Subsidiaries have not received any written notice of potential responsibility, letter of inquiry or written notice of alleged liability from any Person regarding such Company Property or the business conducted thereon. For the purposes of this Section 2.16 only, "Company Properties" shall be deemed to include all property formerly owned, operated or leased by the Company or its current or former Subsidiaries, solely, however, as to the period of time when such property was so owned, operated or leased by the Company or its current or former Subsidiaries.

     (b) For purposes of this Agreement, the term (i) "Environmental Laws" means any national, federal, state or local Law (including, without limitation, common law), Order, Permit or any agreement with any Governmental Entity or other third party (whether domestic or foreign) relating to: (A) releases or threatened releases of Hazardous Substances or materials containing Hazardous Substances;
(B) the manufacture, processing, distribution, handling, transport, use, treatment, storage or disposal of Hazardous Substances or materials containing Hazardous Substances; or (C) pollution of the environment, and (ii) "Hazardous Substances" means: (A) those materials, pollutants and/or substances defined in or regulated under the following federal statutes and their state counterparts, as each may be amended from time to time, and all regulations thereunder: the Hazardous Materials Transportation Act of 1980, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Clean Water Act, the Safe Drinking Water Act, the Atomic Energy Act, the Federal Insecticide, Fungicide and Rodenticide Act, the Toxic Substances Control Act and the Clean Air Act; (B) petroleum and petroleum products including crude oil and any fractions thereof; (C) natural gas, synthetic gas and any mixtures thereof; (D) radon; (E) asbestos; (F) any other contaminant; and (G) any materials, pollutants and/or substance with respect to which any Governmental Entity requires environmental investigation, monitoring, reporting or remediation.

     2.17 Company Benefit Plans; ERISA Compliance. (a) Each Company Benefit Plan has been administered in accordance with its terms, all applicable Laws, including ERISA and the Code, except to the extent that the failure to so administer the applicable plan would not have a Company Material Adverse Effect. All contributions to, and payments from, each Company Benefit Plan and "multiple employer plan" (within the meaning of Section 3(40) of ERISA) that are required to be made in accordance with such Plans and applicable Laws (including ERISA and the Code) have been timely made.

     (b) Except as set forth on Section 2.17(b) of the Company Disclosure Letter, the consummation of the transactions contemplated by this Agreement will not, either alone or in combination with another event, (i) entitle any current or former employee, officer or director of the Company to severance pay, unemployment compensation or any other payment or (ii) accelerate the time of payment or vesting, or increase the amount of compensation, equity rights or benefits due any such employee, officer or director.

     (c) The execution, delivery or performance of the transactions contemplated by the Transaction Documents does not constitute a "Change in Control" under the employment agreements, incentive stock option or nonqualified stock option agreements of any of the Company's officers (such agreements, the "Company Change in Control Agreements"). The Compensation Committee of the Company Board has taken all appropriate action to confirm that none of the issuance of the Shares to Purchaser, the issuance of shares of Common Stock to Purchaser upon conversion (if applicable) of the Shares or the execution and delivery by the Company of any of the Transaction Documents shall result in any adjustment pursuant to Section 5.2 of the Company's 2000 Stock Incentive Plan.

     (f) "Company Benefit Plan" means each compensation, bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option or other stock related fringe benefit, retirement, vacation, disability, death benefit, supplemental unemployment benefits, hospitalization, medical, dental, life, severance, post-employment benefits or other plan, agreement, arrangement, policies or understanding, or employment severance, retention, consulting, change of control or similar agreement whether formal or informal, oral or written, providing benefits to any current or former employee, officer, director or shareholder of the Company or any of its Subsidiaries or to which the Company or any of its Subsidiaries contributes or is or was obligated to contribute.

     2.18 No Brokers. The Company has not entered into any contract, arrangement or understanding with any Person or firm which may result in the obligation of the Company or Purchaser to pay any investment banker's or finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby, except that the Company has retained Shattuck Hammond Partners LLC as its financial advisor (the "Financial Advisor"), the arrangements with which have been disclosed to Purchaser prior to the date hereof. The Company will pay all amounts owed pursuant to the foregoing arrangements.

     2.19 Proxy and Registration Statement. The proxy statement (as amended or supplemented, the "Proxy Statement") to be mailed to the holders of Common Stock of the Company (the "Company Stockholders") in connection with the meeting of the Company Stockholders (the "Company Stockholders Meeting") to approve (i) the issuance to Purchaser of shares of Common Stock upon the conversion of the Series D Preferred (including any change in control resulting therefrom), (ii) the amendment of the Company's Charter and Bylaws to increase the size of the Board that may be authorized to eleven members, and (iii) the amendment to the terms of the Series C Preferred contemplated by the Amended Series C Articles
Supplementary (the matters to be considered for approval, the "Stockholder Approval Matters" and such approval, the "Stockholder Approval"), and the registration statement to be mailed to the Company Stockholders in connection with the Rights Offering (as amended or supplemented, the "Registration Statement"), at the date mailed to the Company Stockholders and at the time of the Company Stockholders Meeting, in the case of the Proxy Statement, and on the effective date of the Registration Statement, on the date mailed to the Company Stockholders, and on the date of closing of the Rights Offering, in the case of the Registration Statement, (i) will comply in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the rules and regulations thereunder and (ii) will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     2.20 Fairness Opinion. The Company has received the opinion of the Financial Advisor, dated October 29, 2001, to the effect that, as of such date, the Financial Terms of the Investment Agreement (as defined in the Financial Advisor's opinion), taken as a whole, are fair to the Company from a financial point of view, a signed copy of which has been delivered to Purchaser.

     2.21 Voting Requirements. The affirmative vote of no more than the holders of a majority of the issued and outstanding shares of Common Stock (giving effect to the conversion of the Series C Preferred), voting as a single class, at the Company Stockholders Meeting to approve the Stockholder Approval Matters (the "Company Stockholder Approval"), is the only vote of the holders of any class or series of the Company's capital stock necessary to approve the transactions contemplated hereby.

     2.22 State Takeover Statues. The limitations on "business combinations" (as defined in Subtitle 6 of Title 3 of the Maryland General Corporation Law ("MGCL")) and the Charter and the limitations on voting rights of shares of stock acquired in a "control share acquisition" (as defined in Subtitle 7 of Title 3 of the MGCL) are not applicable to the transactions contemplated hereby. There is no other provision of the MGCL or the Company's bylaws or Charter under which special voting or waiting period requirements would become applicable, or Purchaser would not have rights possessed by other stockholders, had the Company issued to Purchaser all Shares and shares of Common Stock upon conversion of the Shares (if applicable) prior to the date hereof.

     2.23 Statements True and Correct. The representations made by the Company pursuant to this Agreement and the Company Disclosure Letter do not contain as of the date hereof any untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                III. REPRESENTATIONS AND WARRANTIES OF PURCHASER

     Purchaser represents and warrants to the Company as follows:

     3.1 Existence; Good Standing; Corporate Authority. Purchaser is a limited partnership duly formed, validly existing and in good standing under the laws of the State of Delaware. Purchaser is duly licensed or qualified to do business as a limited partnership and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, except where the failure to be so qualified or to be in good standing would not have a Purchaser Material Adverse Effect. A "Purchaser Material Adverse Effect" means any change, effect, event or condition that has had or could reasonably be expected to (i) have a material adverse effect on the business, results of operations or financial condition of Purchaser and its Subsidiaries, taken as a whole, provided, however, that no event referred to in clauses (b), (c), (d) or (e) of the proviso to the definition of Company Material Adverse Effect will, as applied to Purchaser, constitute a Purchaser Material Adverse Effect, or (ii) prevent or materially delay Purchaser's ability to consummate the transactions contemplated hereby. Purchaser has all requisite limited partnership power and authority to own, operate and lease its properties and carry on its business as now conducted.

     3.2 Authorization, Validity and Effect of Transaction Documents. Purchaser has all requisite limited partnership power and authority to execute and deliver the Transaction Documents to be executed by it. Each Transaction Document to which Purchaser is a party and the consummation by Purchaser of the transactions contemplated hereby and thereby have been duly and validly authorized by the general partner of Purchaser and the applicable governing body of Purchaser's general partner, and no other action on the part of Purchaser or Purchaser's general partner is necessary to authorize such Transaction Documents or to consummate the transactions contemplated hereby or thereby. All Transaction Documents executed and delivered by Purchaser constitute the valid and binding obligations of Purchaser, enforceable against it in accordance with their respective terms, except that (i) the enforceability hereof and thereof may be subject to applicable bankruptcy, insolvency or other similar laws now or hereinafter in effect affecting creditors' rights generally, (ii) the availability of the remedy of specific performance or injunctive or other forms of equitable relief may be subject to equitable defenses and would be subject to the discretion of the court before which any proceeding therefor may be brought, and (iii) rights to indemnification may be limited by public policy considerations.

     3.3 No Conflict; Required Filings and Consents. (a) The execution, delivery and performance of each Transaction Document to which Purchaser is a party do not, and the consummation by Purchaser of the transactions contemplated hereby and thereby will not, (i) conflict with or violate the articles of incorporation, bylaws or other similar constituent documents of Purchaser or any of its Subsidiaries, (ii) subject to Purchaser making any filings, notifications or registrations and obtaining any approvals, consents or authorizations identified in Section 3.3(b), conflict with or violate any Law or Order applicable to Purchaser or any of its Subsidiaries or by which any property or asset of Purchaser or any of its Subsidiaries is bound or affected, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, result in the loss of a material benefit under, or give to others any right of termination, amendment, acceleration, increased payments or cancellation of, or result in the creation of a Lien on any property or asset of Purchaser or any of its Subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Purchaser or any of its Subsidiaries is a party or by which Purchaser or any of its Subsidiaries or any property or asset of Purchaser or any of its Subsidiaries is bound or affected, except in the case of clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults, events, losses, rights, payments, cancellations, encumbrances or other occurrences that would not, individually or in the aggregate, have a Purchaser Material Adverse Effect.

     (b) The execution, delivery and performances of each Transaction Document to which Purchaser is a party do not, and the consummation of the transactions contemplated hereby and thereby by it will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except for (A) applicable requirements, if any, of the Securities Act and the Exchange Act and (B) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, have a Purchaser Material Adverse Effect.

     3.4 No Brokers. Purchaser has not entered into any contract, arrangement or understanding with any Person or firm which may result in the obligation of the Company or any Subsidiary of the Company to pay any investment banker's or finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby, any such amounts to be the sole liability of Purchaser.

     3.5 Proxy and Registration Statement. None of the information provided by Purchaser or its officers, directors, representatives, agents or employees specifically for inclusion in the Proxy Statement or the Registration Statement will, in the case of the Proxy Statement, on the date the Proxy Statement is first mailed to the Company Stockholders or at the time of the Company Stockholders Meeting, and, in the case of the Registration Statement, on the effective date of the Registration Statement, on the date mailed to the Company Stockholders, and on the date of closing of the Rights Offering contain any untrue statement of a material fact, or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     3.6 Sufficient Funds. Purchaser will have sufficient funds available to (a) pay all amounts required to be paid pursuant to this Agreement when due and (b) pay all nonreimbursable fees, costs and expenses incurred by Purchaser in connection with this Agreement and the transactions contemplated herein.

     3.7 Investment Intent. Purchaser is purchasing the Shares to be purchased by it for its own account and for investment purposes, and does not intend to redistribute the Shares (except in a transaction or transactions exempt from registration under the federal and state securities laws or pursuant to an effective registration statement under such laws). Purchaser acknowledges that the Shares have not been registered under the Securities Act or any state blue sky or securities Laws and that the transfer of the Shares may be subject to compliance with such Laws (in addition to the restrictions set forth in the Stockholders Agreement). As of the date hereof, Purchaser has no present intention to transfer the Shares.

     3.8 Investor Sophistication; Etc. Purchaser is an "accredited investor" as defined in Regulation D under the Securities Act, has such knowledge and experience in financial business matters that it is capable of evaluating the merits and risks of an investment in the Shares, and, without limiting the scope or effect of any of the representations and warranties of the Company in Article II or Purchaser's indemnification rights under Article VI, has had access to such information as it has deemed necessary in order to formulate an informed decision to purchase the Shares. Purchaser is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                                 IV. COVENANTS

     4.1 Filings, Reasonable Efforts. Upon the terms and subject to the conditions set forth in this Agreement, each of the parties will use all commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement, including without limitation (i) obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and making of all necessary registrations and filings (including filings with Governmental Entities) and taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity, (ii) obtaining, in writing, of all necessary consents, approvals or waivers from third parties in form reasonably satisfactory to Purchaser, and (iii) executing and delivering any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement.

     4.2 Publicity. The initial press release relating to this Agreement will be in the form of a joint press release previously agreed between Purchaser and the Company and thereafter the Company and Purchaser will, subject to their respective legal obligations (including requirements of stock exchanges and other similar regulatory bodies), consult with each other, and use reasonable efforts to agree upon the text of any press release, before issuing any such press release or otherwise making public statements with respect to the transactions contemplated hereby and in making any filings with any Governmental Entity or with any national securities exchange with respect thereto.

     4.3 Proxy Statement. The Company will promptly prepare the Proxy Statement and file it with the SEC as soon as practicable after the date hereof and will use its commercially reasonable best efforts to have the Proxy Statement cleared by the SEC within 75 calendar days after the date of filing and promptly thereafter will mail the Proxy Statement to the Company Stockholders in order for the Company Stockholders Meeting to occur within 90 calendar days after the date hereof. Purchaser will use its commercially reasonable best efforts to cooperate with the Company in the preparation and finalization of the Proxy Statement. Any Proxy Statement will disclose the recommendation of the Company Board as of the date hereof that the Company Stockholders approve the Stockholder Approval Matters. The Company agrees not to mail the Proxy Statement to the Stockholders until Purchaser confirms that the information provided by Purchaser continues to be accurate. If at any time prior to the Company Stockholders Meeting any event or circumstance relating to the Company or any of its Subsidiaries or Affiliates, or its or their respective officers or directors, should be discovered by the Company that is required to be set forth in a supplement to any Proxy Statement, the Company will inform Purchaser, supplement such Proxy Statement and mail such supplement to the Company Stockholders. The Company will promptly advise the Purchaser of any oral or written comments to the Proxy Statement from the SEC or the issuance of any stop order with respect to the Proxy Statement. The Company will provide the Purchaser and its counsel with a reasonable opportunity to review and comment on the Proxy Statement and any amendment or supplement thereto prior to filing such with the SEC, and will provide the Purchaser with a copy of all such filings made with the SEC.

     4.4 NYSE Listing. The Company will use its best efforts to cause the shares of the Common Stock to be issued hereunder or upon the conversion of the Series D Preferred Stock, if applicable, and the shares of Common Stock to be issued in the Rights Offering to be approved for listing on The New York Stock Exchange ("NYSE"), subject to official notice of issuance.

     4.5 Company Stockholders Meeting. (a) (a) The Company will take all action necessary in accordance with applicable Law and its Charter and bylaws to duly call, give notice of, convene and hold a special meeting of the Company Stockholders as promptly as practicable (but in no event later than 90 calendar days after the date hereof) and to include for consideration and vote at the Company Stockholders Meeting the Stockholder Approval Matters. The Company Board will recommend approval of the Stockholder Approval Matters and the Company will take all lawful action to solicit such approval, including without limitation timely mailing of the Proxy Statement. In the event the Stockholder Approval Matters are not approved at the Company Stockholders Meeting, the Company will
(i) use reasonable efforts to obtain as promptly as practicable a waiver from the NYSE of Stockholder Approval of the conversion of the Series D Preferred Stock into Common Stock and (ii) if such waiver is not obtained prior to March 1, 2002, convene and hold a meeting of the Company Stockholders at least one time during each six month period commencing on the date of the first Company Stockholders Meeting and include for consideration and vote at such Company
Stockholders Meeting, and recommend approval of, the Stockholder Approval Matters until such matters have been approved in accordance with the rules and regulations of NYSE.

     (b) Purchaser will, and will cause its Affiliates and any other entity that becomes an assignee of any voting securities of the Company owned by Purchaser or its Affiliates to, vote such securities in favor of the Stockholder Approval Matters at each meeting of the Company Stockholders in which such matters are considered.

     4.6 REIT-Related Matters. (a) The Company will take such further actions and engage in such further transactions as Purchaser reasonably requests to preserve the Company's status as a REIT under the Code (including with respect to the period following the Closing Date) and to avoid the payment of any Taxes under Sections 857(b), 859(f), 860(c) or 4981 of the Code. The Company will not make or rescind any express or deemed election relative to Taxes (unless required by Law or necessary to preserve the Company's status as a REIT or the status of any Subsidiary as a partnership for federal income Tax purposes or as a qualified REIT subsidiary under Section 856(i) of the Code, as the case may
be).

     (b) The Company  Board will take no action that would  render  Section 4 of
Article V of the Charter applicable to, and will not exercise any right provided under such section with respect to, Purchaser or to the transactions contemplated by the Transaction Documents.

     (c) Purchaser will take such actions as may be required to ensure that Purchaser's manner of holding ownership of the Company's securities will not cause REIT disqualification under Section 856(a)(6) of the Code and will not cause more than 9.9% of the value of the Company's securities to be owned, directly or indirectly, by an individual as determined under the REIT provisions of the Code, including Section 544 of the Code.

     4.7 Rights Offering. (a) (a) As promptly as practical after the date hereof, the Company shall establish a record date (the "Record Date") for the distribution to all holders of Common Stock as of the Record Date a right (the "Right") to purchase shares of Common Stock on the terms set forth on Exhibit G hereto (such offering, the "Rights Offering"). The Company will promptly prepare the Registration Statement and file it with the SEC as soon as practicable after the date hereof and will use its commercially reasonable best efforts to have the Registration Statement cleared by the SEC within 30 calendar days after the date of filing and promptly thereafter will mail the prospectus included as part of such Registration Statement to the Company Stockholders as of the Record Date.

     4.8 Further Action. Each of the parties hereto will use all commercially reasonable efforts to take, or cause to be taken, all appropriate action, do or cause to be done all things reasonably necessary, proper or advisable under applicable law, and execute and deliver such documents and other papers, as may be required to carry out the provisions of the Transaction Documents and consummate and make effective the transactions contemplated hereby and thereby.

     4.9 Other Matters. The Company will use all reasonable efforts to arrange for the signature of the Rights Amendment by First Chicago Trust Company as soon as practicable after the date hereof. Promptly after the receipt of Stockholder Approval with respect to the Amended and Restated Series C Articles Supplementary in the form attached hereto as Exhibit F (the "Amended Series C Articles Supplementary"), the Company will cause the Amended Series C Articles Supplementary to be filed and accepted for record by the appropriate Maryland governmental authority. Notwithstanding anything in the Amended Series C Articles Supplementary or any of the other Transaction Documents to the contrary, the letter agreement, dated January 31, 2001, between Purchaser and the Company shall remain in full force and effect, and all references therein to the Articles Supplementary for the Series C Preferred Stock shall include the Amended Series C Articles Supplementary.

     4.10 No Participation in Rights Offering or Adjustment to Series C Preferred. Purchaser agrees that, notwithstanding anything to the contrary in the Articles Supplementary for the Series C Preferred Stock, (i) Purchaser shall not be entitled to any dividend distributed in the Rights Offering in respect of its Series C Preferred Stock and (ii) there shall be no adjustment to the conversion price of the Series C Preferred Stock as a result of the declaration of a dividend, or distribution or exercise of Rights, in the Rights Offering.

                            V. CONDITIONS TO CLOSING

     5.1 Conditions to Each Party's Obligations. The respective obligations of each party to consummate the transactions contemplated by this Agreement are subject to there not being in effect on the Closing Date any Order or Law enacted, entered, promulgated, enforced or issued by any court of competent jurisdiction or other Governmental Entity or other legal restraint or prohibition preventing the consummation of the transactions contemplated by this Agreement (a "Governmental Restraint").

     5.2 Conditions to Obligations of Purchaser. The obligations of Purchaser to consummate the transactions contemplated by this Agreement are subject to the satisfaction or waiver, at or prior to the Closing of each of the following conditions:

     (a) Litigation. No action, suit or proceeding shall have been commenced or threatened in writing by or before any court or other Governmental Entity against Purchaser, the Company or any of their respective Affiliates, seeking to restrain or materially and adversely alter the transactions contemplated hereby or by the other documents contemplated hereby, which (i) is reasonably likely to render it impossible or unlawful to consummate the transactions contemplated hereby or thereby, or (ii) in the good faith judgment of Purchaser could reasonably be expected to have a Company Material Adverse Effect or materially limit or restrict the rights of the Purchaser under the Transaction Documents.

     (b) Rights Amendment. The Rights Amendment shall continue to be in effect and no "Triggering Event," "Distribution Date" or "Stock Acquisition Date" shall have occurred pursuant to and as defined in the Company Rights Agreement.

     (c) Bank Agreements. Fleet Bank, N.A. and The Provident Bank shall have (i) entered into amendments to their respective loan agreements with the Company on terms and conditions satisfactory to each of Purchaser and the Company in their respective sole discretion, (ii) waived any and all then-existing covenant defaults, as well as the waiver of the right to assert a default or give notice of an event which, with the giving of notice and/or the passing of time, could become an event of default under such agreements, and (iii) with respect to Fleet, extended the current maturity date of its loan by not less than 12 months (such agreements, the "Bank Agreements").

Each of the conditions set forth in this Section 5.2 shall be deemed satisfied, without any further action by the Company or Purchaser, upon the closing of the Rights Offering (provided that the Closing Condition described in Exhibit G has been satisfied).

                              VI. INDEMNIFICATION

     6.1 Indemnification of Purchaser. (a) Right of Indemnification. Subject to the terms of this Article VI, the Company covenants and agrees to indemnify and hold harmless each of Purchaser and its Affiliates and their respective partners, members, officers, directors, employees, attorneys, advisors and agents controlling, and any person or entity controlling, controlled by or under common control with, any of the foregoing within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, including without limitation The Hampstead Group, L.L.C. and its Affiliates (collectively, the "Indemnified Parties"), from and against all losses, claims, liabilities, damages, costs (including without limitation costs of preparation and reasonable attorneys' fees and charges) and reasonable expenses (including without limitation expenses incurred in connection with investigating, preparing or defending any action, claim or proceeding, whether or not in connection with pending or threatened litigation in which any Indemnified Party is a party) or actions in respect thereof suffered by any Indemnified Party, directly or indirectly, arising out of (i) any inaccuracy in or breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in any other document contemplated hereby or (ii) any actual or threatened claim against such Indemnified Party by a person or entity related to or arising out of or in connection with any Transaction Document or any actions taken by any Indemnified Party pursuant hereto or thereto or in connection with the transactions contemplated hereby or thereby (whether or not the transactions contemplated hereby or thereby are consummated) (collectively, "Losses").

     (b) Losses. The Company will not be liable to any Indemnified Party for any Losses to the extent, but only to the extent, that it is finally judicially determined by a court of competent jurisdiction (which determination is not subject to appeal) that such Losses resulted primarily from (i) such Indemnified Party's breach of this Agreement, (ii) a misstatement or omission contained in a report filed by such Indemnified Party pursuant to the Exchange Act, the Securities Act or any other Law unless such misstatement or omission relates to information furnished or confirmed by or on behalf of the Company, or (iii) a misstatement or omission contained in a report filed by the Company pursuant to the Exchange Act, the Securities Act or any other Law based on information furnished in writing by the Indemnified Party to the Company expressly for use therein. The indemnification provisions of this Section 6.1 are expressly intended to cover Losses relating to an Indemnified Party's own negligence. The Company will promptly reimburse each Indemnified Party for all such Losses as they are incurred. If the foregoing indemnity is unavailable to any Indemnified Party or insufficient to hold any Indemnified Party harmless, then the Company will contribute to the amount paid or payable by such Indemnified Party as a result of such Loss in such proportion as is appropriate to reflect the relative fault of the Company, on the one hand, and such Indemnified Party, on the other, as well as any other relevant equitable considerations. The relative fault of the Company, on the one hand, and any Indemnified Party, on the other, will be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been taken by, or relates to information supplied by, the Company or such Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent any such action, statement or omission. The amount paid or payable by a party as a result of any Losses will be deemed to include any reasonable legal or other fees or expenses incurred by such party in connection with any action, suit or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this paragraph were determined by prorata allocation or by any other method of allocation that does not take account of the equitable considerations referred to above. No person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     (c) Threshold. No Indemnified Party will be entitled to indemnification pursuant to this Section 6.1 with respect to any Losses in respect of breaches of representations and warranties until the aggregate amount of all such Losses suffered by Indemnified Parties in the aggregate exceeds $500,000 (the "Threshold"), whereupon Indemnified Parties will be entitled to indemnification pursuant to this Section 6.1 from the Company for the full amount of all such Losses suffered by Indemnified Parties (regardless of the Threshold) up to an aggregate total amount of the Unsubscribed Purchase Amount (the "Cap"). The foregoing provision of this Section 6.1(c) notwithstanding, the Threshold and the Cap will not apply with respect to any Loss or Losses relating directly or indirectly to claims of any nature whatsoever (i) relating to, resulting from or arising out of any breach of any covenant or agreement made by the Company in this Agreement or in any Transaction Documents or (ii) against any Indemnified Party or Parties made by or on behalf of any director or officer of the Company or any of its Subsidiaries.

     (d) Survival. No Indemnified Party will be entitled to give a Notice of Claim with respect to any actual or alleged breach of any representation or warranty herein after the second anniversary of the date of the Closing.

     6.2 Procedure for Claims. (a) Notice of Claim. After obtaining knowledge of any claim or demand which has given rise to, or could reasonably give rise to, a claim for indemnification under this Article VI (referred to herein as an "Indemnification Claim"), an Indemnified Party will be required to give written notice to the Company of such Indemnification Claim ("Notice of Claim"). A Notice of Claim will be given with respect to all Indemnification Claims, whether or not the Threshold has been reached; provided, however, that the failure to give Notice of Claim to the Company will not relieve the Company from any liability that it may have to an Indemnified Party hereunder to the extent that the Company is not prejudiced by such failure. The Notice of Claim will be required to set forth the amount (or a reasonable estimate) of the Loss or Losses suffered, or which may be suffered, by an Indemnified Party as a result of such Indemnification Claim, whether or not the Threshold has been reached, and a brief description of the facts giving rise to such Indemnification Claim. The Indemnified Party will furnish to the Company such information (in reasonable detail) it may have with respect to such Indemnification Claim (including copies of any summons, complaint or other pleading which may have been served on it and any written claim, demand, invoice, billing or other document evidencing or asserting the same).

     (b) Third Party Claim. (i) If the claim or demand set forth in the Notice of Claim is a claim or demand asserted by a third party (a "Third Party Claim"), the Company will have 15 calendar days after the date of receipt by the Company of the Notice of Claim (the "Notice Date") to notify the Indemnified Parties in writing of the election by the Company to defend the Third Party Claim on behalf of the Indemnified Parties, provided, however, that the Company will be entitled to assume the defense of any such Third Party Claim only if it unconditionally and irrevocably undertakes to indemnify all Indemnified Parties in respect thereof (subject to any applicable limitations set forth in Section 6.1).

     (ii) If the Company elects to defend a Third Party Claim on behalf of the Indemnified Parties, the Indemnified Parties will make available to the Company and their agents and representatives all records and other materials in their possession which are reasonably required in the defense of the Third Party Claim, and the Company will pay all expenses payable in connection with the defense of the Third Party Claim as they are incurred (subject to any applicable limitations set forth in Section 6.1).

     (iii) In no event may the Company settle or compromise any Third Party Claim without the Indemnified Parties' consent, which may not be unreasonably withheld, provided, however, that if a settlement is presented by the Company to the Indemnified Parties for approval and the Indemnified Parties withhold their consent thereto, then any amount by which the final Losses (including reasonable attorneys' fees and charges) resulting from the resolution of the matter exceeds the sum of the rejected settlement amount plus attorneys' fees incurred to such date will be excluded from the amount covered by the indemnification provided for in this Agreement and shall be borne by the Indemnified Parties.

     (iv) If the Company elects to defend a Third Party Claim, the Indemnified Parties will have the right to participate in the defense of the Third Party Claim, at the Indemnified Parties' expense (and without the right to indemnification for such expense under this Agreement), provided, however, that the reasonable fees and expenses of counsel retained by the Indemnified Parties will be at the expense of the Company if (A) the use of the counsel chosen by the Company to represent the Indemnified Parties would present such counsel with a conflict of interest; (B) the parties to such proceeding include both Indemnified Parties and the Company and there may be legal defenses available to Indemnified Parties which are different from or additional to those available to the Company; (C) within 10 calendar days after being advised by the Company of the identity of counsel to be retained to represent Indemnified Parties, they shall have objected to the retention of such counsel for valid reasons (which shall be stated in a written notice to the Company), and the Company shall not have retained different counsel satisfactory to the Indemnified Parties; or (D) the Company shall have authorized the Indemnified Parties to retain a single separate counsel at the expense of the Company, such authorization to be made by the directors who are not designees of Purchaser or its Affiliates.

     (v) If the Company does not elect to defend a Third Party Claim, or does not defend a Third Party Claim in good faith, the Indemnified Parties will have the right, in addition to any other right or remedy it may have hereunder, at the sole and exclusive expense of the Company, to defend such Third Party Claim.

     (c) Cooperation in Defense. The Indemnified Parties will cooperate with the Company in the defense of a Third Party Claim and make reasonably available the facts relating to the Third Party Claim. Subject to the foregoing, (i) no Indemnified Party will have any obligation to participate in the defense of or to defend any Third Party Claim and (ii) no Indemnified Parties' defense of, or their participation in, the defense of any Third Party Claim will in any way diminish or lessen their right to indemnification as provided in this Agreement.

     6.3 Indemnification of the Company. Purchaser will indemnify and hold harmless the Company and its current and future officers, directors, employees and agents from and against all Losses suffered by any of them as a result of any inaccuracy in or breach of any of the representations, warranties or covenants made by Purchaser hereunder. The procedures for and limits on indemnification in respect of the obligations of Purchaser under this Section
6.3 will be the same as those set forth in Section 6.1 and 6.2.

     6.4 Non-Exclusivity of Indemnification. The rights of any Indemnified Party hereunder will not be exclusive of the rights of any Indemnified Party under any other agreement or instrument to which the Company is a party. Nothing in such other agreement or instrument will be interpreted as limiting or otherwise adversely affecting an Indemnified Party's rights hereunder and nothing in this Agreement will be interpreted as limiting or otherwise adversely affecting the Indemnified Party's rights under any such other agreement or instrument; provided, however, that no Indemnified Party will be entitled hereunder to recover more than its indemnified Losses. The indemnity, contribution and expense reimbursement obligation of the Company in this Agreement will be in addition to any liability the Company may otherwise have. The obligations of the Company to each Indemnified Party will be separate obligations, and the liability of the Company to any Indemnified Party will not be extinguished solely because any other Indemnified Party is not entitled to indemnity or contribution hereunder.

     6.5 Survival of Indemnification. The provisions of this Article VI will survive notwithstanding any termination hereof or the Closing of any of the transactions contemplated hereby.

                          VII. TERMINATION AND WAIVER

     7.1 Termination by Mutual Consent. This Agreement may be terminated at any time prior to the Closing Date by the mutual consent of Purchaser and the Company.

     7.2 Termination by Purchaser. This Agreement may be terminated by Purchaser if the Closing shall not have occurred on or before January 15, 2002 (the "Outside Date"); provided, however, (i) that Purchaser may not terminate this Agreement pursuant to this Section 7.2 if Purchaser's failure to fulfill any of its obligations under this Agreement shall have been the reason that the Closing shall not have occurred on or before the Outside Date and (ii) if the Registration Statement has not been declared effective by the SEC on or prior to December 1, 2001 (other than due to the Company's breach of its obligation under Section 4.7 of this Agreement), the Outside Date will be extended beyond December 31, 2001 on a day-for-day basis by that number of days beyond December 1, 2001 that the Registration Statement has not been declared effective, not to exceed 30 calendar days.

                            VIII. GENERAL PROVISIONS

     8.1 Notices. Any notice or other communication required to be given hereunder shall be in writing, and sent by reputable courier service (with proof of service), by hand delivery or by facsimile (followed on the same day by delivery by courier service (with proof of delivery) or by hand delivery), addressed as follows:

         If to Purchaser:

                  Explorer Holdings, L.P.
                  4200 Texas Commerce Tower West
                  2200 Ross Avenue
                  Dallas, Texas  75201
                  Attn:  William T. Cavanaugh, Jr.
                  Fax No.:  (214) 220-4949

         With copies to:

                  Jones, Day, Reavis & Pogue
                  599 Lexington Avenue
                  New York, New York 10022
                  Attn:  Thomas W. Bark
                  Fax No.:  (212) 755-7306

         If to the Company:

                  Omega Healthcare Investors, Inc.
                  900 Victors Way, Suite 350
                  Ann Arbor, Michigan  48108
                  Attn:  Chief Financial Officer
                  Fax No.: (734) 887-0322

         With copies to:

                  Powell, Goldstein, Frazer & Murphy LLP
                  191 Peachtree Street, N.E.
                  Suite 1600
                  Atlanta, Georgia 30303
                  Attn:  Rick Miller or Eliot Robinson
                  Fax No.: (404) 572-6999

or to such other address as any party will specify by written notice so given, and such notice will be deemed to have been delivered as of the date so telecommunicated or personally delivered.

     8.2 Assignment; Binding Effect. Neither this Agreement nor any of the rights, interests or obligations hereunder will be assigned by any party hereto (whether by operation of Law or otherwise) without the prior written consent of the other party, except that Purchaser will have the right to assign to any direct or indirect wholly owned subsidiary of Purchaser or to the partners of Purchaser any and all rights and obligations of Purchaser under this Agreement, provided, that any such assignment will not relieve Purchaser from any of its obligations hereunder. Any assignment not granted in accordance with the foregoing shall be null and void. Subject to the first sentence of this Section 8.2, this Agreement will be binding upon and will inure to the benefit of the parties hereto and their respective successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, except for the provisions of Article VI, nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties hereto or their respective heirs, successors, executors, administrators and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     8.3 Entire Agreement. This Agreement, the Company Disclosure Letter, the other Transaction Documents and any documents delivered by the parties in connection herewith or therewith, constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto, including, without limitation, any draft proposal or letter of intent with respect to the transactions contemplated herein.

     8.4 Amendment. This Agreement may be amended by the parties hereto, by action taken by their respective Boards of Directors, or other equivalent governing bodies, at any time before or after approval of matters presented to the Company Stockholders, but after any such Company Stockholder approval, no amendment will be made which by Law requires the further approval of the Company Stockholders without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     8.5 Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Delaware, without regard to its conflict of laws principles.

     8.6 Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered will be an original, but all such counterparts will together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto. A facsimile copy of a signature page shall be deemed to be an original signature page.

     8.7 Headings. Headings of the Articles and Sections of this Agreement are for the convenience of the parties only, and will be given no substantive or interpretive effect whatsoever.

     8.8  Certain   Definitions/Interpretations.   (a)  For   purposes  of  this
Agreement:

          (i) An "Affiliate" of any Person means another Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person;

          (ii) "Business Day" means any day other than a Saturday, Sunday or day on which banks in New York, New York are authorized or required by Law to close;

          (iii) "Knowledge" of any Person which is not an individual means the actual knowledge of any of such Person's officers after reasonable inquiry; and

          (iv) "Person" means an individual,  corporation,  partnership, limited
     liability  company,  joint  venture,  association,   trust,  unincorporated
     organization or other entity.

     (b) When a reference is made in this Agreement to an Article, Section, Exhibit or Annex, such reference will be to an Article or Section of, or an Annex or Exhibit to, this Agreement unless otherwise indicated. Whenever the words "include," "includes" or "including" are used in this Agreement, they will be deemed to be followed by the words "without limitation", except when used in conjunction with a negative predicate. The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement will refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms used herein with initial capital letters have the meanings ascribed to them herein and all terms defined in this Agreement will have such defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by written waiver or written consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted successors and assigns.

     8.9 Waivers. Except as provided in this Agreement, no action taken pursuant to this Agreement, including without limitation any investigation by or on behalf of any party, will be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision hereunder will not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder. At any time any party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby.

     8.10 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction will, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision will be interpreted to be only so broad as is enforceable.

     8.11 Enforcement of Agreement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

     8.12 Expenses. Without limiting the generality or effect of any other provision hereof, including without limitation Section 6.1 or any agreement or instrument contemplated hereby, whether or not the Closing occurs, the Company will reimburse Purchaser for all Purchaser Expenses at the Closing or the termination of this Agreement, and from time to time thereafter promptly upon request by Purchaser, not to exceed $1 million. As used in this Agreement, "Purchaser Expenses" shall be an amount equal to all out-of-pocket costs and expenses of Purchaser and Purchaser's partners incurred in connection with this Agreement and the transactions contemplated hereby and any litigation associated therewith (including, without limitation, all fees and expenses payable to accountants, counsel, consultants and due diligence expenses, but expressly excluding the costs of Purchaser's employees and Purchaser's overhead). "Purchaser Expenses" shall not include (i) any out-of-pocket costs and expenses of Purchaser or its Affiliates for which Purchaser or its Affiliates would be entitled to indemnification pursuant to Article VI or to payment pursuant to the Advisory Agreement and (ii) any fee payable to The Hampstead Group, L.L.C. pursuant to the Advisory Agreement in respect of the transactions contemplated by this Agreement.

     8.13 Jurisdiction; Consent to Service of Process. (a) Each party hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any state or federal court located in the State of Delaware (a "Delaware Court"), and any appellate court from any such court, in any suit, action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment resulting from any such suit, action or proceeding, and each party hereby irrevocably and unconditionally agrees that all claims in respect of any such suit, action or proceeding may be heard and determined in a Delaware Court.

     (b) It will be a condition precedent to each party's right to bring any such suit, action or proceeding that such suit, action or proceeding, in the first instance, be brought in a Delaware Court (unless such suit, action or proceeding is brought solely to obtain discovery or to enforce a judgment), and if each such court refuses to accept jurisdiction with respect thereto, such suit, action or proceeding may be brought in any other court with jurisdiction; provided that the foregoing will not apply to any suit, action or proceeding by a party seeking indemnification or contribution pursuant to this Agreement or otherwise in respect of a suit, action or proceeding against such party by a third party if such suit, action or proceeding by such party seeking indemnification or contribution is brought in the same court as the suit, action or proceeding against such party.

     (c) No party may move to (i) transfer any such suit, action or proceeding from a Delaware Court to another jurisdiction, (ii) consolidate any such suit, action or proceeding brought in a Delaware Court with a suit, action or proceeding in another jurisdiction, or (iii) dismiss any such suit, action or proceeding brought in a Delaware Court for the purpose of bringing the same in another jurisdiction.

     (d) Each party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, (i) any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in a Delaware Court,
(ii) the defense of an inconvenient forum to the maintenance of such suit, action or proceeding in any such court, and (iii) the right to object, with respect to such suit, action or proceeding, that such court does not have jurisdiction over such party. Each party irrevocably consents to service of process in any manner permitted by law. Notwithstanding the foregoing, this
Section 8.13 will not apply to any suit, action or proceeding to enforce a judgment of a Delaware Court.

     8.14 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM, WHETHER IN CONTRACT OR TORT, AT LAW OR IN EQUITY, ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     8.15 No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

                     [Remainder of page intentionally blank]

     IN WITNESS WHEREOF, the parties have executed this Agreement and caused the same to be duly delivered on their behalf on the day and year first written above.

                                        OMEGA HEALTHCARE INVESTORS, INC.


                                        By:__________________________
                                           C. Taylor Pickett
                                           Chief Executive Officer

                                        EXPLORER HOLDINGS, L.P.

                                        By: Explorer Holdings GenPar, LLC,
                                            its General Partner


                                        By:__________________________
                                           William T. Cavanaugh, Jr.
                                           Vice President

                                                                      Appendix B

                        OMEGA HEALTHCARE INVESTORS, INC.
                             ARTICLES SUPPLEMENTARY
                    FOR SERIES D CONVERTIBLE PREFERRED STOCK

     OMEGA HEALTHCARE INVESTORS, INC., a Maryland corporation (the "Company"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST: Pursuant to authority contained in the charter of the Company (the "Charter"), 1,000,000 shares of authorized but unissued shares of the Company's Preferred Stock have been duly classified by the Board of Directors of the Company (the "Board") as authorized but unissued shares of the Company's Series D Preferred Stock.

     SECOND:  A description  of the Series D Preferred  Stock is as follows:

     1. Designation and Number. A series of Preferred Stock, designated the "Series D Convertible Preferred Stock" (the "Series D Preferred Stock"), is hereby established. The number of shares of the Series D Preferred Stock shall be 1,000,000, subject to increase pursuant to Section 4(b) prior to payment by the Company of any dividend in shares of Series D Preferred Stock in accordance with Section 4.

     2. Maturity. The Series D Preferred Stock has no stated maturity.

     3. Rank. The Series D Preferred Stock will, with respect to dividend rights and rights upon liquidation, dissolution or winding up of the Company, rank (i) senior to all classes or series of Common Stock of the Company, and to all equity securities ranking junior to the Series D Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of the Company, (ii) on a parity with the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and all other equity securities issued by the Company the terms of which specifically provide that such equity securities rank on a parity with the Series D Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of the Company (the "Parity Preferred"), and (iii) junior to all existing and future indebtedness of the Company. The term "equity securities" does not include convertible debt securities, which will rank senior to the Series D Preferred Stock prior to conversion of such debt securities.

     4. Dividends. (a) Except as set forth in Section 4(b), if the Stockholder Approval Date does not occur on or prior to January 31, 2002, holders of shares of the Series D Preferred Stock are entitled to receive, out of funds legally available for the payment of dividends, preferential cumulative dividends at the greater of (i) 10% per annum of the Liquidation Preference per share (equivalent to a fixed annual amount of $_____ per share) and (ii) the amount per share declared or paid or set aside for payment based on the number of shares of Common Stock into which such shares of Series D Preferred Stock are then convertible in accordance with Section 8. Subject to the preceding sentence, dividends on each share of the Series D Preferred Stock shall be cumulative commencing from the date of issuance (the "Issue Date") of such share of Series D Preferred Stock and shall be payable in arrears for each period ended July 31, October 31, January 31 and April 30 (each a "Dividend Period") on or before the 15th day of August, November, February and May of each year, or, if not a Business Day, the next succeeding Business Day (each, a "Dividend Payment Date"). Any dividend payable on shares of the Series D Preferred Stock for any partial period will be computed based on the actual number of days elapsed (commencing with and including the date of issuance of such shares) and on the basis of a 360-day year consisting of twelve 30-day months. Dividends will be payable to holders of record as they appear in the stock records of the Company at the close of business on the applicable record date, which shall be the last day of the preceding calendar month prior to the applicable Dividend Payment Date or on such other date designated by the Board that is not more than 30 nor less than 10 days prior to such Dividend Payment Date (each, a "Dividend Record Date").

     (b) Dividends will be payable, (1) at the election of the holders of a majority of the Series D Preferred Stock, in respect of any period after June 30, 2002 and (2) at the election of the Board, in respect of any period on or prior to June 30, 2002, either (i) by the issuance as of the relevant Dividend Payment Date of additional shares of fully paid, nonassessable Series D Preferred Stock having an aggregate liquidation preference equal to the amount of such accrued dividends or (ii) in cash. In the event that dividends are declared and paid pursuant to clause (i), (A) such dividends will be deemed paid in full and will not accumulate and (B) prior to paying any such dividends, the Board will take such action as is necessary to increase the number of authorized shares of Series D Preferred Stock by the number of shares to be issued pursuant to this Section 4, including but not limited to the filing of Articles Supplementary with the State Department of Assessments and Taxation of Maryland in accordance with Article VII of the Charter. The Company will deliver certificates representing shares of Series D Preferred Stock issued pursuant to this Section 4(b) promptly after the relevant Dividend Payment Date.

     (c) No dividends on shares of Series D Preferred Stock shall be declared by the Board or paid or set apart for payment by the Company at such time as the terms and provisions of any agreement of the Company, including any agreement relating to its indebtedness, prohibits such declaration, payment or setting apart for payment or provides that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration or payment shall be restricted or prohibited by law.

     (d) Notwithstanding the foregoing, dividends on the Series D Preferred Stock will accrue whether or not the Company has earnings, whether or not there are funds legally available for the payment of such dividends and whether or not such dividends are declared. Accrued but unpaid dividends on the Series D Preferred Stock will not bear interest.

     (e) Except as set forth in the next sentence, no dividends will be declared or paid or set apart for payment on any capital stock of the Company or any other series of Preferred Stock ranking, as to dividends, on a parity with or junior to the Series D Preferred Stock (other than a dividend in shares of the Company's Common Stock or in shares of any other class of stock ranking junior to the Series D Preferred Stock as to dividends and upon liquidation) for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for such payment on the Series D Preferred Stock for all past dividend periods and the then current dividend period. When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series D Preferred Stock and the shares of any other series of Preferred Stock ranking on a parity as to dividends with the Series D Preferred Stock, all dividends declared upon the Series D Preferred Stock and any other series of Preferred Stock ranking on a parity as to dividends with the Series D Preferred Stock shall be declared pro rata so that the amount of dividends declared per share of Series D Preferred Stock and such other series of Preferred Stock shall in all cases bear to each other the same ratio that accrued dividends per share on the Series D Preferred Stock and such other series of Preferred Stock (which shall not include any accrual in respect of unpaid dividends for prior dividend periods if such Preferred Stock does not have a cumulative dividend) bear to each other.

     (f) Except as provided in the immediately preceding paragraph, unless full cumulative dividends on the Series D Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment for all past dividend periods and the then current dividend period, no dividends (other than in shares of Common Stock or other shares of capital stock ranking junior to the Series D Preferred Stock as to dividends and upon liquidation) shall be declared or paid or set aside for payment nor shall any other distribution be declared or made upon the Common Stock, or any other capital stock of the Company ranking junior to or on a parity with the Series D Preferred Stock as to dividends or upon liquidation, nor shall any shares of Common Stock, or any other shares of capital stock of the Company ranking junior to or on a parity with the Series D Preferred Stock as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such shares) by the Company (except by conversion into or exchange for other capital stock of the Company ranking junior to the Series D Preferred Stock as to dividends and upon liquidation or redemption or for the purpose of preserving the Company's qualification as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the "Code")). Holders of shares of the Series D Preferred Stock shall not be entitled to any dividend, whether payable in cash, property or stock, in excess of full cumulative dividends on the Series D Preferred Stock as provided above. Any dividend payment made on shares of the Series D Preferred Stock shall first be credited against the earliest accrued but unpaid dividend due with respect to such shares which remains payable.

     5. Liquidation Preference. Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, each holder of shares of Series D Preferred Stock shall, at the election of such holder, be entitled to be paid out of the assets of the Company legally available for distribution to its shareholders the Liquidation Preference (as defined in Section 10(e)) before any distribution of assets is made to holders of Common Stock or any other class or series of capital stock of the Company that ranks junior to the Series D Preferred Stock as to liquidation rights. The Company will promptly provide to the holders of Series D Preferred Stock written notice of any event triggering the right to receive such Liquidation Preference. After payment of the full amount of the Liquidation Preference, plus any accrued and unpaid dividends to which they are entitled, the holders of Series D Preferred Stock will have no right or claim to any of the remaining assets of the Company. A Change in Control (as defined in Section 10(b)), or the sale, lease or conveyance of all or substantially all of the property, business or assets of the Company shall be deemed to constitute a liquidation, dissolution or winding up of the Company for purposes of Section 5 of these Articles Supplementary only and shall not be deemed a liquidation, dissolution or winding up of the Company for any other series of Preferred Stock unless the terms of such series of Preferred Stock expressly provide.

In determining whether a distribution (other than upon voluntary or involuntary liquidation) by dividend, redemption or other acquisition of shares of stock of the Company or otherwise is permitted under the Maryland General Corporation Law (the "MGCL"), no effect shall be given to amounts that would be needed if the Company would be dissolved at the time of the distribution, to satisfy the preferential rights upon distribution of holders of shares of stock of the Company whose preferential rights upon distribution are superior to those receiving the distribution.

     6. Redemption. The Series D Preferred Stock is not redeemable without the consent of the holder of such share of Series D Preferred Stock.

     7. Voting Rights. (a) Holders of the Series D Preferred Stock will not have any voting rights, except as set forth below.

     (b) Whenever dividends on any shares of Series D Preferred Stock shall be in arrears for two or more Dividend Periods (a "Preferred Dividend Default"), the number of directors then constituting the Board shall be increased by two (if not already increased by reason of a similar arrearage with respect to the Series C Preferred Stock). The holders of such shares of Series D Preferred Stock and the holders of Series C Preferred Stock upon which like voting rights have been conferred and are exercisable (voting together as a single class) will be entitled to fill the vacancies thereby created by the addition of such number of directors of the Company determined pursuant to the first sentence of this
Section 7(b) (the "Additional Series C/D Preferred Stock Directors") at a special meeting called by the holders of record of at least 20% of the Series D Preferred Stock or the holders of record of at least 20% of the Series C
Preferred Stock until all dividends accumulated on such shares of Series D Preferred Stock and Series C Preferred Stock for the past dividend periods and the dividend for the then current dividend period shall have been fully paid or declared and a sum sufficient for the payment thereof set aside. In any vote to elect or remove additional directors pursuant to this Section 7, each such holder of shares of Series D Preferred Stock and Series C Preferred Stock entitled to vote will be entitled to one vote for each share held by such holder. In the event the directors of the Company are divided into classes, each such vacancy shall be apportioned among the classes of directors to prevent stacking in any one class and to ensure that the number of directors in each of the classes of directors are as equal as possible. Each Additional Series C/D Preferred Stock Director, as a qualification for election as such (and regardless of how elected), shall submit to the Board a duly executed, valid, binding and enforceable letter of resignation from the Board, to be effective upon the date upon which all dividends accumulated on such shares of Series D Preferred Stock and Series C Preferred Stock for the past dividend periods and the dividend for the then current dividend period shall have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment, whereupon the terms of office of all persons elected as Additional Series C/D Preferred Stock Directors by the holders of such shares of Series D Preferred Stock and Series C Preferred Stock shall, upon the effectiveness of their respective letters of resignation, forthwith terminate, and the number of directors then constituting the Board shall be reduced accordingly. A quorum for any such meeting shall exist if the holders of at least a majority of the outstanding shares of Series D Preferred Stock and Series C Preferred Stock so entitled to vote are represented in person or by proxy at such meeting. Such Additional Series C/D Preferred Stock Directors shall be elected upon the affirmative vote of a plurality (based on the number of votes entitled to be cast) of the shares of Series D Preferred Stock and Series C Preferred Stock so entitled to vote that are present and voting in person or by proxy at a duly called and held meeting at which a quorum is present. If and when all accumulated dividends and the dividend for the then current dividend period on such shares of Series D Preferred Stock and Series C Preferred Stock shall have been paid in full or declared and a sum sufficient for the payment thereof in full shall have been set aside, the holders thereof shall be divested of the foregoing voting rights (subject to revesting in the event of each and every Preferred Dividend Default) and the term of office of each Additional Series C/D Preferred Stock Director so elected shall terminate. Any Additional Series C/D Preferred Stock Director may be removed at any time with or without cause by, and shall not be removed otherwise than by the vote of, the holders of record of a majority of the outstanding shares of the Series D Preferred Stock and Series C Preferred Stock entitled to vote (voting together as a single class). So long as a Preferred Dividend Default shall continue, any vacancy in the office of an Additional Series C/D Preferred Stock Director may be filled by written consent of the Additional Series C/D Preferred Stock Directors remaining in office, or if none remains in office, by a vote of the holders of record of a majority of the outstanding shares of Series D Preferred Stock and Series C Preferred Stock so entitled to vote (voting together as a single class). The Additional Series C/D Preferred Stock Directors shall each be entitled to one vote per director on any matter.

     (c) So long as any shares of Series D Preferred Stock remain outstanding, the Company will not, without the affirmative vote or consent of the holders of at least two-thirds of the shares of the Series D Preferred Stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (voting together with any other classes of Preferred Stock adversely affected in the same manner as a single class), amend, alter or repeal the provisions of the Charter or the Articles Supplementary, whether by merger, consolidation or otherwise (an "Event"), so as to materially and adversely affect any right, preference, privilege or voting power of the Series D Preferred Stock or the holders thereof, including without limitation, the creation of any series of Preferred Stock ranking senior to the Series D Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, but not including the creation or issuance of Parity Preferred.

     (d) Except as expressly stated in these Articles Supplementary, the Series D Preferred Stock shall not have any relative, participating, optional or other special voting rights and powers and the consent of the holders thereof shall not be required for the taking of any corporate action, including but not limited to, any merger or consolidation involving the Company or a sale of all or substantially all of the assets of the Company, irrespective of the effect that such merger, consolidation or sale may have upon the rights, preferences or voting power of the holders of the Series D Preferred Stock.

     8. Conversion. The holders of Series D Preferred Stock shall have the following conversion rights with respect to such shares:

     8.1 Automatic Conversion. Each share of Series D Preferred Stock (including all accrued and unpaid dividends thereon) shall automatically be converted into fully paid and nonassessable shares of Common Stock upon the earlier of (i) the date the holders of a majority of the shares of Common Stock (giving effect to the conversion of the Series C Preferred) present and entitled to vote at a duly convened meeting of the Company's stockholders vote to approve the issuance of Common Stock pursuant to Section 8 hereof (such date, the "Stockholder Approval Date") or (ii) the date the New York Stock Exchange waives any requirement for stockholder approval of the conversion of the Series D Preferred into Common Stock under its rules and policies.

     8.2 Conversion Price. Each share of Series D Preferred Stock will be converted into such number of shares of Common Stock as is equal to the quotient obtained by dividing the Original Issue Price for such share by the Conversion Price (as defined below) in effect at the time of conversion. The Conversion Price initially shall be equal to $______ per share of Common Stock, subject to adjustment from time to time as provided herein (the "Conversion Price") from and after the Issue Date, irrespective of whether the Series D Preferred Stock is convertible at such time.

     8.3 Mechanics of Conversion.  Upon the occurrence of an event  specified in
Section 8.1 above, the outstanding shares of Series D Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Company or its transfer agent; provided, however, that the Company shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversation unless the certificates evidencing such shares of Series D Preferred Stock are either delivered to the Company or its transfer agent as provided below, or the holder notifies the Company or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such certificates. Promptly following the conversion of the Series D Preferred Stock, the holders thereof shall surrender the certificates representing such shares at the office of the Company or any transfer agent for the Series D Preferred Stock, as applicable. Thereupon, there shall be issued and delivered to such holder promptly at such office and in its names as shown on such surrendered certificate or certificates, or such other name or names as such holder shall notify the Company in writing, a certificate or certificates for the number of shares of Common Stock into which the shares of Series D Preferred Stock surrendered were convertible on the date on which such conversion occurred.

     8.4 Adjustment for Stock Splits and Combinations. If the Company at any time or from time to time after the Issue Date effects a subdivision of the outstanding Common Stock, the Conversion Price then in effect immediately before that subdivision shall be proportionately decreased, and conversely, if the Company at any time or from time to time after the Issue Date combines the outstanding Common Stock into a smaller number of shares, the Conversion Price then in effect immediately before the combination shall be proportionately increased. Any adjustment under this Section 8.4 shall become effective at the close of business on the date such subdivision or combination becomes effective.

     8.5 Adjustment for Certain Dividends and Distributions. If the Company at any time or from time to time after the Issue Date makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional Common Stock, then and in each such event the Conversion Price then in effect shall be decreased as of the time of such issuance or, in the event such record date is fixed, as of the close of business on such record date, by multiplying the Conversion Price then in effect by a fraction (1) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (2) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution; provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Price shall be adjusted pursuant to this Section 8.5 as of the time of actual payment of such dividends or distributions.

     8.6 Adjustments for Other Dividends and Distributions. In the event the Company at any time or from time to time after the Issue Date makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Company other than Common Stock or other assets or property of the Company (other than ordinary cash dividends and any special dividends necessary to preserve the Company's qualification as a REIT), then and in each such event provision shall be made so that the holders of Series D Preferred Stock shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Company or other assets or property of the Company which they would have received had their Series D Preferred Stock been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the conversion date, retained such securities or other assets or property of the Company receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this
Section 8 with respect to the rights of the holders of the Series D Preferred Stock.

     8.7 Adjustment for Reclassification, Exchange and Substitution. In the event that at any time or from time to time after the Issue Date, the Common Stock or other securities as provided herein issuable upon the conversion of the Series D Preferred Stock are changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend or a reorganization, merger, consolidation or sale of assets, provided for elsewhere in this Section 8), then and in any such event each holder of Series D Preferred Stock shall have the right thereafter to convert such Series D Preferred Stock into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change, by holders of Common Stock or other securities as provided herein into which such shares of Series D Preferred Stock could have been converted immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein.

     8.8 Reorganizations, Mergers, Consolidations or Transfers of Assets. If at any time or from time to time after the Issue Date there is a capital reorganization of the Common Stock or other securities issuable upon conversion of Series D Preferred Stock as provided herein (other than a recapitalization, subdivision, combination, reclassification or exchange of shares provided for elsewhere in this Section 8) or a merger or consolidation or statutory binding share exchange of the Company with or into another Person, or the transfer of all or substantially all of the Company's properties and assets to any other Person and such capital reorganization, merger, consolidation or transfer does not constitute a Change in Control, then, as a part of such capital reorganization, merger, consolidation, exchange or transfer, provision shall be made so that the holders of Series D Preferred Stock shall thereafter be entitled to receive upon conversion of Series D Preferred Stock the number of shares of stock or other securities, cash or property to which a holder of the number of shares of Common Stock or other securities deliverable upon conversion of the Series D Preferred Stock would have been entitled on such capital reorganization, merger, consolidation, exchange or transfer. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 8 with respect to the rights of the holders of the Series D Preferred Stock after the capital reorganization, merger, consolidation, exchange or transfer to the end that the provisions of this Section 8 (including adjustment of the Conversion Price then in effect and the number of shares receivable upon conversion of the Series D Preferred Stock) shall be applicable after that event and be as nearly equivalent as may be practicable.

     8.9 Sale of Shares Below Fair Market Value. (a) If at any time or from time to time after the Issue Date, the Company issues or sells, or is deemed by the express provisions of this Section 8.9 to have issued or sold, Additional Common Stock (as defined below), other than as a dividend or other distribution on any class of stock as provided in Section 8.5 above and other than upon a subdivision or combination of Common Stock as provided in Section 8.4 above, for an Effective Price (as defined below) less than the Fair Market Value, then and in each such case the then existing Conversion Price shall be reduced, as of the opening of business on the date of such issue or sale, to a price determined by multiplying that Conversion Price by a fraction (i) the numerator of which shall be equal to the sum of (A) the number of shares of Common Stock issued and outstanding at the close of business on the Business Day immediately preceding the date of such issue or sale, (B) the number of shares of Common Stock which the aggregate consideration received (or by the express provisions hereof is deemed to have been received) by the Company for the total number of shares of Additional Common Stock so issued or sold would purchase at such Fair Market Value, (C) the number of shares of Common Stock into which all outstanding Series C Preferred Stock and Series D Preferred Stock would be convertible at the close of business on the Business Day immediately preceding the date of such issuance or sale (whether or not the Series D Preferred Stock is then convertible), and (D) the number of shares of Common Stock underlying all Convertible Securities (as defined below) at the close of business on the Business Day immediately preceding the date of such issuance or sale, and (ii) the denominator of which shall be equal to the sum of (A) the number of shares of Common Stock issued and outstanding at the close of business on the date of such issuance or sale after giving effect to such issuance or sale of Additional Common Stock, (B) the number of shares of Common Stock into which all outstanding Series C Preferred Stock and Series D Preferred Stock would be convertible at the close of business on the Business Day immediately preceding the date of such issuance or sale (whether or not the Series D Preferred Stock is then convertible), and (C) the number of shares of Common Stock underlying all Convertible Securities at the close of business on the Business Day immediately preceding the date of such issuance or sale.

     (b) For the purpose of making any adjustment required under this Section 8.9, the consideration for any issuance or sale of securities shall be deemed to be (A) to the extent it consists of cash, equal to the gross amount paid in such issuance or sale, (B) to the extent it consists of property other than cash, equal to the Fair Market Value of that property, and (C) if Additional Common Stock, Convertible Securities (as defined below) or rights or options to purchase either Additional Common Stock or Convertible Securities are issued or sold together with other stock, securities or assets of the Company for a consideration which covers both, that portion of the consideration so received that is determined in good faith by the Board to be allocable to such Additional Common Stock, Convertible Securities or rights or options.

     (c) For the purpose of the adjustment required under this Section 8.9, if the Company issues or sells any rights or options for the purchase of, or stock or other securities convertible into or exchangeable or exercisable for, Additional Common Stock (such convertible or exchangeable or exercisable stock or securities being hereinafter referred to as "Convertible Securities") and if the Effective Price of such Additional Common Stock is less than the Fair Market Value, then in each case the Company shall be deemed to have (i) issued at the time of the issuance of such rights or options or Convertible Securities the number of shares of Additional Common Stock issuable upon exercise, conversion or exchange thereof irrespective of whether the holders thereof have the fully vested legal right to exercise, convert or exchange the Convertible Securities for Additional Common Stock and (ii) received as consideration for the issuance of such Additional Common Stock an amount equal to the total amount of the consideration, if any, received by the Company for the issuance of such rights or options or Convertible Securities, plus, in the case of such rights or options, the consideration, if any, payable to the Company upon the exercise of such rights or options, plus, in the case of Convertible Securities, the consideration, if any, payable to the Company (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) upon the exercise, conversion or exchange thereof. No further adjustment of the
Conversion Price, as adjusted upon the issuance of such rights, options or Convertible Securities, shall be made as a result of the actual issuance of Additional Common Stock on the exercise of any such rights or options or the conversion or exchange of any such Convertible Securities. If any such rights or options or the conversion or exchange privilege represented by any such Convertible Securities shall expire without having been exercised, the Conversion Price as adjusted upon the issuance of such rights, options or Convertible Securities shall be readjusted to the Conversion Price which would have been in effect had an adjustment been made on the basis that the only shares of Additional Common Stock so issued were the shares of Additional Common Stock, if any, actually issued or sold on the exercise of such rights or options or rights of conversion or exchange of such Convertible Securities, and such shares of Additional Common Stock, if any, were issued or sold for the consideration actually received by the Company upon such exercise, plus the consideration, if any, actually received by the Company for the granting of the rights or options whether or not exercised, plus the consideration received for issuing or selling the Convertible Securities actually converted or exchanged, plus the consideration, if any, actually received by the Company (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) on the conversion or exchange of such Convertible Securities.

     (d) "Additional Common Stock" shall mean all Common Stock issued or issuable by the Company after the Issue Date, whether or not subsequently reacquired or retired by the Company, other than (i) Common Stock issued or issuable upon conversion of, or as a dividend on, any Series C Preferred Stock or Series D Preferred Stock, (ii) Common Stock issued or issuable pursuant to any employee benefit plan or similar plan or arrangement intended to provide compensation and other benefits to officers, directors, employees and consultants of the Company provided that such plans and any grants or awards thereunder have been approved by the Board or a committee thereof, (iii) securities issued by the Company in payment of a purchase price to the seller or any Person who beneficially owns equity securities of such seller for any acquisition of assets or a business, which acquisition is approved by the Board, or (iv) Common Stock issued or issuable pursuant to the Rights Offering, the Investment Agreement or upon issuance or conversion of the Series D Preferred Stock. The "Effective Price" of Additional Common Stock shall mean the quotient determined by dividing the total number of shares of Additional Common Stock issued or sold, or deemed to have been issued or sold by the Company, by the aggregate consideration received, or deemed to have been received, by the Company for such Additional Common Stock. The share numbers in this Section 8.9(d) shall be appropriately adjusted for any stock dividends, combinations, splits, reverse splits, recapitalizations and similar events affecting the securities of the Company.

     8.10 Certificate of Adjustment. In each case of an adjustment or readjustment of the Conversion Price or the number of shares of Common Stock or other securities issuable upon conversion of the Series D Preferred Stock, the Company, at its expense, shall cause the Chief Financial Officer of the Company to compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to each registered holder of the Series D Preferred Stock at the holder's address as shown in the Company's books. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (1) the consideration received or deemed to be received by the Company for any Additional Common Stock issued or sold or deemed to have been issued or sold, (2) the Conversion Price in effect immediately prior to the occurrence of the event giving rise to such adjustment, (3) the number of shares of Additional Common Stock, and (4) the type and amount, if any, of other property which at the time would be received upon conversion of the Series D Preferred Stock.

     8.11 Notices of Record Date. In the event of (i) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution or (ii) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company, any merger or consolidation of the Company with or into any other entity, or any transfer of all or substantially all of the assets of the Company to any other person or any voluntary or involuntary dissolution, liquidation or winding up of the Company, the Company shall mail to each holder of Series D Preferred Stock at least ten days prior to the record date specified therein, a notice specifying (1) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (2) the date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective, and (3) the date, if any, that is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up.

     8.12 Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of Series D Preferred Stock. In lieu of any fractional share to which the holder would otherwise be entitled (calculated based on the aggregate number of shares of Common Stock to which such holder is entitled upon such conversion), the Company shall pay cash equal to the product of such fraction multiplied by the Fair Market Value of one share of Common Stock on the date of conversion.

     8.13 Reservation of Stock Issuable Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued Common Stock, solely for the purpose of effecting the conversion of the Series D Preferred Stock, such number of shares of its Common Stock and other securities, if any, issuable upon conversion thereof as expressly provided in Section 8 as shall from time to time be sufficient to effect the conversion of all outstanding Series D Preferred Stock.

     8.14 Notices. Any notice required or permitted by this Section 8 to be given to a holder of Series D Preferred Stock or to the Company shall be in writing and be deemed given upon the earlier of actual receipt or five days after the same has been deposited in the United States mail, by certified or registered mail, return receipt requested, postage prepaid, and addressed (i) to each holder of record at the address of such holder appearing on the books of the Company, or (ii) to the Company at its registered office, or (iii) to the Company or any holder, at any other address specified in a written notice given to the other for the giving of notice.

     8.15 Payment of Taxes. The Company will pay all taxes (other than taxes based upon income) and other governmental charges that may be imposed with respect to the issue and delivery of Common Stock upon conversion of Series D Preferred Stock, including without limitation any tax or other charge imposed in connection with the issue and delivery of Common Stock or other securities, if any, issuable upon conversion thereof as expressly provided in Section 8 in a name other than that in which the Series D Preferred Stock so converted were registered.

     8.16 Cancellation of Shares. Any shares of Series D Preferred Stock which are converted in accordance with Section 8 or which are redeemed, repurchased or otherwise acquired by the Company, shall be canceled and added to the authorized but undesignated Preferred Stock of the Company but shall not be reissued as Series D Preferred Stock.

     9. Restrictions on Ownership and Transfer. Once there is a completed public offering of the Series D Preferred Stock, if the Board shall, at any time and in good faith, be of the opinion that actual or constructive ownership of at least 9.9% or more of the value of the outstanding capital stock of the Company has or may become concentrated in the hands of one owner (other than Explorer Holdings, L.P. and its direct and indirect equity owners), the Board shall have the power
(i) by means deemed equitable by the Board, and pursuant to written notice, to call for the purchase from any shareholder of the corporation a number of shares of Series D Preferred Stock sufficient, in the opinion of the Board, to maintain or bring the direct or indirect ownership of such beneficial owner to no more than 9.9% of the value of the outstanding capital stock of the corporation, and
(ii) to refuse to transfer or issue shares of Series D Preferred Stock to any person whose acquisition of such Series D Preferred Stock would, in the opinion of the Board, result in the direct or indirect ownership by that person of more than 9.9% of the value of the outstanding capital stock of the Company. The purchase price for any shares of Series D Preferred Stock shall be equal to the fair market value of the shares reflected in the closing sales price for the shares, if then listed on a national securities exchange, or if the shares are not then listed on a national securities exchange, the purchase price shall be equal to the Liquidation Preference of such shares of Series D Preferred Stock. Payment of the purchase price shall be made within thirty days following the date set forth in the notice of call for purchase, and shall be made in such manner as may be determined by the Board. From and after the date fixed for purchase by the Board, as set forth in the notice, the holder of any shares so called for purchase shall cease to be entitled to distributions and other benefits with respect to such shares, excepting only the right to payment of the purchase price fixed as aforesaid. Any transfer of Series D Preferred Stock that would create an actual or constructive owner of more than 9.9% of the value of the outstanding shares of capital stock of this Company shall be deemed void ab initio and the intended transferee shall be deemed never to have had an interest therein. If the foregoing provision is determined to be void or invalid by virtue of any legal decision, statute, rule or regulation, then the transferee of such Series D Preferred Stock shall be deemed, at the option of the Company, to have acted as agent on behalf of the Company in acquiring such shares and to hold such shares on behalf of the Company.

Notwithstanding anything herein to the contrary, nothing herein shall authorize the Company or its transfer agent to refuse to transfer any shares of Series D Preferred Stock, passing either by voluntary transfer, by operation of law, or under the last will and testament of any shareholder, if such transfer would not, in the written opinion of counsel to the transferor reasonably acceptable to the Company, disqualify the Company as a Real Estate Investment Trust under the Code. Nothing herein contained shall limit the ability of the Company to impose or to seek judicial or other imposition of additional restrictions if deemed necessary or advisable to preserve the Company's tax status as a qualified Real Estate Investment Trust.

     10. Certain Defined Terms. In addition to the terms defined elsewhere in these Articles Supplementary or the Charter, the following terms will have the following meanings when used herein with initial capital letters:

     (a) "Business Day" means any day (other than a day which is a Saturday, Sunday or legal holiday in New York City, or any day on which banks in New York City are authorized by law to close).

     (b) "Change in Control" means the occurrence of any of the following in one or a series of related transactions: (A) any consolidation, merger, reorganization, share exchange or other form of business combination transaction involving the Company in which the holders of the Company's Voting Stock immediately before such transaction do not, immediately after such transaction, retain Voting Stock representing a majority of the voting power of the acquiring entity, the Company or the entity surviving such transaction or (B) the sale, transfer or assignment of Voting Stock of the Company representing a majority of the voting power of the Company to an acquiring Person; provided, however, that any transaction described in clause (A) or (B) in which Voting Stock of the Company or the acquiring or surviving entity in such transaction representing a majority of the voting power of such Person is acquired by or from Explorer Holdings, L.P., its partners and/or their respective Affiliates in one transaction or a series of related transactions shall not be deemed a Change in Control.

     (c) "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

     (d) "Fair Market Value" of any security or other asset means:

               (i) In the case of any security:

               (A) if the security is traded on a securities exchange, the weighted average trading volume of the per share closing prices of the security on such exchange over the five trading day period ending three trading days prior to the date on which such value is measured;

               (B) if the security is traded over-the-counter, the weighted average trading volume of the per share closing bid prices of the security over the five trading day period ending three trading days prior to the date on which such value is measured; or

               (C) if there is no public market for such security that meets the criteria set forth in (A) or (B) above, the Fair Market Value shall be the per share fair market value of such security as of the date on which such value is measured, as determined in good faith by the Board.

               (ii) In the case of assets other than securities, the Fair Market Value shall be the fair market value of such assets, as determined in good faith by the Board.

     (e) "Liquidation Preference" measured per share of Series D Preferred Stock as of any date in question (the "Relevant Date"), means an amount equal to the Original Issue Price of such share, plus an amount equal to any accrued and unpaid dividends at the rate set forth in Section 4 hereof, if any, for such share of Series D Preferred Stock. In connection with the determination of the Liquidation Preference of a share of Series D Preferred Stock upon liquidation, dissolution or winding up of the Company, the Relevant Date shall be the date of distribution of amounts payable to stockholders in connection with any such liquidation, dissolution or winding up.

     (f) "Original Issue Price" means $___ per share of Series D Preferred Stock, subject to appropriate adjustment to reflect any stock dividends, combinations, splits, reverse splits, recapitalizations or similar events affecting the Series D Preferred Stock after the Issue Date.

     (g) "Person" means any individual, firm, corporation, partnership, limited liability company, or group (within the meaning of Section 13(d)(3) of the Exchange Act).

     (h) "Rights Offering" means the offering of shares of common stock by the Company pursuant to Section 4.7 of the Investment Agreement, dated as of October 29, 2001, relating to the Series D Preferred Stock (the "Investment Agreement").

     (i) "Voting Stock" means, with respect to any Person, the shares of any class or kind ordinarily having the power to vote for the election of directors or other members of the governing body of such Person, and for purposes hereof, the Series D Preferred Stock whether or not then convertible. For avoidance of doubt, Common Stock and Series C Preferred Stock both constitute Voting Stock of the Company; provided, however, that no class of Preferred Stock shall be deemed to be Voting Stock by virtue of the rights of such holder upon any Preferred Dividend Default.

     11. Amendment; Waiver. Except as expressly prohibited by law, these Articles Supplementary may be amended and any provision herein may be waived with the approval of the holders of a majority of the Series D Preferred Stock and a majority of the members of the Board who are not Affiliates of any holder of Series D Preferred Stock. Any amendment or waiver so effected shall be binding upon each holder of Series D Preferred Stock.

     THIRD: The classification of authorized but unissued shares as set forth in these Articles Supplementary does not increase the authorized capital of the Company or the aggregate par value thereof.

     FOURTH: These Articles Supplementary have been approved by the Board in the manner and by the vote required by law.

     FIFTH: The undersigned Vice President of the Company acknowledges these Articles Supplementary to be the corporate act of the Company and, as to all matters or facts required to be verified under oath, the undersigned Vice President of the Company acknowledges that to the best of his or her knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

     IN WITNESS WHEREOF, the Company has caused these Articles Supplementary to be executed under seal in its name and on its behalf by its Vice President and attested to by its Secretary on this ___ day of ________, 2001.


ATTEST                                          OMEGA HEALTHCARE INVESTORS, INC.


By:_________________________                    By:________________________
   Secretary                                       Vice President

                                                                      Appendix C

                   [Shattuck Hammond Partners LLC Letterhead]

October 29, 2001


The Committee of Independent Directors and
The Board of Directors
Omega Healthcare Investors, Inc.
900 Victors Way
Ann Arbor, MI 48108

Members of the Committee of Independent Directors and the Board of Directors:

We understand that Omega Healthcare Investors, Inc. ("OHI") has entered into an Investment Agreement (including the exhibits attached thereto), dated as of October 29, 2001 (the "Investment Agreement"), with Explorer Holdings, L.P. ("Explorer"). Explorer currently owns, and its only investment in OHI is, 1,048,420 shares of OHI's Series C Preferred Stock, constituting all the shares of that class presently outstanding (the "Preferred C") and representing approximately 45.5% of OHI's common stock on an as converted basis. Pursuant to the Investment Agreement as described in more detail below, among other things, Explorer will commit to invest, subject to certain conditions being satisfied or waived, up to $50.0 million (the "Capital Infusion Amount") in payment for OHI common stock or a newly created security, Series D Preferred stock of OHI ("Preferred D") (the "Explorer Investment"). The actual amount of the Explorer Investment will be equal to the difference between the Capital Infusion Amount and the gross proceeds received by OHI through a Rights Offering (the "Rights Offering") to OHI common stockholders other than Explorer (the "Unsubscribed Purchase Amount"). If all rights offered in the Rights Offering were exercised, we understand that the proportional ownership of OHI by stockholders other than Explorer and by Explorer on an as converted basis would, upon Explorer's payment of the Unsubscribed Purchase Amount and the issuance to it of shares of OHI common stock, remain approximately the same as such ownership on the date of this letter.

We understand that the price per common OHI share in the Rights Offering and the price per common OHI share or the conversion price of the Preferred D to be paid by Explorer will be the same; i.e., $2.92 per share as determined in accordance with the provisions of the Investment Agreement. Explorer's commitment to fund the Unsubscribed Purchase Amount is irrespective of the actual price per OHI common share at the time of the expiration of the Rights Offering.

This opinion to the Committee of Independent Directors and the Board of Directors of OHI addresses the fairness, from a financial point of view, to OHI of the financial terms of the Investment Agreement taken as a whole (the "Financial Terms of the Investment Agreement").

We further understand that the Investment Agreement, among other things, includes the following Financial Terms which are more fully set forth in the Investment Agreement:

o Distribution of Rights: OHI will undertake a Rights Offering whereby each OHI common stockholder other than Explorer will receive a dividend of one right ("Right") for every 2.15 shares of OHI common stock owned by such stockholder on the record date. An OHI stockholder who exercises all of the Rights issued to him or her will maintain their proportional interest in OHI common stock on an as converted basis. Each Right will entitle the holder to purchase one share of OHI common stock at the Exercise Price as described below;

o Explorer Investment: Explorer will not receive any Rights pursuant to the Rights Offering. Explorer commits within ten days after the expiration date of the Rights Offering to purchase either OHI common stock or Preferred D shares for an aggregate amount equal to the Unsubscribed Purchase Amount. In this regard, if the issuance of OHI common stock has not been approved by OHI's stockholders at the time of the Explorer Investment, the Explorer Investment will be in the form of Preferred D shares which will be substantially the same as the Preferred C and which will be automatically converted into OHI common stock upon the earlier of receipt of stockholder approval for the issuance of OHI common stock to Explorer and the date the New York Stock Exchange waives any requirement under its rules and policies for stockholder approval of the conversion of the Preferred D into OHI common stock. We understand that Explorer has agreed to vote its Preferred C shares in favor of stockholder approval;

o Over-Subscription Right: There will be no over-subscription right for unexercised Rights;

o Transferability and Trading of Rights: The Rights will not be transferable or assignable and will not trade as a separate security;

o Exercise Price: The exercise price of each Right (the "Exercise Price") is $2.92 determined in accordance with the terms of the Investment Agreement;

o Closing Condition: The closing of the Rights Offering and the Explorer Investment will be conditioned upon Fleet Bank, NA ("Fleet") and The Provident Bank: (i) amending their loan agreements with OHI in a manner and on terms and conditions satisfactory to each of OHI and Explorer in their respective sole discretion; (ii) waiving any then existing defaults as well as the right to assert a default based on OHI's current non-compliance with certain covenants; and (iii) with respect to Fleet, extending the current maturity date of its loan by no less than 12 months;

o Termination: OHI will have the right to amend the terms of or terminate the Rights Offering at any time prior to the expiration of the subscription period in the Rights Offering;

o Control of OHI: In the event that upon consummation of the Rights Offering and the transactions contemplated by the Investment Agreement, Explorer holds more than 50% of the voting securities of OHI, Explorer will have voting control of OHI, the unrestricted right to vote the OHI voting securities which it holds and the power to designate a majority of the Directors of OHI subject to the following restrictions imposed by the Investment Agreement and any other limitation or restriction imposed by law: (i) a limitation on the number of Directors of OHI which Explorer can designate; (ii) so long as Explorer holds at least 15% of the voting securities of OHI, a commitment by Explorer to vote in favor of the election of three directors who are "independent" under the rules of the New York Stock Exchange and otherwise unaffiliated with Explorer and, upon the increase in the number of directors to ten, one additional person who is unaffiliated with Explorer; and (iii) except in a transaction approved by a committee of the Board of OHI comprised entirely of independent directors and under certain limited circumstances, a prohibition against Explorer's acquiring beneficial ownership of more than 80% of the voting securities of OHI then issued and outstanding; and

o Transferability of Voting Securities Owned by Explorer: Transfers by Explorer of its voting securities that cause the transferee's beneficial ownership to exceed 9.9% of OHI's total voting securities are subject to the transferee agreeing to be bound by certain provisions of the Amended and Restated Stockholders Agreement to be executed in connection with the closing of the Rights Offering (the "Amended and Restated Stockholders Agreement").

For the purposes of this opinion, we have:

     (i) Reviewed the Investment Agreement (including the exhibits attached thereto) between OHI and Explorer, dated as of October 29, 2001;

     (ii) Reviewed the Investment Agreement between OHI and Explorer, dated as of May 11, 2000 and the First Amendment thereto, dated June 2, 2000;

     (iii)Reviewed the Stockholders Agreement between OHI and Explorer, dated July 14, 2000, which will be superceded by the Amended and Restated Stockholders Agreement;

     (iv) Reviewed the following documents filed by OHI with the Securities and Exchange Commission: Form 10-K for OHI for the year ended December 31, 2000; Forms 10-Q for the quarters ended March 31, and June 30, 2001; 2000 Annual Report; and Proxy Statement for the Annual Meeting of Stockholders, dated as of April 18, 2001;

     (v)  Reviewed various reports and analyses prepared by OHI management;

     (vi) Discussed the business, operations, projections, capital structure and prospects of OHI with OHI's management;

     (vii)Reviewed  financial   projections  and  other  financial   information
          prepared by OHI management for the years ending December 31, 2001 and 2002;

     (viii) Reviewed Explorer's pro forma ownership of OHI under various assumptions related to the Rights Offering. With regard to this review, we noted that Explorer's current ownership in OHI common stock on an as converted basis is approximately 45.5% and based on various assumptions concerning the number of shares of OHI common stock which are purchased in the Rights Offering, Explorer's ownership of OHI's voting securities on as converted basis could exceed 50%;

     (ix) Discussed with management of OHI (a) OHI's efforts to negotiate with its banks; (b) the financial implications for OHI if agreement for covenant waivers and a term extension were not reached with OHI's banks; (c) the importance to OHI of securing an equity or junior capital investment in order to potentially obtain such waivers and extensions; and (d) OHI's efforts to access alternative sources of capital including the timing and risk of closing associated with such alternative investments;

     (x)  Discussed with a principal of Explorer, among other things Explorer's:
          (a) timing of the Explorer Investment; (b) additional due diligence requirements; (c) definitive agreement requirements; and (d) ability to make the investment contemplated in the Investment Agreement without any additional approvals by Explorer's partners;

     (xi) Reviewed publicly available financial and stock market data with respect to publicly-traded companies in lines of business we believe to be generally comparable to those of OHI;

     (xii)Reviewed over a five year, twelve month and three month period ending October 26, 2001 the trading price history of OHI's common stock;

     (xiii) Reviewed over the twelve month and three month period ending October 26, 2001 the trading price history of OHI's Series A Preferred Stock and Series B Preferred Stock;

     (xiv)Reviewed the price and yield to maturity of OHI's senior unsecured debt;

     (xv) Reviewed   the  trading   performance   and  other  data  of  selected
          publicly-traded companies which have undertaken a rights offering since January 1, 2001;

     (xvi)Reviewed the draft dated October 25, 2001 of OHI's Registration Statement on Form S-1; and (xvii) Conducted such other studies, analyses, investigations and inquiries, and considered such other information, as we deemed relevant.

In rendering our opinion, we have assumed and relied upon the accuracy and completeness of all documents and other information supplied or otherwise made available to us by OHI or obtained by us from other sources, and we have relied upon the assurances of the management of OHI that they are unaware of any information or facts that would make the information provided to us incomplete or misleading. We have further assumed that the Investment Agreement, including but not limited to the Rights Offering, will not be amended after the date hereof. While we have discussed the information provided to us with management of OHI, we have not independently verified such information, undertaken an independent appraisal of the assets or liabilities (contingent or otherwise) of OHI or been furnished with any such appraisals of OHI. With respect to financial forecasts furnished to us by OHI, we have been advised by the management of OHI, and we have assumed, that they have been reasonably prepared and reflect management's best currently available estimates and judgment as to the expected future financial performance of such entities. The terms of our engagement did not include soliciting interest in an investment transaction from investors, and we have made no such solicitation.

Our opinion is necessarily based upon market, economic and other conditions that exist and can be evaluated as of the date of this letter, and on information available to us as of the date hereof. We disclaim any undertaking or obligation to advise any person of any change in any fact or matter affecting the opinion expressed herein that may come or be brought to our attention after the date hereof.

As part of its investment banking business, Shattuck Hammond Partners LLC is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of securities, private placements and other purposes. We have acted as financial advisor to the Committee of Independent Directors in connection with a review of other financing alternatives that might be available to OHI and a review of any proposals related to Explorer and will receive from OHI a fee for such services and an additional fee upon the delivery of this opinion.

The opinion expressed herein does not constitute a recommendation as to any action the Committee of Independent Directors, the Board of Directors or any stockholder of OHI should take in connection with the Investment Agreement. This opinion addresses only the fairness, from a financial point of view, of the Financial Terms of the Investment Agreement taken as a whole. Further, we express no opinion herein as to the structure, terms (other than the Financial Terms) or effect of any other aspect of the investment by Explorer or the Rights Offering, including, without limitation, the tax consequences thereof or the corporate governance changes occurring in connection therewith except to the extent that such changes constitute Financial Terms of the Investment Agreement.

Based upon and subject to the foregoing, it is our opinion, as investment bankers, that, as of the date hereof, the Financial Terms of the Investment Agreement taken as a whole are fair to OHI from a financial point of view.

                                               Very truly yours,

                                               /s/ Shattuck Hammond Partners LLC

                                               Shattuck Hammond Partners LLC

NOTE:  DOUBLE UNDERLINED TEXT DENOTES ADDITION OF TEXT.
       TEXT IN BRACKETS [ ] DENOTES DELETION OF TEXT.

                                                                      Appendix D

                        OMEGA HEALTHCARE INVESTORS, INC.

                   AMENDED AND RESTATED ARTICLES SUPPLEMENTARY
                   ====================
                    FOR SERIES C CONVERTIBLE PREFERRED STOCK



     OMEGA HEALTHCARE  INVESTORS,  INC., a Maryland corporation (the "Company"),

hereby certifies to the State Department of Assessments and Taxation of Maryland

that:

     FIRST:  Pursuant to authority  contained in the charter of the Company (the

"Charter"),  2,000,000 shares of authorized but unissued shares of the Company's

Preferred  Stock  have been duly  classified  by the Board of  Directors  of the

Company (the "Board") as authorized but unissued shares of the Company's  Series

C Preferred Stock.


     SECOND: A description of the Series C Preferred Stock is as follows:


     1.  Designation  and Number.  A series of Preferred  Stock,  designated the

"Series C  Convertible  Preferred  Stock" (the "Series C Preferred  Stock"),  is

hereby  established.  The number of shares of the Series C Preferred Stock shall be 2,000,000,  subject to increase  pursuant to Section 4(b) prior to payment by the Company of any dividend in shares of Series C Preferred  Stock in accordance with Section 4.


     2. Maturity. The Series C Preferred Stock has no stated maturity.


     3. Rank. The Series C Preferred Stock will, with respect to dividend rights and rights upon liquidation,  dissolution or winding up of the Company, rank (i)

senior to all  classes  or series of  Common  Stock of the  Company,  and to all equity securities ranking junior to the Series C Preferred Stock with respect to dividend  rights or rights upon  liquidation,  dissolution  or winding up of the

Company,  (ii) on a parity with the Series A Preferred Stock, Series B Preferred

Stock,  Series D Preferred Stock and all other equity  securities  issued by the
        ========================
Company the terms of which specifically provide that such equity securities rank on a parity with the Series C Preferred Stock with respect to dividend rights or rights upon  liquidation,  dissolution or winding up of the Company (the "Parity
                                                                    ============
Preferred"),  and (iii) junior to all existing  and future  indebtedness  of the
===========
Company.  The  term  "equity  securities"  does  not  include  convertible  debt securities,  which will rank  senior to the Series C  Preferred  Stock  prior to conversion of such debt securities.
           =======================

     4. Dividends. (a) Except as set forth in Section 4(b), holders of shares of the Series C  Preferred  Stock are  entitled to  receive,  out of funds  legally available for the payment of dividends, preferential cumulative dividends at the greater of (i) 10% per annum of the Liquidation Preference per share (equivalent to a fixed  annual  amount of $10.00  per  share)  and (ii) the amount per share declared  or paid or set  aside  for  payment  based on the  number of shares of

Common  Stock  into  which  such  shares  of Series C  Preferred  Stock are then convertible in accordance  with Section 8  [(disregarding  Section 8.17 for such purpose)].  Dividends  on each share of the Series C  Preferred  Stock  shall be cumulative  commencing  from  the date of  issuance  of such  share of  Series C

Preferred  Stock and shall be payable in arrears for each period  ended July 31,

October 31, January 31 and April 30 (each a "Dividend  Period") on or before the

15th day of  August,  November,  February  and May of each  year,  or,  if not a

Business  Day,  the next  succeeding  Business  Day (each,  a "Dividend  Payment

Date").  The first  dividend will be paid on November 15, 2000,  with respect to the period  commencing on the date of first issuance of Series C Preferred Stock

(the  "Issue  Date") and ending on October 31,  2000.  Any  dividend  payable on shares of the Series C Preferred  Stock for any partial  period will be computed based on the actual  number of days elapsed  (commencing  with and including the date of issuance of such shares) and on the basis of a 360-day  year  consisting of twelve 30-day months.  Dividends will be payable to holders of record as they appear in the stock  records  of the  Company  at the close of  business  on the applicable  record date,  which shall be the last day of the preceding  calendar month  prior to the  applicable  Dividend  Payment  Date or on such  other  date designated  by the Board that is not more than 30 nor less than 10 days prior to such Dividend Payment Date (each, a "Dividend Record Date").


     (b) For any Dividend  Period  ending  prior to February 1, 2001,  dividends will be payable,  at the  election of the Board,  (i) by the  issuance as of the relevant Dividend Payment Date of additional shares of fully paid, nonassessable

Series C Preferred Stock having an aggregate liquidation preference equal to the amount of such accrued  dividends or (ii) in cash.  In the event that  dividends are declared and paid pursuant to clause (i), (A) such  dividends will be deemed paid in full and will not accumulate and (B) prior to paying any such dividends,

the Board  will take such  action as is  necessary  to  increase  the  number of authorized  shares of  Series C  Preferred  Stock by the  number of shares to be issued  pursuant to this Section 4,  including  but not limited to the filing of

Articles  Supplementary with the State Department of Assessments and Taxation of

Maryland in accordance with Article VII of the Charter. The Company will deliver certificates  representing shares of Series C Preferred Stock issued pursuant to this Section 4(b) promptly  after the relevant  Dividend  Payment Date.  For any

Dividend  Period  ending after  February 1, 2001,  dividends  will be payable in cash.


     (c) No dividends on shares of Series C Preferred Stock shall be declared by the Board or paid or set apart for  payment  by the  Company at such time as the terms and  provisions of any  agreement of the Company,  including any agreement relating to its  indebtedness,  prohibits such  declaration,  payment or setting apart for payment or provides  that such  declaration,  payment or setting apart for payment would  constitute a breach  thereof or a default  thereunder,  or if such declaration or payment shall be restricted or prohibited by law.


     (d)  Notwithstanding  the  foregoing,  dividends  on the Series C Preferred

Stock will accrue whether or not the Company has earnings,  whether or not there are funds legally available for the payment of such dividends and whether or not such  dividends  are  declared.  Accrued  but unpaid  dividends  on the Series C

Preferred  Stock will not bear  interest  and  holders of the Series C Preferred

Stock will not be entitled  to any  distributions  in excess of full  cumulative distributions  described  above.  Except as set forth in the next  sentence,  no dividends will be declared or paid or set apart for payment on any capital stock of the Company or any other series of Preferred Stock ranking,  as to dividends,

on a parity  with or  junior  to the  Series C  Preferred  Stock  (other  than a dividend in shares of the Company's Common Stock or in shares of any other class of stock ranking junior to the Series C Preferred Stock as to dividends and upon liquidation)  for any  period  unless  full  cumulative  dividends  have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment  thereof is set apart for such  payment on the Series C Preferred  Stock for all  past  dividend  periods  and the then  current  dividend  period.  When dividends are not paid in full (or a sum sufficient for such full payment is not so set  apart)  upon the  Series C  Preferred  Stock and the shares of any other series of Preferred  Stock ranking on a parity as to dividends with the Series C

Preferred  Stock,  all dividends  declared upon the Series C Preferred Stock and any other series of Preferred Stock ranking on a parity as to dividends with the

Series C  Preferred  Stock  shall be  declared  pro rata so that the  amount  of dividends  declared per share of Series C Preferred  Stock and such other series of  Preferred  Stock  shall in all cases  bear to each other the same ratio that accrued  dividends  per share on the  Series C  Preferred  Stock and such  other series of  Preferred  Stock  (which  shall not include any accrual in respect of unpaid  dividends for prior dividend  periods if such  Preferred  Stock does not have a cumulative dividend) bear to each other.


     (e) Except as provided in the immediately preceding paragraph,  unless full

cumulative   dividends   on  the   Series  C   Preferred   Stock  have  been  or

contemporaneously are declared and paid or declared and a sum sufficient for the payment  thereof is set apart for payment for all past dividend  periods and the then current dividend period, no dividends (other than in shares of Common Stock or other shares of capital stock ranking junior to the Series C Preferred  Stock as to dividends and upon liquidation) shall be declared or paid or set aside for payment  nor shall any other  distribution  be  declared or made upon the Common

Stock,  or any other  capital  stock of the  Company  ranking  junior to or on a parity with the Series C Preferred  Stock as to dividends  or upon  liquidation,

nor shall any shares of Common  Stock,  or any other shares of capital  stock of the Company  ranking junior to or on a parity with the Series C Preferred  Stock as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any  consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such shares) by the Company (except by conversion into or exchange for other  capital stock of the Company  ranking  junior to the

Series C Preferred  Stock as to dividends and upon  liquidation or redemption or for the  purpose of  preserving  the  Company's  qualification  as a real estate investment  trust under the Internal  Revenue Code of 1986,  as amended  [)](the
                                                                            ====
"Code")).  Holders  of  shares  of the  Series C  Preferred  Stock  shall not be
========
entitled to any dividend,  whether payable in cash, property or stock, in excess of full cumulative  dividends on the Series C Preferred Stock as provided above.

Any dividend  payment made on shares of the Series C Preferred Stock shall first be credited against the earliest accrued but unpaid dividend due with respect to such shares which remains payable.


     5. Liquidation Preference.  Upon any voluntary or involuntary  liquidation,

dissolution  or winding up of the affairs of the  Company,  [the  holders]  each
                                                                            ====
holder of shares of Series C Preferred  Stock [are]  shall,  at the  election of
======                                               ===========================
such  holder,  be entitled  to be paid out of the assets of the Company  legally
=================
available for distribution to its  shareholders  the Liquidation  Preference (as defined in Section 10(e)) before any  distribution  of assets is made to holders of Common  Stock or any other  class or series of capital  stock of the  Company that ranks junior to the Series C Preferred Stock as to liquidation  rights. The

Company will promptly provide to the holders of Series C Preferred Stock written notice of any event triggering the right to receive such Liquidation Preference.

After payment of the full amount of the Liquidation Preference, plus any accrued and  unpaid  dividends  to which  they are  entitled,  the  holders  of Series C

Preferred  Stock will have no right or claim to any of the  remaining  assets of the Company.  [The consolidation or merger of the Company with or into any other corporation,  trust  or  entity  or of any  other  corporation  with or into the

Company  in a manner  that  constitutes  a] A Change in Control  (as  defined in
                                            =
Section 10(b)),  or the sale, lease or conveyance of all or substantially all of the  property  [or],  business  or assets of the  Company[,]  shall be deemed to
                   =            =========
constitute a liquidation,  dissolution or winding up of the Company for purposes
                                                                    ============
of  Section  5 of these  Articles  Supplementary  only and shall not be deemed a
================================================================================
liquidation,  dissolution  or winding up of the Company for any other  series of
================================================================================
Preferred  Stock  unless the terms of such series of Preferred  Stock  expressly
================================================================================
provide.
=======

In determining  whether a distribution (other than upon voluntary or involuntary liquidation) by dividend,  redemption or other acquisition of shares of stock of the Company or otherwise is permitted under the Maryland General Corporation Law

(the  "MGCL"),  no effect  shall be given to amounts that would be needed if the

Company  would be  dissolved  at the time of the  distribution,  to satisfy  the preferential  rights  upon  distribution  of  holders  of shares of stock of the

Company  whose  preferential  rights  upon  distribution  are  superior to those receiving the distribution.


     6.  Redemption.  The Series C Preferred Stock is not redeemable [, subject,

however, to the provisions in Section 9 of these Articles Supplementary] without
                                                                         =======
the consent of the holder of such share of Series C Preferred Stock.
===================================================================


     7. Voting Rights. (a) Holders of the Series C Preferred Stock will not have any voting rights, except as set forth below. [Notwithstanding the provisions of this Section 7, no holder of Series C Preferred  Stock shall be entitled to vote any shares of Series C Preferred  Stock that would result in such holder and any of its affiliates controlled by it or any group (as such term is used in Section

13(d)(3) of the Exchange  Act) of which any of them is a member voting in excess of 49.9% of the then-outstanding Voting Stock, except in any separate class vote consisting solely of any one or more classes of Preferred Stock.]


     (b) Each holder of shares of Series C Preferred  Stock shall be entitled to notice of any  stockholder  meeting in accordance with the bylaws of the Company

(the  "Bylaws"),  shall be  entitled to a number of votes equal to the number of shares of Common Stock into which the shares of Series C Preferred Stock held by such holder could then be converted  pursuant to Section 8[(giving effect to the limitations on conversion in Section 8.17)], shall have voting rights and powers equal to the voting rights and powers of the holders of Common Stock,  and shall vote  together  as a single  class  with  holders  of  Common  Stock,  except as expressly  required by law.  Fractional  votes shall not be  permitted,  and any fractional  voting  rights  resulting  from the right of any  holder of Series C

Preferred Stock to vote on an as converted  basis (after  aggregating the shares into which all shares of Series C  Preferred  Stock  held such  holder  could be converted)  shall be rounded to the nearest  whole number (with  one-half  being rounded upward).  The holders of Series C Preferred Stock shall have no separate class or series  vote on any matter  except as  expressly  required by law or as otherwise set forth in these Articles Supplementary.


     (c) Whenever  dividends on any shares of Series C Preferred  Stock shall be in arrears for four or more Dividend Periods (a "Preferred  Dividend  Default"),

the number of  directors  then  constituting  the Board shall be increased [, if necessary, by such number that would, if such number were added to the number of directors  already  designated  by the holders of the Series C  Preferred  Stock

(whether  pursuant to the  Stockholders  Agreement or  otherwise),  constitute a majority of the Board] by two (if not already  increased  by reason of a similar
                       ======
arrearage with respect to [any Parity] the Series D Preferred  [(as  hereinafter
                                       ============
defined))] Stock).  The holders  of such  shares  of  Series C  Preferred  Stock
           ======
[(voting  separately  as a class with all other  series  of] and the  holders of
                                                             ===================
Series D Preferred  Stock [ranking on a parity with the Series C Preferred Stock
========
as to  dividends  or  upon  liquidation,  dissolution  or  winding  up  ("Parity

Preferred")]  upon  which  like  voting  rights  have  been  conferred  and  are exercisable  [)](voting  together as a single  class) will be entitled  [to vote
                =====================================
separately as a class,  in order] to fill the vacancies  thereby created [, for]

by the  [election]  addition of such  [additional]  number of  directors  of the
==                  ========
Company  determined  pursuant to the first  sentence of this  Section  7(c) (the

"Additional  Series C/D Preferred Stock  Directors") at a special meeting called
             ==========
by the holders of record of at least 20% of the Series C Preferred  Stock or the holders  of  record of at least 20% of [any  series  of Parity  Preferred  so in arrears and entitled to vote (unless such request is received  less than 90 days

before  the  date  fixed  for  the  next  annual  or  special   meeting  of  the

shareholders)  or at the  next  annual  meeting  of  shareholders,  and at  each subsequent  annual  meeting]  the Series D Preferred  Stock until all  dividends
                              =============================
accumulated  on such shares of Series C Preferred  Stock and  [Parity]  Series D
                                                                        ========
Preferred  Stock for the past  dividend  periods and the  dividend  for the then
           =====
current  dividend  period  shall  have been  fully  paid or  declared  and a sum sufficient  for the payment  thereof  set aside.  In any vote to elect or remove additional  directors  pursuant to this Section 7, each such holder of shares of
                                                        ====
Series C Preferred  Stock [or Parity] and Series D Preferred [so] Stock entitled
                                      ============                =====
to vote will be  entitled  to one vote for each  [$1.00  amount  of  Liquidation

Preference  attributable  to the aggregate  number of such shares] share held by
                                                                   =====
such holder. In the event the directors of the Company are divided into classes,

each such vacancy shall be apportioned among the classes of directors to prevent stacking in any one class and to ensure that the number of  directors in each of the classes of directors  are as equal as possible. Each  Additional  Series C/D
                                                                      ==========
Preferred  Stock  Director,  as  a  qualification  for  election  as  such  (and regardless of how elected),  shall submit to the Board a duly  executed,  valid,

binding and  enforceable  letter of  resignation from the Board, to be effective upon the date upon which all  dividends  accumulated  on such shares of Series C

Preferred  Stock and  [Parity]  Series D Preferred  Stock for the past  dividend
                                ========            =====
periods and the dividend for the then  current  dividend  period shall have been fully paid or declared and a sum  sufficient  for the payment  thereof set aside for payment,  whereupon the terms of office of all persons elected as Additional

Series C/D  Preferred  Stock  Directors  by the  holders of [the] such shares of
==========                                                        ==============
Series C Preferred Stock and [any Parity] Series D Preferred  Stock shall,  upon
                                          ========            =====
the  effectiveness  of  their  respective  letters  of  resignation,   forthwith

terminate,  and the number of  directors  then  constituting  the Board shall be reduced accordingly. A quorum for any such meeting shall exist if the holders of
                                                                  ==============
at least a majority of the  outstanding  shares of Series C Preferred  Stock and

[shares of Parity  Preferred  upon which like voting rights have been  conferred and  are  exercisable]  Series  D  Preferred  Stock  so  entitled  to  vote  are
                        ===================================================
represented in person or by proxy at such meeting.  Such  Additional  Series C/D
                                                                      ==========
Preferred  Stock  Directors  shall be  elected  upon the  affirmative  vote of a plurality  (based on the number of votes  entitled  to be cast) of the shares of
           ====================================================
Series C Preferred  Stock and [such Parity] Series D Preferred Stock so entitled
                                            ========           =================
to vote that are  present  and voting in person or by proxy at a duly called and
================
held meeting at which a quorum is present. If and when all accumulated dividends and the dividend for the then  current  dividend  period on [the] such shares of
                                                                  ==============
Series C Preferred  Stock and Series D  Preferred  Stock shall have been paid in
                              ==========================
full or declared and a sum sufficient for the payment thereof in full shall have been set aside,  the holders  thereof shall be divested of the foregoing  voting rights(subject  to revesting in the event of each and every  Preferred  Dividend

Default)  and[, if and when all  accumulated  dividends and the dividend for the then current  dividend period on all series of Parity  Preferred upon which like voting rights have been conferred and are exercisable  have been paid in full or declared and a sum  sufficient  for the payment  thereof in full shall have been set aside,] the term of office of each  Additional  Series C/D  Preferred  Stock
                                                    ==========
Director so elected shall terminate.  Any Additional  Series C/D Preferred Stock
                                                      ==========
Director  may be removed at any time with or without  cause by, and shall not be removed  otherwise  than by the vote of, the  holders of record of a majority of the  outstanding  shares of the Series C Preferred  Stock and [Parity  Preferred

upon which like voting rights have been conferred and are exercisable]  Series D
                                                                        ========
Preferred Stock entitled to vote (voting together as a single class). So long as
================================                       ======
a Preferred  Dividend  Default shall  continue,  any vacancy in the office of an

Additional  Series C/D Preferred Stock Director may be filled by written consent
            ==========
of the Additional  Series C/D Preferred Stock Directors  remaining in office, or
                   ==========
if none  remains in office,  by a vote of the holders of record of a majority of the outstanding  shares of Series C Preferred  Stock and [Parity  Preferred upon which like  voting  rights have been  conferred  and are  exercisable]  Series D
                                                                        ========
Preferred  Stock so entitled to vote (voting  together as a single  class).  The
====================================                        ======
Additional  Series C/D Preferred  Stock  Directors shall each be entitled to one
            ==========
vote per director on any matter.


     (d) Explorer Holdings, L.P. ("Explorer") hereby waives, for the period from
         =======================================================================
the date hereof through and including  December 31, 2002 (the "Governance  Right
================================================================================
Deferral  Period"),  its rights under Section 7(c) of these Amended and Restated
================================================================================
Articles Supplementary to elect Additional Series C/D Preferred Stock Directors,
================================================================================
provided that the dividends on any shares of Series C Preferred  Stock shall not
================================================================================
be in arrears  for six or more  Dividend  Periods  during the  Governance  Right
================================================================================
Deferral  Period.  For the  avoidance  of doubt,  if (i) at any time  during the
================================================================================
Governance  Right Deferral  Period the holders of any Parity  Preferred shall be
================================================================================
entitled to elect  Additional  Preferred  Stock Directors then Explorer shall be
================================================================================
entitled to  simultaneously  exercise  its rights  under  Section  7(c) of these
================================================================================
Amended and Restated Articles Supplementary and (ii) on or after January 1, 2003
================================================================================
the dividends on any shares of Series C Preferred Stock shall then be in arrears
================================================================================
for four or more  Dividend  Periods  (including  any Dividend  Periods  prior to
================================================================================
January 1, 2003),  the holders of the Series C Preferred Stock shall be entitled
================================================================================
to elect Additional  Series C/D Preferred Stock Directors in accordance with the
================================================================================
provisions of Section 7(c) of these Amended and Restated Articles Supplementary.
================================================================================

     (e) So long as any shares of Series C Preferred  Stock remain  outstanding,

the Company will not,  without the affirmative vote or consent of the holders of at least two-thirds of the shares of the Series C Preferred Stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (voting

[separately  as a class]  together  with any other  classes of  Preferred  Stock adversely  affected in the same manner [)] as a single class),  amend,  alter or
                                           =================
repeal the provisions of the Charter or the Articles  Supplementary,  whether by merger,  consolidation  or  otherwise  (an  "Event"),  so as to  materially  and adversely affect any right, preference,  privilege or voting power of the Series

C Preferred Stock or the holders  thereof,  including  without  limitation,  the creation  of any  series of  Preferred  Stock  ranking  senior  to the  Series C

Preferred  Stock with  respect to payment of dividends  or the  distribution  of assets  upon  liquidation,  dissolution  or winding  up, but not  including  the creation or issuance of Parity Preferred.


     (f) Except as expressly stated in these Articles Supplementary,  the Series

C Preferred Stock shall not have any relative, participating,  optional or other special  voting  rights and powers and the consent of the holders  thereof shall not be  required  for the  taking of any  corporate  action,  including  but not limited to, any merger or  consolidation  involving the Company or a sale of all or  substantially  all of the assets of the Company,  irrespective of the effect that such merger, consolidation or sale may have upon the rights, preferences or voting power of the holders of the Series C Preferred Stock.


     8.  Conversion.  The  holders of Series C  Preferred  Stock  shall have the following conversion rights with respect to such shares:


     8.1 Optional  Conversion.  [Subject to the  limitations  on  conversion  in

Section  8.17,  each]  Each share of Series C  Preferred  Stock  (including  all
                       ====
accrued and unpaid dividends thereon,  to the extent declared) may be converted,

at  any  time  at  the  option  of the  holder  thereof,  into  fully  paid  and nonassessable  shares of Common  Stock  (and any other  securities  or  property expressly provided in this Section 8) as set forth in this Section 8.


     8.2 Conversion  Price.[Subject  to the limitations on conversion in Section

8.17,  each] Each share of Series C Preferred  Stock may be converted  into such
             ====
number  of  shares  of  Common  Stock as is equal to the  quotient  obtained  by dividing the  Original  Issue Price for such share by the  Conversion  Price (as defined  below)  in  effect  at the time of  conversion.  The  Conversion  Price initially  shall be equal  to $6.25  per  share  of  Common  Stock,  subject  to adjustment from time to time as provided herein (the "Conversion Price").


     8.3  Mechanics  of  Conversion.  A holder of Series C  Preferred  Stock who desires to convert the same into Common Stock shall surrender the certificate or certificates  representing  such  shares,  duly  endorsed,  at the office of the

Company or at the office of any transfer agent for the Series C Preferred  Stock or Common  Stock,  and shall give  written  notice to the Company at such office that such holder  elects to convert the same and shall  state  therein  both the number of shares of Series C  Preferred  Stock being  converted  and the name or names in which the holder  wishes the  certificate  or  certificates  for Common

Stock to be  issued.  The  Company  shall,  as soon as  practicable  after  such surrender,  issue and  deliver at such office to such  holder a  certificate  or certificates  representing  the  number of shares of Common  Stock to which such holder is entitled and a new certificate or certificates representing the number of  shares  of  Series C  Preferred  Stock  represented  by the  certificate  or certificates  surrendered  by the holder  minus the number of Series C Preferred

Stock so converted by the holder.  Such conversion  shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the certificate  representing the Series C Preferred Stock to be converted,  and the Person  entitled to receive the Common Stock  issuable upon such  conversion shall be treated for all  purposes as the record  holder of such Common Stock on such date.  Any Series C Preferred  Stock  converted  into Common Stock shall be retired and may not be reissued by the Company.


     8.4  Adjustment  for Stock Splits and  Combinations.  If the Company at any

time or from time to time  after the Issue  Date  effects a  subdivision  of the outstanding Common Stock, the Conversion Price then in effect immediately before that subdivision  shall be  proportionately  decreased,  and conversely,  if the

Company  at any time or from  time to time  after the Issue  Date  combines  the outstanding  Common Stock into a smaller number of shares,  the Conversion Price then in effect  immediately  before  the  combination  shall be  proportionately increased.  Any adjustment  under this Section 8.4 shall become effective at the close of business on the date such subdivision or combination becomes effective.


     8.5 Adjustment for Certain Dividends and  Distributions.  If the Company at

any time or from time to time after the Issue Date makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution  payable in additional Common Stock, then and in each such event the  Conversion  Price then in effect shall be decreased as of the time of such  issuance  or, in the event such record  date is fixed,  as of the close of business on such record date, by multiplying the Conversion Price then in effect by a fraction (1) the numerator of which is the total number of shares of Common

Stock issued and outstanding  immediately  prior to the time of such issuance or the close of business  on such record  date,  and (2) the  denominator  of which shall be the total  number of shares of  Common  Stock  issued  and  outstanding immediately  prior to the time of such issuance or the close of business on such record  date plus the number of shares of Common  Stock  issuable  in payment of such dividend or distribution;  provided,  however,  that if such record date is fixed and such dividend is not fully paid or if such  distribution  is not fully made on the date  fixed  therefor,  the  Conversion  Price  shall be  recomputed accordingly  as of the close of business on such record date and  thereafter the

Conversion  Price shall be adjusted  pursuant to this Section 8.5 as of the time of actual payment of such dividends or distributions.


     8.6  Adjustments for Other  Dividends and  Distributions.  In the event the

Company at any time or from time to time after the Issue Date makes,  or fixes a record  date for the  determination  of  holders  of Common  Stock  entitled  to receive, a dividend or other  distribution  payable in securities of the Company other than Common Stock or other  assets or property of the Company  (other than ordinary cash  dividends  and, any special  dividends  necessary to preserve the

Company's  qualification  as a REIT [)] and the dividend payable pursuant to the
                                        ========================================
Rights  Offering),  then and in each such event  provision shall be made so that
=================
the holders of Series C Preferred Stock shall receive upon  conversion  thereof,

in addition to the number of shares of Common Stock  receivable  thereupon,  the amount of  securities  of the Company or other assets or property of the Company which they would have received had their Series C Preferred Stock been converted into Common Stock on the date of such event and had they thereafter,  during the period  from  the date of such  event  to and  including  the  conversion  date,

retained such  securities or other assets or property of the Company  receivable by them as aforesaid during such period, subject to all other adjustments called for during such period  under this  Section 8 with  respect to the rights of the holders of the Series C Preferred Stock.


     8.7  Adjustment for  Reclassification,  Exchange and  Substitution.  In the

event  that at any time or from time to time  after the Issue  Date,  the Common

Stock or other securities as provided herein issuable upon the conversion of the

Series C  Preferred  Stock are changed  into the same or a  different  number of

shares  of  any  class  or  classes  of  stock,   whether  by  recapitalization,

reclassification or otherwise (other than a subdivision or combination of shares or stock dividend or a reorganization,  merger, consolidation or sale of assets,

provided  for  elsewhere  in this  Section  8),  then and in any such event each holder of Series C Preferred  Stock shall have the right  thereafter  to convert such  Series C  Preferred  Stock  into the kind and  amount  of stock  and other securities and property receivable upon such recapitalization,  reclassification or other  change,  by holders of Common  Stock or other  securities  as provided herein  into  which  such  shares of Series C  Preferred  Stock  could have been converted  immediately  prior  to  such  recapitalization,  reclassification  or change, all subject to further adjustment as provided herein.


     8.8 Reorganizations,  Mergers, Consolidations or Transfers of Assets. If at

any  time or  from  time to  time  after  the  Issue  Date  there  is a  capital reorganization of the Common Stock or other securities  issuable upon conversion of Series C Preferred Stock as provided  herein (other than a  recapitalization,

subdivision,  combination,  reclassification  or exchange of shares provided for elsewhere in this Section 8) or a merger or consolidation  or statutory  binding share  exchange of the Company with or into another  Person,  or the transfer of all or  substantially  all of the Company's  properties  and assets to any other

Person and such capital reorganization,  merger,  consolidation or transfer does

not  constitute  a  Change  in  Control,   then,  as  a  part  of  such  capital

reorganization,  merger,  consolidation,  exchange or transfer  [(subject to the provisions  of Section 9)],  provision  shall be made so that the holders of the

Series C Preferred Stock shall thereafter be entitled to receive upon conversion of Series C Preferred  Stock the number of shares of stock or other  securities,

cash or  property  to which a holder of the number of shares of Common  Stock or other  securities  deliverable  upon  conversion of the Series C Preferred Stock would have been entitled on such capital reorganization,  merger, consolidation,

exchange or transfer. In any such case,  appropriate adjustment shall be made in the  application  of the provisions of this Section 8 with respect to the rights of the holders of the Series C Preferred Stock after the capital reorganization,

merger,  consolidation,  exchange or transfer to the end that the  provisions of this Section 8 (including  adjustment of the Conversion Price then in effect and the number of shares receivable upon conversion of the Series C Preferred Stock)

shall be  applicable  after  that  event and be as nearly  equivalent  as may be practicable.


     8.9 Sale of Shares Below Fair Market Value. (a) If at any time or from time to time after the Issue Date, the Company  issues or sells,  or is deemed by the express provisions of this Section 8.9 to have issued or sold, Additional Common

Stock (as defined below),  other than as a dividend or other distribution on any class  of  stock as  provided  in  Section  8.5  above  and  other  than  upon a subdivision or combination of Common Stock as provided in Section 8.4 above, for an Effective Price (as defined below) less than the Fair Market Value,  then and in each such case the then existing Conversion Price shall be reduced, as of the opening of business on the date of such issue or sale, to a price  determined by multiplying that Conversion Price by a fraction (i) the numerator of which shall be equal to the sum of (A) the  number  of shares of  Common  Stock  issued  and outstanding at the close of business on the Business Day  immediately  preceding the date of such issue or sale,  (B) the number of shares of Common  Stock which the aggregate  consideration  received (or by the express  provisions  hereof is deemed to have been  received)  by the Company for the total number of shares of

Additional  Common  Stock so issued or sold would  purchase  at such Fair Market

Value,  (C) the  number of shares of Common  Stock  into  which all  outstanding

Series C Preferred Stock [are] and Series D Preferred Stock would be convertible
                               =====================================
at the close of business on the Business Day  immediately  preceding the date of such  issuance  or sale  (whether  or not the Series D  Preferred  Stock is then
                         =======================================================
convertible),  and (D) the  number  of shares of  Common  Stock  underlying  all
============
Convertible  Securities  (as  defined  below)  at the close of  business  on the

Business Day  immediately  preceding the date of such issuance or sale, and (ii)

the  denominator  of which shall be equal to the sum of (A) the number of shares of Common Stock issued and  outstanding  at the close of business on the date of such issuance or sale after giving effect to such issuance or sale of Additional

Common  Stock,  (B) the  number  of  shares  of  Common  Stock  into  which  all outstanding Series C Preferred Stock [are] and Series D Preferred Stock would be
                                           =====================================
convertible at the close of business on the Business Day  immediately  preceding the date of such issuance or sale  (whether or not the Series D Preferred  Stock
                                   =============================================
is then  convertible),  and (C) the number of shares of Common Stock  underlying
=====================
all  Convertible  Securities  at the  close  of  business  on the  Business  Day immediately preceding the date of such issuance or sale.


     (b) For the purpose of making any  adjustment  required  under this Section

8.9, the consideration for any issuance or sale of securities shall be deemed to be (A) to the extent it consists of cash, equal to the gross amount paid in such issuance or sale,  (B) to the extent it  consists  of property  other than cash,

equal to the Fair Market Value of that  property,  and (C) if Additional  Common

Stock,  Convertible  Securities  (as  defined  below) or rights  or  options  to purchase either Additional Common Stock or Convertible  Securities are issued or sold  together  with other  stock,  securities  or assets of the  Company  for a consideration  which covers both, that portion of the  consideration so received that is determined in good faith by the Board to be allocable to such Additional

Common Stock, Convertible Securities or rights or options.


     (c) For the purpose of the  adjustment  required under this Section 8.9, if the Company  issues or sells any rights or options for the purchase of, or stock or  other  securities  convertible  into or  exchangeable  or  exercisable  for,

Additional  Common Stock (such  convertible or exchangeable or exercisable stock or securities being hereinafter referred to as "Convertible  Securities") and if the Effective Price of such Additional Common Stock is less than the Fair Market

Value,  then in each case the Company  shall be deemed to have (i) issued at the time of the  issuance of such rights or options or  Convertible  Securities  the number of shares of Additional  Common Stock issuable upon exercise,  conversion or exchange  thereof  irrespective of whether the holders thereof have the fully vested legal right to exercise,  convert or exchange the Convertible  Securities for Additional  Common Stock and (ii) received as consideration for the issuance of such  Additional  Common  Stock an amount  equal to the  total  amount of the consideration,  if any,  received by the Company for the issuance of such rights or  options  or  Convertible  Securities,  plus,  in the case of such  rights or options, the consideration,  if any, payable to the Company upon the exercise of such  rights  or  options,  plus,  in the case of  Convertible  Securities,  the consideration,  if any,  payable to the Company (other than by  cancellation  of liabilities or obligations  evidenced by such  Convertible  Securities) upon the

exercise,   conversion  or  exchange  thereof.  No  further  adjustment  of  the

Conversion  Price,  as adjusted  upon the  issuance of such  rights,  options or

Convertible  Securities,  shall be made as a result of the  actual  issuance  of

Additional  Common  Stock on the  exercise  of any such rights or options or the conversion or exchange of any such Convertible Securities. If any such rights or options  or the  conversion  or  exchange  privilege  represented  by  any  such

Convertible   Securities  shall  expire  without  having  been  exercised,   the

Conversion  Price as  adjusted  upon the  issuance  of such  rights,  options or

Convertible  Securities  shall be readjusted to the Conversion Price which would have  been in effect  had an  adjustment  been  made on the basis  that the only shares of Additional Common Stock so issued were the shares of Additional Common

Stock, if any, actually issued or sold on the exercise of such rights or options or rights of conversion  or exchange of such  Convertible  Securities,  and such shares  of  Additional  Common  Stock,  if any,  were  issued  or  sold  for the consideration  actually  received by the Company  upon such  exercise,  plus the consideration,  if any, actually received by the Company for the granting of the rights or options whether or not exercised,  plus the consideration received for issuing or selling the Convertible  Securities  actually converted or exchanged,

plus the consideration,  if any, actually received by the Company (other than by cancellation  of  liabilities  or  obligations  evidenced  by  such  Convertible

Securities) on the conversion or exchange of such Convertible Securities.


     (d)  "Additional  Common  Stock"  shall  mean all  Common  Stock  issued or issuable  by the  Company  after the Issue  Date,  whether  or not  subsequently reacquired  or retired by the  Company,  other than (i) Common  Stock  issued or issuable upon  conversion of, or as a dividend on, any Series C Preferred  Stock or Series D Preferred  Stock,  (ii) Common Stock issued or issuable  pursuant to
============================
any employee  benefit plan or similar  plan or  arrangement  intended to provide

compensation   and  other  benefits  to  officers,   directors,   employees  and

consultants  of the  Company  provided  that such plans and any grants or awards thereunder  have  been  approved  by the  Board or a  committee  thereof,  (iii)

securities issued by the Company in payment of a purchase price to the seller or any  Person who  beneficially  owns  equity  securities  of such  seller for any acquisition of assets or a business, which acquisition is approved by the Board,

or [pursuant to the Additional Equity Financing (as defined in](iv) Common Stock
                                                               =================
issued or issuable  pursuant to the Rights  Offering,  the Investment  Agreement
====================================================
[dated as of May 11, 2000 (the "Investment Agreement"),  by and between Explorer

Holdings,  L.P. and the Company),  and (iv)  securities  issued  pursuant to the

Rights Offerings (as defined in Exhibit B to the Investment  Agreement)] or upon
                                                                         =======
issuance or conversion of the Series D Preferred Stock. The "Effective Price" of
======================================================
Additional Common Stock shall mean the quotient determined by dividing the total number of shares of  Additional  Common Stock issued or sold,  or deemed to have been issued or sold by the Company, by the aggregate  consideration received, or deemed to have been received,  by the Company for such Additional  Common Stock.

The share numbers in this Section 8.9(d) shall be appropriately adjusted for any stock dividends,  combinations,  splits,  reverse splits,  recapitalizations and similar events affecting the securities of the Company.


     8.10  Certificate  of  Adjustment.   In  each  case  of  an  adjustment  or

readjustment of the Conversion  Price or the number of shares of Common Stock or other  securities  issuable upon conversion of the Series C Preferred Stock, the

Company, at its expense,  shall cause the Chief Financial Officer of the Company to compute such  adjustment or  readjustment  in accordance  with the provisions hereof and prepare a certificate  showing such adjustment or  readjustment,  and shall mail such  certificate,  by first class  mail,  postage  prepaid,  to each registered  holder of the Series C Preferred  Stock at the  holder's  address as shown in the Company's books. The certificate shall set forth such adjustment or readjustment,  showing  in detail  the  facts  upon  which  such  adjustment  or readjustment is based,  including a statement of (1) the consideration  received or deemed to be received by the Company for any  Additional  Common Stock issued or sold or deemed  to have been  issued  or sold,  (2) the  Conversion  Price in effect  immediately  prior to the  occurrence  of the event  giving rise to such adjustment,  (3) the number of shares of Additional  Common  Stock,  and (4) the type and amount,  if any, of other  property which at the time would be received upon conversion of the Series C Preferred Stock.


     8.11 Notices of Record Date.  In the event of (i) any taking by the Company of a record  of the  holders  of any  class of  securities  for the  purpose  of determining  the  holders  thereof who are  entitled to receive any  dividend or other  distribution  or (ii) any  capital  reorganization  of the  Company,  any reclassification or  recapitalization  of the capital stock of the Company,  any merger or  consolidation  of the Company with or into any other  entity,  or any transfer of all or  substantially  all of the assets of the Company to any other person or any voluntary or involuntary dissolution, liquidation or winding up of the Company,  the Company shall mail to each holder of Series C Preferred  Stock at  least  ten  days  prior  to the  record  date  specified  therein,  a notice specifying  (1) the date on which any such record is to be taken for the purpose of  such  dividend  or  distribution  and a  description  of  such  dividend  or distribution,  (2) the date on which any such reorganization,  reclassification,

transfer,  consolidation,  merger,  dissolution,  liquidation  or  winding up is expected to become effective,  and (3) the date, if any, that is to be fixed, as to when the  holders of record of Common  Stock (or other  securities)  shall be entitled to exchange their Common Stock (or other  securities) for securities or other property deliverable upon such reorganization, reclassification, transfer,

consolidation, merger, dissolution, liquidation or winding up.


     8.12  Fractional  Shares.  No  fractional  shares of Common  Stock shall be issued upon  conversion of Series C Preferred  Stock.  In lieu of any fractional share to which the holder would otherwise be entitled  (calculated  based on the
                                                       =========================
aggregate number of shares of Common Stock to which such holder is entitled upon
================================================================================
such  conversion),  the  Company  shall pay cash  equal to the  product  of such
=================
fraction multiplied by the Fair Market Value of one share of Common Stock on the date of conversion.


     8.13  Reservation of Stock Issuable Upon  Conversion.  The Company shall at all times reserve and keep available out of its  authorized but unissued  Common

Stock,  solely  for the  purpose of  effecting  the  conversion  of the Series C

Preferred Stock, such number of shares of its Common Stock and other securities,

if any, issuable upon conversion  thereof as expressly  provided in Section 8 as shall  from  time  to  time  be  sufficient  to  effect  the  conversion  of all outstanding Series C Preferred Stock.


     8.14  Notices.  Any notice  required or  permitted  by this Section 8 to be given to a holder  of Series C  Preferred  Stock or to the  Company  shall be in writing  and be deemed  given upon the  earlier  of actual  receipt or five days after the same has been  deposited in the United  States  mail,  by certified or registered mail, return receipt requested, postage prepaid, and addressed (i) to each holder of record at the address of such  holder  appearing  on the books of the Company,  or (ii) to the Company at its registered  office,  or (iii) to the

Company or any holder,  at any other address specified in a written notice given to the other for the giving of notice.


     8.15  Payment of Taxes.  The Company  will pay all taxes  (other than taxes based upon  income)  and other  governmental  charges  that may be imposed  with respect to the issue and  delivery of Common Stock upon  conversion  of Series C

Preferred Stock, including without limitation any tax or other charge imposed in connection with the issue and delivery of Common Stock or other  securities,  if any,  issuable upon conversion  thereof as expressly  provided in Section 8 in a name other than that in which the Series C  Preferred  Stock so  converted  were registered.


     8.16  Cancellation of Shares.  Any shares of Series C Preferred Stock which are converted in accordance with Section 8 or which are redeemed, repurchased or otherwise acquired by the Company, shall be canceled and added to the authorized but  undesignated  Preferred  Stock of the  Company but shall not be reissued as

Series C Preferred Stock.


     [8.17  Limitations on Conversions.  Notwithstanding  the provisions of this

Section 8, no holder of Series C Preferred Stock shall be permitted to convert a number of its shares of Series C  Preferred  Stock  which  would  result in such holder and its Affiliates or any group (as such term is used in Section 13(d)(3)

of the  Exchange  Act)  of  which  any of  them is a  member  having  beneficial ownership,  after giving  effect to such  conversion,  of more than 49.9% of the then-outstanding Voting Stock without the prior approval of the Board.]


     9. Restrictions on Ownership and Transfer. Once there is a completed public offering of the Series C Preferred Stock, if the Board shall, at any time and in good faith, be of the opinion that actual or constructive  ownership of at least

9.9% or more of the value of the outstanding capital stock of the Company has or may become concentrated in the hands of one owner (other than Explorer Holdings,

L.P. and its direct and indirect equity owners),  the Board shall have the power

(i) by means deemed equitable by the Board,  and pursuant to written notice,  to call for the purchase from any shareholder of the corporation a number of shares of Series C Preferred Stock sufficient, in the opinion of the Board, to maintain or bring the direct or indirect  ownership of such  beneficial  owner to no more than 9.9% of the value of the outstanding capital stock of the corporation,  and

(ii) to refuse to  transfer or issue  shares of Series C Preferred  Stock to any person whose  acquisition of such Series C Preferred Stock would, in the opinion of the Board,  result in the direct or indirect ownership by that person of more than 9.9% of the value of the  outstanding  capital  stock of the  Company.  The purchase price for any shares of Series C Preferred  Stock shall be equal to the fair market  value of the shares  reflected  in the closing  sales price for the shares, if then listed on a national securities  exchange,  or if the shares are not then listed on a national securities  exchange,  the purchase price shall be equal to the Liquidation  Preference of such shares of Series C Preferred Stock.

Payment of the purchase  price shall be made within  thirty days  following  the date set  forth in the  notice of call for  purchase,  and shall be made in such manner as may be  determined  by the  Board.  From and after the date  fixed for purchase by the Board,  as set forth in the notice,  the holder of any shares so called for  purchase  shall  cease to be  entitled  to  distributions  and other benefits with respect to such shares, excepting only the right to payment of the purchase price fixed as aforesaid. Any transfer of Series C Preferred Stock that would create an actual or  constructive  owner of more than 9.9% of the value of the outstanding  shares of capital stock of this Company shall be deemed void ab initio and the intended transferee shall be deemed never to have had an interest therein.  If the  foregoing  provision  is  determined  to be void or invalid by virtue of any legal decision,  statute, rule or regulation,  then the transferee of such Series C Preferred Stock shall be deemed,  at the option of the Company,

to have acted as agent on behalf of the Company in acquiring  such shares and to hold such shares on behalf of the Company.


Notwithstanding anything herein to the contrary,  nothing herein shall authorize
                                                  ==============================
the Company  [and] or its transfer  agent [may] to refuse to transfer any shares
                   ==                           ==
of Series C Preferred Stock, passing either by voluntary transfer,  by operation of law,  or  under  the last  will and  testament  of any  shareholder,  if such
                                                                      =
transfer would [or might,] not, in the written opinion of [the Board or counsel]
                           ===         =======
counsel to the transferor reasonably  acceptable to the Company,  disqualify the
================================================
Company as a Real Estate  Investment  Trust under the [Internal  Revenue]  Code.

Nothing herein  contained shall limit the ability of the Company to impose or to seek judicial or other imposition of additional restrictions if deemed necessary or  advisable to preserve the  Company's  tax status as a qualified  Real Estate

Investment  Trust.  [Nothing herein  contained shall preclude  settlement of any transaction entered into through the facilities of the New York Stock Exchange.]


     10. Certain  Defined Terms.  In addition to the terms defined  elsewhere in these Articles  Supplementary or the Charter,  the following terms will have the following meanings when used herein with initial capital letters:


     (a)  "Business  Day" means any day (other  than a day which is a  Saturday,

Sunday or legal  holiday in New York City, or any day on which banks in New York

City are authorized by law to close).


     (b) "Change in Control" means the  [acquisition  of the Company by means of any  transaction  or]  occurrence  of any of the following in one or a series of
                       ===============================================
related  transactions  [(including,   without  limitation,  any  reorganization,

merger, consolidation or other] : (A) any consolidation, merger, reorganization,
                                ================================================
share exchange or other form of business combination  transaction [), unless the
===============================
Company's  stockholders  of  record  as  constituted  immediately  prior to such acquisition  will]  involving  the Company in which the holders of the Company's
                    ============================================================
Voting Stock immediately before such transaction do not,  immediately after such
=======================================================
[acquisition (by virtue of securities  issued as consideration for the Company's acquisition or otherwise),  hold at least 50%] transaction,  retain Voting Stock
                                               =================================
representing  a majority  of the voting  power of the  [surviving  or  acquiring
========================
entity in approximately the same relative  percentages after such acquisition or sale as before such acquisition or sale.] acquiring  entity,  the Company or the
                                          ======================================
entity  surviving such  transaction  or (B) the sale,  transfer or assignment of
================================================================================
Voting Stock of the Company  representing  a majority of the voting power of the
================================================================================
Company  to  an  acquiring  Person;  provided,  however,  that  any  transaction
================================================================================
described  in clause  (A) or (B) in which  Voting  Stock of the  Company  or the
================================================================================
acquiring or surviving entity in such transaction representing a majority of the
================================================================================
voting power of such Person is acquired by or from Explorer Holdings,  L.P., its
================================================================================
partners  and/or their  respective  Affiliates in one transaction or a series of
================================================================================
related transactions shall not be deemed a Change in Control.
=============================================================

     (c) "Exchange Act" means the  Securities  Exchange Act of 1934, as amended,
                                                                               =
and the rules and regulations promulgated thereunder.
=====================================================

     (d) "Fair Market Value" of any security or other asset means:

          (i) [in] In the case of any security:
                   ==

          (A) if the security is traded on a securities  exchange,  the weighted average  trading  volume of the per share closing prices of the security on such  exchange  over the five trading day period  ending three trading days prior to the date on which such value is measured;


          (B) if the security is traded  over-the-counter,  the weighted average trading volume of the per share closing bid prices of the security over the five  trading day period  ending  three  trading  days prior to the date on which such value is measured; or


          (C) if there is no public  market  for such  security  that  meets the criteria set forth in (A) or (B) above,  the Fair Market Value shall be the per share fair market  value of such  security as of the date on which such value is measured, as determined in good faith by the Board.


     (ii) In the case of assets  other than  securities,  the Fair Market  Value shall be the fair market value of such assets,  as  determined  in good faith by the Board.


     (e) "Liquidation Preference" measured per share of Series C Preferred Stock as of any date in question (the "Relevant  Date"),  means an amount equal to the

Original Issue Price of such share [plus any declared but], plus an amount equal
                                                          ======================
to any accrued and unpaid dividends, but without interest, at the rate set forth
==================
in Section 4 hereof,  if any,  for such share of Series C  Preferred  Stock.  In connection with the  determination  of the Liquidation  Preference of a share of

Series C  Preferred  Stock upon  liquidation,  dissolution  or winding up of the

Company,  the Relevant Date shall be the date of distribution of amounts payable to stockholders in connection with any such liquidation,  dissolution or winding

up.


     (f)  "Original  Issue  Price"  means  $100 per share of Series C  Preferred

Stock,  subject  to  appropriate  adjustment  to  reflect  any stock  dividends,

combinations,  splits,  reverse  splits,  recapitalizations  or  similar  events affecting the Series C Preferred Stock after the Issue Date.


     (g) "Person" means any individual, firm, corporation,  partnership, limited liability  company,  or group  (within  the  meaning of Section  13(d)(3) of the

Exchange Act).


     (h)  ["Stockholders  Agreement"  means the  Stockholders  Agreement  by and between Explorer Holdings,  L.P. and the Company,  dated the Issue Date.]"Rights
                                                                         =======
Offering"  means the offering of shares of Common Stock by the Company  pursuant
================================================================================
to  Section  4.7 of the  Investment  Agreement,  dated as of October  29,  2001,
================================================================================
relating to the Series D Preferred Stock (the "Investment Agreement").
======================================================================

     (i) "Voting  Stock" means,  with respect to [the  Company] any Person,  the
                                                                ==========
shares of any class or kind ordinarily having the power to vote for the election of  directors  or other  members of the  governing  body of [the  Company]  such
                                                                            ====
Person,  and for purposes  hereof,  the Series D Preferred  Stock whether or not
================================================================================
then  convertible.  For  avoidance  of doubt,  [(i)]  Common  Stock and Series C
=================
Preferred  Stock  both  constitute  Voting  Stock  of the  Company  [and  (ii)];
                                                                               =
provided,  however,  no class of  Preferred  Stock  shall be deemed to be Voting
===================
Stock by  virtue  of the  rights  of such  holder  upon any  Preferred  Dividend

Default.


     11.  [Effect of  Mergers,  Consolidations  and Other  Business  Combination

Transactions.  In the  event of any  merger,  consolidation  or  other  business combination  transaction,  the limitations on conversion in Section 8.17 and the limitations  on voting in Section  7(a) shall not  impair,  reduce or  otherwise modify the rights]  Amendment;  Waiver.  Except as expressly  prohibited by law,
                    ============================================================
these  Amended  and  Restated  Articles  Supplementary  may be  amended  and any
================================================================================
provision herein may be waived with the approval of the holders of a majority of
================================================================================
the Series C Preferred  Stock and a majority of the members of the Board who are
================================================================================
not  Affiliates  of any  holder of  Series C  Preferred  Stock [in such  merger,
===============
consolidation  or business  combination  transaction,  such].  Any  amendment or
                                                               =================
waiver so effected shall be binding upon each holder [being  entitled to receive
=============================================
upon consummation of such merger,  consolidation or other transaction in respect of all shares] of Series C Preferred Stock [then held the consideration  that is receivable with respect to each share of Series C Preferred Stock without regard to any limitation otherwise imposed by Section 7(a) or 8.17].


     THIRD: The classification of authorized but unissued shares as set forth in these  Amended  and  Restated  Articles  Supplementary  does  not  increase  the
       ======================
authorized capital of the Company or the aggregate par value thereof.


     FOURTH:  These  Amended  and  Restated  Articles  Supplementary  have  been
                     ======================
approved by the Board in the manner and by the vote required by law.


     FIFTH:  The undersigned  Vice President of the Company  acknowledges  these

Amended and  Restated  Articles  Supplementary  to be the  corporate  act of the
=====================
Company and, as to all matters or facts  required to be verified under oath, the undersigned Vice President of the Company  acknowledges  that to the best of his or her knowledge,  information  and belief,  these matters and facts are true in all material  respects and that this  statement is made under the  penalties for perjury.

     IN WITNESS  WHEREOF,  the Company  has caused  these  Amended and  Restated
                                                           =====================
Articles  Supplementary  to be executed under seal in its name and on its behalf by its Vice President and attested to by its Secretary on this ___ day of [July,

2000]________, 2001.
     ==============


ATTEST                                          OMEGA HEALTHCARE INVESTORS, INC.


By:_________________________                    By:________________________
   Secretary                                       Vice President